OFFICE LEASE

Property:    199 Fremont Street, San Francisco, CA

Landlord:    GLL BIT Fremont Street Partners, L.P.,
a California limited partnership
Tenant:    Fitbit Inc.,
A Delaware corporation

1	SALIENT LEASE TERMS.	1

1.1	Rent Payment Address:	1

1.2	Parties and Notice Address:	1

1.3	Facility/Building/Premises:	2

1.4	Term:	4

1.5	Rent:	5

1.6	Deposit:	7

1.7	Permitted Uses:	7

1.8	Tenant’s Percentage Share:	8

1.9	Base Years:	8

1.1	Brokers:	8

1.11	Tenant’s Parking Privileges:	8

1.12	Guarantor:	8

1.13	Contents:	8

2.	LEASE OF PREMISES	9

2.1	Demising Clause.	9

2.2	Description.	10

2.3	Delivery of Premises.	10

3.	USES	12

3.1	Permitted Uses.	12

3.2	Restriction on Use.	13

3.3	Compliance with Laws.	14

3.4	Sustainable Building Operations.	14

3.5	Recycling and Waste Management.	15

3.6	Carbon Credits.	15

4.	ENERGY MANAGEMENT	15

5.	RENT	16

5.1	Minimum Monthly Rent.	16

5.2	Definition of Rent; Prorations.	16

5.3	Place and Manner of Payment.	16

5.4	Late Charges.	16

5.5	Time of Payment.	17

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5.6	Partial Payments.	17

5.7	Electricity to the Premises.	17

6.	PAYMENT OF TAXES, ASSESSMENTS, AND OPERATING EXPENSES	18

6.1	Tenant’s Percentage Share.	18

6.2	Taxes and Assessments.	18

6.3	Operating Expense Increases.	21

6.4	Allocations of Certain Costs.	26

6.5	Estimated Payments.	26

6.6	Statement of Expenses.	27

6.7	Non-Waiver of Rights.	27

6.8	Right to Accounting Audit.	27

7.	SECURITY DEPOSIT	29

7.1	Deposit.	29

7.2	Letter of Credit.	29

7.3	No Bar or Defense to Other Remedies.	31

8.	HAZARDOUS SUBSTANCES	31

8.1	Definitions.	31

8.2	Consent Required for Hazardous Substances.	32

8.3	Notices.	32

8.4	Compliance with Environmental Requirements.	33

9.	NO LIGHT, AIR OR VIEW EASEMENT	34

10	ALTERATIONS	34

10.1	Tenant’s Right to Make Alterations.	34

10.2	Installation of Alterations.	34

10.3	Tenant Improvements - Treatment at End of Lease.	36

10.4	Other Improvements in the Building.	37

11.	REPAIR OBLIGATIONS	37

11.1	Tenant’s Obligations	37

11.2	Landlord’s Obligations.	37

12.	LIENS	38

13.	SIGNS; NAMES OF BUILDING AND FACILITY	39

14.	ASSIGNMENT AND SUBLETTING	39

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14.1	“Transfer” Defined.	39

14.2	No Transfer Without Consent.	39

14.3	Procedure for Assignment and Subletting/Landlord’s Recapture Rights.	40

14.4	Conditions to Approval.	41

14.5	Sublease Gross Receipts.	42

14.6	Assignment Gross Receipts.	43

14.7	Joint and Several Obligations.	43

14.8	Non-Competition.	44

14.9	No Merger.	44

14.10	Landlord’s Right to Assign.	44

14.11	ERISA/UBIT.	44

14.12	Reasonable Standard.	44

15.	INDEMNIFICATION; INSURANCE; ALLOCATION OF RISK	45

15.1	Indemnification.	45

15.2	Tenant’s Insurance.	45

15.3	Landlord’s Insurance.	47

15.4	Exculpation.	48

16.	SECURITY SERVICES	49

16.1	Landlord’s Obligation to Furnish Security Services.	49

16.2	Tenant’s Right to Install Security System.	50

17.	BUILDING SERVICES	50

17.1	Standard Building Services.	50

17.2	Additional Services.	50

17.3	Conservation.	50

17.4	Landlord’s Right to Cease Providing Services.	51

18.	FORCE MAJEURE	52

19.	RULES AND REGULATIONS	52

20.	HOLDING OVER	52

20.1	Surrender of Possession.	52

20.2	Holding Over Without Consent.	53

21.	SUBORDINATION	53

21.1	Subordination and Non-Disturbance.	53

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21.2	Attornment.	54

22.	ENTRY BY LANDLORD	54

22.1	Reservation.	54

22.2	Designation.	54

22.3	Representative.	55

22.4	Limitation.	55

22.5	Mitigation.	55

22.6	Emergency.	55

23.	DEFAULTS AND REMEDIES	55

23.1	Events of Default.	55

23.2	Remedies.	56

23.3	Right to Cure.	56

23.4	Waiver of Redemption.	56

23.5	Remedies Cumulative.	57

23.6	Default by Landlord.	57

23.7	Landlord’s Remedies.	58

24.	DAMAGE OR DESTRUCTION	60

24.1	Exclusive Remedy.	60

24.2	Loss Covered by Insurance.	60

24.3	Landlord’s Rights.	61

24.4	Destruction During Final Twelve Months.	61

24.5	Effective Date of a Lease Termination.	61

24.6	Abatement of Rent.	62

24.7	Destruction of Tenant’s Personal Property, Tenant Improvements or Property of the Tenant Parties.	62

25.	EMINENT DOMAIN	62

25.1	Definitions.	62

25.2	Permanent Taking.	63

26.	SALE BY LANDLORD	64

27.	ESTOPPEL CERTIFICATES	64

28.	REQUIREMENTS OF LANDLORD’S LENDERS	65

28.1	Mortgagee Protection.	65

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29.	CONFIDENTIALITY	65

30.	ATTORNEYS’ FEES	66

31.	NON-WAIVER	66

32.	NOTICES	66

33.	JOINT AND SEVERAL LIABILITY	66

34.	TIME	67

35.	SUCCESSORS	67

36.	ENTIRE AGREEMENT	67

37.	RESTRICTIONS ON OPTIONS	67

37.1	Definition.	67

37.2	Options Personal.	67

37.3	Multiple Options.	67

37.4	Strict Enforcement of Conditions and Limitations Upon Options.	68

37.5	Events of Bankruptcy.	68

38.	RIGHT OF FIRST OFFER	69

38.1	Scope of Right.	69

38.2	Exceptions.	69

38.3	Procedure.	70

38.4	Limitations.	70

39.	RECORDING	70

40.	AUTHORIZATION TO SIGN LEASE	70

41.	BROKER PARTICIPATION	71

42.	SURVIVAL OF CERTAIN RIGHTS AND OBLIGATIONS	71

43.	PARKING	71

43.1	Entitlement.	71

43.2	Basis of Operation.	71

43.3	Rates.	71

43.4	Licenses.	72

43.5	Parking Facility Operator.	72

43.6	Bike Racks.	72

44	SEVERABILITY	72

45	CERTAIN RIGHTS RESERVED BY LANDLORD	72

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45.1	Repairs.	73

45.2	Security.	73

46	WAIVER OF JURY TRIAL	73

47	INTERPRETATION	74

48	COOPERATION WITH LANDLORD’S SUSTAINABLE PRACTICES AND GOVERNMENT SPONSORED PROGRAMS	74

48.1	In General.	74

48.2	Transportation.	74

48.3	Assistance.	75

49.	OFFER	75

50.	LANDLORD’S DISCLOSURE REGARDING HAZARDOUS SUBSTANCES	75

50.1	In General.	75

50.2	Disclosures.	75

51.	SIGNAGE	76

51.1	Grant of Signage Rights.	76

51.2	Costs and Installation.	76

51.3	Multi-Tenant Directory.	76

52	LABOR COVENANT	76

52.1	Maintenance Covenant.	76

52.2	Construction Covenant.	77

52.3	Indemnity.	77

52.4	Default and Remedies.	78

53.	ERISA AND THE CODE	78

53.1	ERISA Representation.	78

53.2	No Affiliation.	79

53.3	Conditions Precedent to Assignment or Sublease.	79

54.	UBIT	79

55.	COVENANT OF QUIET ENJOYMENT	79

56.	EXERCISE ROOMS AND DAYCARE CENTER	79

57.	ANTI-MONEY LAUNDERING/INTERNATIONAL TRADE LAW COMPLIANCE	80

57.1	Anti-Money Laundering/International Trade Law Compliance.	80

58.	INCORPORATION	81

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59.	RENEWAL OPTION	82

59.1	Grant of Renewal Option.	82

59.2	Minimum Monthly Rent.	82

60.	EXECUTION; COUNTERPARTS	84

61.	FINANCIAL STATEMENTS	84

62.	ROOFTOP EQUIPMENT	84

63.	ACCESSIBILITY; AMERICANS WITH DISABILITIES ACT	85

64.	ENERGY USE DISCLOSURE REQUIREMENTS	86

65.	TENANT’S PROPERTY	86

66.	GOVERNING LAW	86

67.	AMENDMENTS	86

68.	TIME PERIODS	86

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OFFICE LEASE

THIS OFFICE LEASE (this “Lease”), between the parties named below as Landlord and Tenant, is dated June __, 2015 (the “Effective Date”) for reference purposes only.
1.    SALIENT LEASE TERMS.

1.1 Rent Payment Address:	GLL BIT Fremont Street Partners, L.P. Dept. 33453 P. O. Box 39000 San Francisco, CA 94139
1.2 Parties and Notice Address:
Landlord:

GLL BIT Fremont Street Partners, L.P.
199 Fremont Street, Suite 1150
San Francisco, CA 94105
Attn: Asset Manager,
199 Fremont Street Building

With a copy to:

GLL BIT Fremont Street Partners, L.P.
199 Fremont Street, Suite 100
San Francisco, CA 94105
Attn: Property Manager

Tenant:
Fitbit Inc.
a Delaware corporation
Prior to and after the Commencement Date, Tenant’s Notice Address shall be:
Fitbit, Inc.
405 Howard Street, Suite 550
San Francisco, CA 94105
Attention: Dawn Birkett

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1.3 Facility/Building/Premises:
1.3.1 Name and Location of Facility where the Building is located:
199 Fremont Street, including its underground parking garage and the adjoining sidewalks and plaza (specifically including the third floor of the “Marine Electric Building” as defined in Section 2.2.1 below, which third floor is Common Area but specifically excluding the first and second floors of such building).

1.3.2 Street Address of Building: 199 Fremont Street, San Francisco, CA

1.3.3 Premises: the entire eighth (8th) (the “Eighth Floor Premises”), ninth (9th) (the “Ninth Floor Premises”), eleventh (11th) (the “Eleventh Floor Premises”), twelfth (12th) (the “Twelfth Floor Premises”), fourteenth (14th) (the “Fourteenth Floor Premises”), fifteenth (15th) (the “Fifteenth Floor Premises”), sixteenth (16th) (the “Sixteenth Floor Premises”), seventeenth (17th) (the “Seventeenth Floor Premises”) and eighteenth (18th) (the “Eighteenth Floor Premises”) floors of the Building.
The Eighth Floor Premises and the Ninth Floor Premises are sometimes hereinafter together referred to as the “Lower Premises”.
The Eleventh Floor Premises, Twelfth Floor Premises, Fourteenth Floor Premises, Fifteenth Floor Premises, Sixteenth Floor Premises, Seventeenth Floor Premises and Eighteenth Floor Premises and sometimes hereinafter collectively referred to as the “Upper Premises”.

1.3.4 Approximate number of rentable square feet (“RSF”) of: (a) the Premises: 163,628 RSF comprised of: Eighth Floor Premises: 20,809 RSF

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 Ninth Floor Premises: 17,751 RSF
 Eleventh Floor Premises: 17,762 RSF
 Twelfth Floor Premises: 17,753 RSF
 Fourteenth Floor Premises: 17,677 RSF
 Fifteenth Floor Premises: 17,700 RSF
 Sixteenth Floor Premises: 18,221 RSF
 Seventeenth Floor Premises: 18,149 RSF
 Eighteenth Floor Premises: 17,806 RSF
(b) entire Building: 393,887 RSF
(c) office portion of Building: 387,876 RSF

 Landlord and Tenant stipulate that the number of RSF in the Premises and in the Building set forth above is conclusive and shall be binding upon them. Landlord represents that the Building has been measured in accordance with Standard Methods of Measurement - ANSI/BOMA Z65.1—1996.

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1.4 Term:
Lower Premises:
A period of approximately one hundred eight (108) full calendar months commencing on the later of the following dates (the “Lower Premises Commencement Date”): (i) two (2) months after the delivery of the Lower Premises to Tenant in the Required Delivery Condition (as defined in Section 2.3), or (ii) August 1, 2015.
Upper Premises:
A period of approximately one hundred (100) full calendar months commencing on the later of the following dates (the “Upper Premises Commencement Date”): (i) two (2) months after the delivery of the Upper Premises to Tenant in the Required Delivery Condition (as defined in Section 2.3), or (ii) April 1, 2016.
The Lower Premises Commencement Date and the Upper Premises Commencement Date are sometimes hereinafter together referred to as the “Commencement Date”.
Notwithstanding the foregoing, the Commencement Date for the Eleventh Floor Premises may be delayed until a date no later than June 1, 2016, as more particularly set forth in Section 2.3 herein, provided the Eleventh Floor Premises is delivered to Tenant in the Required Delivery Condition no later than April 1, 2016.
The “Expiration Date” for the entire Premises shall be July 31, 2024.

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1.5 Rent:	1.5.1 Minimum Monthly Rent:
	Lower Premises:
	Period During Lease Term	Per Annum	Per Month	Annual Fixed Rent Per Rentable Square Foot
	Lease Year 1*	$2,390,720.00	$199,226.67	$62.00
	Lease Year 2	$2,462,441.60	$205,203.47	$63.86
	Lease Year 3	$2,536,476.80	$211,373.07	$65.78
	Lease Year 4	$2,612,440.00	$217,703.33	$67.75
	Lease Year 5	$2,691,102.40	$224,258.53	$69.79
	Lease Year 6	$2,771,307.20	$230,942.27	$71.87
	Lease Year 7	$2,854,596.80	$237,883.07	$74.03
	Lease Year 8	$2,940,200.00	$245,016.67	$76.25
	Lease Year 9	$3,028,502.40	$252,375.20	$75.54
	Upper Premises:
	Period During Lease Term	Per Annum	Per Month	Annual Fixed Rent Per Rentable Square Foot
	Lease Year 1*	$8,004,352.00	$667,029.33	$64.00
	Lease Year 2	$8,244,482.56	$687,040.21	$65.92
	Lease Year 3	$8,492,117.20	$707,676.43	$67.90
	Lease Year 4	$8,747,255.92	$728,937.99	$69.94
	Lease Year 5	$9,009,898.72	$750,824.89	$72.04
	Lease Year 6	$9,280,045.60	$773,337.13	$74.20
	Lease Year 7	$9,558,947.24	$796,578.94	$76.43
	Lease Year 8	$9,845,352.96	$820,446.08	$78.72
	Lease Year 9	$10,140,513.44	$845,042.79	$81.08
	*Tenant shall have no obligation to pay Minimum Monthly Rent for the first three (3) months of Lease

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Year 1 (i.e. Lower Premises Commencement Date through Month 3) for the Lower Premises and Tenant shall have no obligation to pay Minimum Monthly Rent for the first three (3) months of Lease Year 1 (i.e. Upper Premises Commencement Date through Month 3) for the Upper Premises. In the event the Commencement Date for the Eleventh Floor Premises is not the same Commencement Date as the Upper Premises Commencement Date, Tenant's obligation to pay Minimum Monthly Rent for the Eleventh Floor Premises shall not commence until the first day of the fourth (4th) month after the Commencement Date for the Eleventh Floor Premises occurs.

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1.5.2 Prepaid Rent: N/A

1.5.3 As used in this Section 1.5, the term “Month” shall mean a full calendar month during the Term. If the Term shall commence on a day other than the first day of a calendar month, or if the Term shall expire on a day other than the last day of a calendar month, the monthly rent for such partial month shall be at the same rate as stated for such month, but prorated based upon the number of days in such calendar month.
“Lease Year” shall mean each consecutive twelve (12) month period thereof during the Term, with the first (1st) Lease Year for the Lower Premises commencing on the Lower Premises Commencement Date and for the Upper Premises commencing on the Upper Premises Commencement Date, provided, however, that, if either the Lower Premises Commencement Date or the Upper Premises Commencement Date shall occur on a day other than the first (1st) day of a calendar month, then (a) the first (1st) Lease Year shall end on the last day of the twelfth (12th) full calendar month after the Lower Premises Commencement Date or the Upper Premises Commencement Date, as the case may be, and the second (2nd) and each succeeding Lease Year shall commence on the first (1st) day of the next calendar month, and (b) the last Lease Year shall end on the Expiration Date.

1.6 Deposit:	$13,253,868.00 (Article 7)
1.7 Permitted Uses:	The Premises shall be used only for the uses permitted in Section 3.1.

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1.8 Tenant’s Percentage Share:
FULL BUILDING EXPENSE SHARE:
Lower Premises: 9.79 percent
Upper Premises: 31.75 percent
Total: 41.54 percent
OFFICE ONLY EXPENSE SHARE:
Lower Premises: 9.94 percent
Upper Premises: 32.25 percent
Total: 42.19 percent
(Section 6.1)

1.9 Base Years:	The Base Expense Year for Operating Expenses shall be calendar year 2016, and the Base Tax Year shall be calendar year 2016.
1.10 Brokers: Landlord’s Broker:	Avison Young – Northern California, Ltd.
Tenant’s Broker:	Savills Studley
1.11 Tenant’s Parking Privileges:
Parking in the garage of the Building for up to thirty-three (33) automobiles (based on 1 parking permit for each 5,000 RSF of Premises delivered). Tenant shall be assessed monthly parking charges. In Landlord’s sole discretion, the parking garage may be leased to a parking operator who shall be responsible for providing such services. (Article 43)

1.12 Guarantor:	N/A
1.13 Contents:	This Lease consists of: All Articles, plus the Exhibits listed on the Table of Contents page attached to this Lease.

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2.    LEASE OF PREMISES
2.1    Demising Clause.
2.1.1 Landlord hereby leases to Tenant, and Tenant hires from Landlord, the Premises, together with the nonexclusive right to the use and enjoyment of the “Base Building Systems” and the “Common Area” for the entire Term. “Base Building Systems” shall mean the Building’s HVAC, life-safety, plumbing, electrical, and mechanical systems. “Common Area” shall mean and refer to the parking facilities, walkways, elevators, stairwells, multi-tenant floor corridors, multi-tenant floor bathrooms, multi-tenant floor corridor fountains, multi-tenant floor corridor elevator lobbies, lobbies, plazas, landscaped areas, loading docks and driveways serving the Building and located at the Facility and other common facilities designated by Landlord from time to time for the common use of all tenants of the Building, together with any day care facility at the Facility, and the “Exercise Room” described in Article 56 below. Said letting and hiring are upon and subject to the terms, covenants, and conditions set forth in this Lease, including the “Salient Lease Terms” in Article 1 and the attached exhibits. Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of said terms, covenants, and conditions applicable to Tenant hereunder. This Lease is made upon the condition of such performance.
2.1.2     Landlord reserves to Landlord the areas beneath and above the Premises and the use thereof together with the right to install, maintain, use, repair and replace pipes, ducts, conduits, wires, and structural elements leading through the Premises and serving other parts of the Facility, so long as such items are concealed by walls, flooring or ceilings. Landlord reserves the right to affect such other tenancies in the Building as Landlord may elect in its reasonable business judgment, which tenancies shall be consistent with the first class nature of the Building and similar to other tenancies located in Comparable Buildings. Notwithstanding the foregoing, Landlord shall not lease space in the Building or the Facility on a direct basis to Jawbone or Garmin.
2.1.3    For the avoidance of doubt, Tenant shall have the exclusive use of the roof deck located on the Ninth Floor Premises (the “Roof Deck”) and the same shall be deemed a part of the Premises for all purposes herein (except that Tenant shall not be required to pay any additional rental in connection therewith). Notwithstanding the foregoing, Landlord shall be permitted access to the Roof Deck from time to time for the purpose of performing periodic Building maintenance activities. In the event Tenant elects to construct improvements on or in connection with the Roof Deck (the “Deck Improvements”), (a) Tenant shall present plans for said construction to Landlord for its prior approval, which shall not be unreasonably withheld, conditioned or delayed, (b) Landlord shall provide a one-time allowance in the amount of up to $100,000.00 (the “Deck Allowance”) to be applied to the costs incurred in connection with the Deck Improvements, said Deck Allowance to be paid to Tenant upon presentation of final permits, paid invoices and other evidence and documentation reasonably satisfactory to Landlord including, but not limited to, lien waivers and contractor’s certificates and (c) the obtaining of all required permits and governmental approvals (which shall be obtained prior to the commencement of any construction) and all costs incurred in connection with the Deck Improvements (except for the Deck Allowance) shall be the sole responsibility of Tenant.

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2.1.4    During the Term, as may be extended, Tenant shall have the option to lease the storage spaces B-313 and B-314 consisting of approximately 113 rentable square feet located in the basement of the Building (each, a “Storage Space”) upon written notice to Landlord. If Tenant elects to lease one or both of the Storage Spaces, Tenant shall pay Landlord rent for such Storage Space at the rate of Three and 00/100 Dollars ($3.00) per rentable square foot per month. The foregoing right to lease any Storage Space is explicitly subject to availability at the time of Tenant’s notice and Landlord makes no representation that the Storage Space will remain or be available at such time.
2.2    Description.
As used herein, the following capitalized terms shall have the indicated meanings:
2.2.1    The “Facility” shall mean that certain real property, including the high-rise office Building and the land on which such Building and plaza area are situated (specifically including any day care center that may be located on the third floor of that certain building located at 342 Howard Street and commonly known as the “Marine Electric Building,” as Common Area, the third floor of the Marine Electric Building, and an undivided one-third (1/3) interest in the land under the Marine Electric Building [but specifically excluding the first and second floors of the Marine Electric Building and an undivided two-thirds (2/3) interest in the land under the Marine Electric Building]; or, if a day care center is located elsewhere, the area used for the day care center and an equitable proportion of the land on which the day care center is located), the Building and Common Areas described in Exhibit A-1 attached hereto, said real property being described in Section 1.3.1 above.
2.2.2    The “Building” shall mean that certain building constituting a part of the Facility and located at the address described in Section 1.3.2 above.
2.2.3    The “Premises” shall mean that certain space located in the Building and described in Section 1.3.3 above and delineated on Exhibit A-2 attached hereto, which space will consist of the amount of rentable square footage specified in Section 1.3.4.
2.2.4    The “Term” shall mean, with respect to any portion of the Premises, the period commencing upon the Commencement Date and ending on the Expiration Date (both as defined in Sections 1.4 above).
2.3    Delivery of Premises.
Except as otherwise expressly stated in this Lease, Tenant shall accept the Premises in their “AS-IS” condition on the date of delivery. The Lower Premises shall be delivered to Tenant in the Required Delivery Condition on the date that is two (2) business days following the execution of this Lease by Landlord and Tenant. If Landlord has not delivered the Lower Premises to Tenant in the Required Delivery Condition on the date that is thirty (30) days following the execution of this Lease by Landlord and Tenant, subject to Force Majeure, Tenant shall be entitled to one (1) day of free Minimum Monthly Rent for each day of delay in delivering the Lower Premises to Tenant in the Required Delivery Condition beginning on the thirty-first (31st) day following the

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execution of this Lease by Landlord and Tenant until the Lower Premises are delivered to Tenant in the Required Delivery Condition, which free rent period shall commence after the expiration of three (3) month abatement period set forth in Section 1.5 above. If Landlord has not delivered the Lower Premises to Tenant in the Required Delivery Condition by that date that is sixty (60) days after the execution of this Lease by Landlord and Tenant, Tenant shall have the right to terminate this Lease upon ten (10) days prior written notice to Landlord. Notwithstanding the foregoing, Tenant acknowledges and agrees that, as of the Effective Date of this Lease, the Upper Premises (the “Occupied Premises”) is occupied by another tenant (the “Existing Tenant”), and that Landlord shall have no obligation to seek to obtain possession of the Occupied Premises from the Existing Tenant until after December 31, 2015 (the “Anticipated Repossession Date”). In the event the Existing Tenant remains in possession of the Occupied Premises, or any portion thereof, after the Anticipated Repossession Date, Landlord agrees to use commercially reasonable efforts, including, if necessary, commencing and diligently pursuing any summary proceedings, to obtain possession of the Occupied Premises from the Existing Tenant. Landlord agrees to deliver possession of the Occupied Premises in the Required Delivery Condition to Tenant upon the earlier to occur of (a) January 1, 2016, or (b) within five (5) days after Landlord obtains possession thereof from the Existing Tenant. If, despite Landlord’s commercially reasonable efforts, Landlord is unable to deliver possession of the Occupied Premises in the Required Delivery Condition to Tenant within one hundred twenty (120) days after the Anticipated Repossession Date, Tenant shall be entitled to one (1) day of free Minimum Monthly Rent for each day of delay in delivering the Occupied Premises to Tenant in the Required Delivery Condition until the Occupied Premises are delivered to Tenant in the Required Delivery Condition, which free rent period shall commence after the expiration of three (3) month abatement period set forth in Section 1.5 above. If, despite Landlord’s commercially reasonable efforts, Landlord is unable to deliver possession of the Occupied Premises to Tenant in the Required Delivery Condition within two hundred forty (240) days after the Anticipated Repossession Date, then either Landlord or Tenant may terminate this Lease at any time thereafter upon ten (10) days’ advance written notice to the other party (provided that if Landlord obtains possession of the Premises within such ten (10) day period after Tenant provides notice, the termination notice shall be deemed null and void), without cost or penalty to either party.
In addition, and notwithstanding the foregoing, Landlord may delay delivery of the Eleventh Floor Premises, upon written notice to Tenant, to a date no later than April 1, 2016. In the event of a delay in delivery of the Eleventh Floor Premises, as aforesaid, the Commencement Date for the Eleventh Floor Premises shall likewise be delayed on a day-for-day basis to a date no later than June 1, 2016.
Notwithstanding anything in this Lease to the contrary, Landlord shall deliver the Premises to Tenant in the Required Delivery Condition. As used in this Lease, the term “Required Delivery Condition” means that each applicable floor or portion of a floor comprising the Premises has been delivered to Tenant (a) free of tenants or other occupants, (b) with the Base Building Systems in good condition and repair, and (c) in broom-clean condition, without any debris, personal property or trade fixtures of any prior occupant.

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3.    USES
3.1    Permitted Uses.

The Premises shall be used for general office use and hardware lab for the research, testing and prototyping of Tenant’s products in its business of developing mobile software applications and accessories for use in the health and wellness industry, commercial cafeteria (including a kitchen), all hands meeting space for assembly, and related uses incidental thereto and no other use. Tenant shall not use the Premises for any other use or purpose besides those permitted under this Section 3.1. Tenant’s use of the Premises shall be consistent with the character of those Class A high-rise office buildings in the San Francisco Financial District which are perceived in the marketplace to be similar to the Facility, taking into account the size, age, quality, tenant-mix, and location within the sub-areas of the Financial District, as such market perception may change over time, depending upon future development in downtown San Francisco (“Comparable Buildings”) and shall not unreasonably interfere with the use of the Building by other tenants or occupants thereof. Tenant shall not use or operate the Premises or permit the Premises to be used or operated in any manner that will cause the Building or any part thereof not to conform to Landlord’s sustainability practices or the LEED-EBOM certification of the Building described in Section 3.4 below.

Tenant’s permitted lab use shall be subject to the following conditions: (i) such hardware labs shall be located at not more than four (4) separate locations in the Premises unless otherwise approved by Landlord in its reasonable discretion, (ii) the use of such portions of the Premises as hardware labs shall be consistent with office occupancy and shall not include any manufacturing or production or life science or chemical laboratories; (iii) the use of such portions of the Premises as hardware labs shall not include the use of any Hazardous Substances other than those normally utilized in connection with typical office occupancy or as provided below; and (iv) Tenant shall not sublease any hardware lab to any sub-tenant separate and apart from a bona fide sublease of office space where the predominant use of the subleased premises is for office purposes and the subtenant’s use of the hardware lab is ancillary to its use of the balance of the subleased premises for office purposes. Landlord and Tenant recognize that Tenant’s use of the hardware labs may include Tenant’s use of reasonable amounts of the Hazardous Substances listed on Schedule 1 attached to this Lease (“Substances”) and Tenant shall not be considered to be in violation of the foregoing provision by virtue of the use of such Substances in quantities reasonably necessary for Tenant’s use of the hardware lab for the purposes herein described provided and so long as (1) Tenant’s use, storage, generation and disposition of such Substances shall be in accordance with and subject to the provisions of Sections 8 and 50 of this Lease, and (2) all flammable Substances will be stored in a fire-proof cabinet in the hardware lab. Landlord reserves the right to require Tenant, at its expense, to take remedial measures to address any deleterious effects of the use of the Premises, or applicable portion thereof, as hardware labs, including without limitation, to address the presence of such Substances in the Premises or Building, installing adequate venting and filtration of any smoke, fumes, vapors or odors generated by the use of the Premises or applicable portion thereof, as a hardware lab and installing one arm extraction system at each soldering station.

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To the extent Tenant uses any portion of the Premises for a commercial cafeteria, the following provisions shall apply;

(a)    Tenant shall, at Tenant’s sole cost and expense, cause the Premises to be exterminated from time to time, to the satisfaction of Landlord, as is necessary to prevent the presence of vermin, rodents or other pests therein, and shall employ exterminators which are approved by Landlord. In addition, Tenant shall be responsible, at its sole cost and expense, for the removal of its cafeteria-related trash and rubbish. In the event Landlord has established or should establish a common trash and rubbish removal or disposal program at the Building for such trash removal, Tenant shall participate in such program. All garbage and refuse shall be stored, handled and transported in such manner as will prevent odors and vermin. Any janitorial requirements not covered by Landlord’s Janitorial Specifications attached hereto as Exhibit H shall be the sole responsibility of Tenant. Under no circumstances may garbage be stored at or picked up from any service corridor. Tenant shall be responsible for any spillage or residue of garbage and refuse from the Premises outside of the Premises and shall immediately remove such spillage or residue upon its occurrence.

(b)    Tenant shall install grease traps in the Premises in order to eliminate the problem of sewer back-up and health hazards, the type and manner of installation of such grease traps being subject to Landlord’s prior written approval. In addition, Tenant shall establish a bi-monthly servicing and cleaning program with respect to any grease traps installed in the Premises pursuant to this Section and provide Landlord with written confirmation of full compliance with such service and cleaning program. In the event that Tenant shall fail to provide such confirmation, Landlord may (but shall not be obligated to) initiate such program for Tenant, and Tenant shall pay the cost of such program, plus a fifteen percent (15%) administrative fee. In addition to the bi-monthly servicing and cleaning of any grease traps installed in the Premises, Tenant shall use “Cloroben PT,” or a similar type of chemical, in all drain lines, in accordance with the manufacturer’s recommendation, to help dissolve any grease build-up. Tenant shall provide Landlord with copies of its cleaning contract for its grease traps and its extermination contracts on a yearly basis or sooner if requested by Landlord.

(c)    Tenant shall keep all grease traps and kitchen exhaust systems located within the Premises in a clean and orderly condition and replace all kitchen exhaust filters on a regular basis (and in no event less than once every three (3) calendar months), and shall provide Landlord with written documentation evidencing such regular maintenance and servicing.

3.2    Restriction on Use.

Without limitation to the generality of the foregoing use restriction, Tenant specifically covenants and agrees that it shall not (a) do, bring, or keep, or permit to be done, brought, or kept, anything in or about the Premises that will in any way (i) adversely interfere with the access or other rights of any other tenants or occupants of the Facility or injure or annoy them, (ii) cause a weight load or stress on the floor or any other portion of the Premises in excess of the weight load or stress that the floor or other portion of the Premises is designed to bear, or (iii) cause or threaten a cancellation of any fire or other insurance upon the Building or its contents, (b) use the Premises,

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or allow them to be used, for any residential or disreputable purpose; (c) sublease any portion of the Premises, or otherwise transfer occupancy, to a governmental agency, or (d) commit or suffer to be committed any waste in or upon the Premises or the Facility.
3.3    Compliance with Laws.

Tenant shall construct the Tenant Improvements in accordance with Exhibit B and all applicable Laws (as defined below). If triggered by the construction of the Tenant Improvements, any Alterations made by Tenant, or Tenant’s use of the Premises, then Tenant shall be responsible for any additional work required to cause the Premises to comply with all applicable and future laws, statutes, rules, regulations, ordinances, codes, licenses, permits, certificates of occupancy, orders, decrees, directives, judgments, approvals, plans, authorizations, and similar items of any local, state, or federal governmental or quasi-governmental authority (collectively, “Laws,” or individually, a “Law”) that impose any duty upon Landlord or Tenant with respect to the condition, use, occupancy, or alteration of the Premises, including, but not limited to, any required changes to the structural elements of the Premises such as floor shoring, elevator lobbies, corridors, and drinking fountains. Without limiting the generality of the forgoing definition, the parties expressly acknowledge that the term “Laws” shall include all Environmental Requirements (as defined below) and all Laws relating to the rights of individuals with disabilities. Tenant shall immediately furnish to Landlord any notices received from any insurance company or governmental agency or inspection bureau regarding any unsafe or unlawful conditions within the Premises. Notwithstanding the foregoing but subject to Section 10.4, Tenant shall not be required to make any changes to the base, shell or core of the Building, Common Areas, Base Building Systems or structural elements of the Premises (collectively, “Base Building”), except to the extent the same are caused or triggered by Tenant’s unique and particular use of the Premises. With respect to any changes described in the preceding sentence, Tenant shall make such changes, subject to Landlord’s direction and supervision; provided, however, that at Landlord’s option, Landlord may make the same at Tenant’s cost. The cost of all such work performed by Landlord shall be paid by Tenant to Landlord within 30 days after Landlord has invoiced Tenant therefor. Notwithstanding the foregoing, Tenant shall not be required to perform or pay for (1) removal of any asbestos, asbestos-containing material, or other Hazardous Substances present at the Premises, the Building and/or the Facility prior to the Commencement Date, or (2) any work or other changes necessary to cure any failure of the Premises to comply with any Laws existing as of the Commencement Date for such Premises.

3.4    Sustainable Building Operations.
3.4.1    The Building has been awarded the gold certification under the United States Green Building Council’s (“USGBC”) Leadership in Energy and Environmental Design (“LEED”) for Existing Building: Operations and Maintenance (“LEED-EBOM”) rating system. Tenant acknowledges and agrees that (i) Landlord shall have the right, but not the obligation to maintain the Building’s certification under LEED-EBOM including, without limitation, having the Building recertified under LEED-EBOM every five (5) years, and (ii) Landlord shall not be in default under this Lease if Landlord fails to maintain the LEED-EBOM certification or the certification of any other green building rating system for the Building. Landlord’s sustainability practices address

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whole-building operations and maintenance issues including chemical use; indoor air quality; energy efficiency; water efficiency; recycling programs; exterior maintenance programs; and systems upgrades to meet green building energy, water, Indoor Air Quality, and lighting performance standards.
3.4.2    Tenant shall use proven energy and carbon reduction measures, including energy efficient bulbs in task lighting; use of lighting controls; daylighting measures to avoid overlighting interior spaces; closing shades on the south side of the building to avoid over heating the space; turning off lights and equipment at the end of the work day; and purchasing ENERGY STAR® qualified equipment, including but not limited to lighting, office equipment, commercial quality kitchen equipment, vending and ice machines; and purchasing products certified by the U.S. EPA’s Water Sense® program.
3.5    Recycling and Waste Management.
Tenant covenants and agrees, at its sole cost and expense: (a) to comply with all present and future Laws of the Federal, State, county, municipal or other governing authorities, departments, commissions, agencies and boards regarding the collection, sorting, separation, and recycling of garbage, trash, rubbish and other refuse (collectively, “trash”); (b) to comply with Landlord’s recycling policy as part of Landlord’s sustainability practices where it may be more stringent than applicable Law; (c) to sort and separate its trash and recycling into such categories as are provided by Law or Landlord’s sustainability practices; (d) that each separately sorted category of trash and recycling shall be placed in separate receptacles as directed by Landlord; (e) that Landlord reserves the right to refuse to collect or accept from Tenant any waste that is not separated and sorted as required by Law or Landlord’s recycling policy, and to require Tenant to arrange for such collection at Tenant’s sole cost and expense, utilizing a contractor reasonably satisfactory to Landlord; and (f) that Tenant shall pay all costs, expenses, fines, penalties or damages that may be imposed on Landlord or Tenant by reason of Tenant’s failure to comply with the provisions of this Section.
3.6    Carbon Credits.
Landlord shall be entitled to all so-called “Carbon Credits” that may be created, credited or recoverable because of activities conducted within the Facility or the Premises, excluding Carbon Credits to which the Tenant is entitled in accordance with applicable Law. Landlord shall be entitled to allocate, acting reasonably, Carbon Credits created with the participation of the Tenant and/or other tenants in the Building.
4.    ENERGY MANAGEMENT
Notwithstanding anything contained herein to the contrary, Landlord shall have the right, but not the obligation, to meet some or all of the Facility’s total energy use with on-site or off-site renewable energy systems. On-site systems may include, without limitation, photovoltaic, wind energy systems, solar thermal, biofuel-based, and geothermal energy systems. Off-site renewable energy sources may include, without limitation, solar, wind and other sources defined by the Center for Resource Solutions Green-e Energy program’s products certifications requirements, or similar

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green power certification system. Landlord may procure off-site renewable energy from a Green-e Energy-certificated power marketer or a Green-e Energy accredited utility program, or through a Green-e Energy-certified tradable renewable energy certificates or similar program.
5.    RENT
5.1    Minimum Monthly Rent.
Tenant shall pay to Landlord, as “Minimum Monthly Rent” for the Premises, the amount specified in Section 1.5.1 above. Payments of Minimum Monthly Rent shall be made in advance, on or before the first day of each calendar month during the entire Term. The first installment of Minimum Monthly Rent (for the applicable Premises) shall be payable on the first day of the fourth (4th) month of Term of such applicable Premises.
5.2    Definition of Rent; Prorations.
Any and all payments of: (i) Minimum Monthly Rent; (ii) costs of Tenant’s electricity in accordance with Section 5.7 (only if such amounts are owed to Landlord and not to a utility company); (iii) Tenant’s Percentage Share of all other electricity utilized in the Facility (specifically including, without limitation, the Common Area variable portion of the electricity which shall be grossed up to 95% occupancy) but not including space demised to third party tenants of the Building; and (iv) any and all taxes, assessments, fees, charges, costs, expenses, insurance obligations, late charges, Operating Expenses, and all other payments or reimbursements that are attributable to, payable by or the responsibility of Tenant under this Lease (including, without limitation, charges for any “above-building-standard services” requested by Tenant or Tenant’s authorized representatives from time to time), shall constitute “Rent” for all purposes of this Lease and any applicable unlawful detainer statute. Any Rent payable to Landlord by Tenant for any fractional month shall be prorated based upon the actual number of days in such calendar month.
5.3    Place and Manner of Payment.
All Rent shall be paid by Tenant to Landlord in lawful money of the United States of America at Landlord’s address set forth in Section 1.1 above, or to such other person or at such other place as Landlord may from time to time designate in writing. All payments of Minimum Monthly Rent shall be payable without prior notice or demand and all payments of Rent shall be paid, except as otherwise expressly provided herein, without deduction, setoff or counterclaim for any reason whatsoever. Payments made by check must be drawn either on a financial institution in the state where the Facility is located or on a financial institution that is a member of the Federal Reserve System. Any payment made to cure a default after receipt of a default notice must be by cashier’s check.
5.4.1    Late Charges. Tenant acknowledges that the late payment of Rent will cause Landlord to incur damages, the exact amount of which would be impractical and extremely difficult to ascertain. Such damages may include, without limitation, processing, accounting, and other administrative costs, loss of use of the overdue funds, and late charges that may be imposed on Landlord by the terms of any encumbrance and note secured by any encumbrance covering the

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Premises. Landlord and Tenant agree that if Landlord does not receive a payment of Rent within seven (7) days after such payment becomes due, Tenant shall pay to Landlord a late charge in an amount equal to five percent (5%) of such overdue Rent. Notwithstanding the foregoing, such late charge shall not be assessed if all of the following conditions shall apply: (a) the late payment is made within five (5) days after Landlord’s written notice of delinquent payment and (b) Landlord shall not, during the 365-day period immediately preceding the due date of such late payment, have delivered to Tenant written notice of more than two (2) delinquent payments of Rent.
5.4.2    If Landlord does not receive a payment of Rent by the date such payment becomes due, Landlord shall be entitled to interest thereon computed at the interest rate of five percent (5%) per annum or, if lower, the maximum interest rate allowed by law (the “Interest Rate”).
5.4.3    The parties agree that such late charges and interest charges represent a fair and reasonable estimate of the cost that Landlord will incur by reason of late payment by Tenant. Acceptance of any late charge or interest charge by Landlord shall not cure or waive Tenant’s default nor prevent Landlord from exercising, before or after such acceptance, any of the rights and remedies for a default provided by this Lease or at law. Tenant shall be liable for late charges and interest charges regardless of whether Tenant’s failure to pay the Rent when due constitutes an Event of Default under this Lease.
5.5    Time of Payment.
Tenant agrees to pay all Rent required under this Lease within the applicable time limits set forth in this Lease. If no such time period is elsewhere specified herein for payment of a particular amount, then such amount shall be due and payable thirty (30) days after Landlord’s delivery of an invoice or demand therefor.
5.6    Partial Payments.
Payments by Tenant shall be applied against the then outstanding rental charges that first became due. No payment by Tenant or receipt by Landlord of a lesser amount than any installment or payment of Rent due shall be deemed to be other than on account of the amount due, and no endorsement or statement on any check or payment of Rent shall be deemed an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or payment of Rent, or pursue any other remedies available to Landlord.
5.7    Electricity to the Premises.
All electricity directly serving the Premises shall be metered, and Tenant shall pay to Landlord, as Rent at the same time and in the same manner as payment of Monthly Minimum Rent, Operating Expenses, Taxes and Assessments, an amount equal to Landlord’s estimate of the cost of all such directly metered electricity to Landlord as a reimbursement. Concurrently therewith, Tenant shall additionally pay Landlord Tenant’s Percentage Share of the estimated cost of all other electricity utilized in the Facility (specifically including, without limitation, the Common Area variable portion of the electricity which shall be grossed up to 95% occupancy) but not including

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space demised to third party tenants of the Building. One time per calendar year, Landlord shall perform a reconciliation between such estimates and the actual costs, and notify Tenant of any deficiency or overage. Payments to Landlord of any deficiency shall be made within thirty (30) days of Landlord’s delivery of an invoice to Tenant therefor. Subject to all of the terms, conditions and limitations pertaining to Tenant’s audit right in Section 6.8 herein, Tenant shall have the right to review the books and records of the Landlord in connection with the electricity costs billed to Tenant, and audit the same at Tenant’s election. If any audit reveals that Landlord overstated the electricity costs by more than five percent (5%), Landlord shall pay the cost of such audit. Landlord shall refund to Tenant any overage in Tenant’s estimated payments to Landlord pursuant hereto. Notwithstanding the foregoing, at Landlord’s election, Tenant shall pay the electrical utility provider directly with respect to electricity directly serving the Premises.
6.    PAYMENT OF TAXES, ASSESSMENTS, AND OPERATING EXPENSES
6.1    Tenant’s Percentage Share.
In addition to paying the Minimum Monthly Rent, Tenant shall pay to Landlord the percentage set forth in Section 1.8 (“Tenant’s Percentage Share”) of the amounts set forth below in Sections 6.2 and 6.3. Tenant’s Percentage Share has been calculated by dividing the RSF of the Premises by the RSF contained in the Building. Tenant’s Percentage Share shall not be subject to correction or recalculation, except as provided in connection with any expansion or contraction of the Premises (pursuant to the terms of an amendment to this Lease). In all other cases, Tenant’s Percentage Share shall be fixed during the initial Term of this Lease.
6.2    Taxes and Assessments.
6.2.1    Payment of Taxes. Tenant shall pay to Landlord an amount equal to Tenant’s Percentage Share of any increase in Taxes above the amount of Taxes accrued for the Base Tax Year set forth in Section 1.9, either by way of increase in the rate or in the assessed valuation of the Facility (or any portion thereof) or by imposition of any such charges by ordinance, statute or otherwise of any authority having jurisdiction.
(a)    Definition. As used in this Article 6, the term “Taxes” shall mean all real property taxes, impositions, excises, penalties (unless due to Landlord’s negligence or willful misconduct or Landlord’s failure to pay Taxes in a timely manner), fees (including, without limitation, all license, permit and inspection fees), and other charges (but excluding Assessments, as defined in Section 6.2.2 below) assessed, levied, charged, confirmed, or imposed by and payable to any government, any political subdivision, public corporation, district, or other political or public entity or authority, including without limitation: (i) on the Facility (or any portion thereof), (ii) on Landlord with respect to the Facility (or any portion thereof), (iii) on the act of leasing or entering into leases of space in the Facility, (iv) on or measured by the Rent payable under leases of space in the Building, or (v) on personal property of Landlord used in the operation of the Facility (or any portion thereof). Such Taxes may be general or specific, ordinary or extraordinary, or of any kind or nature whatsoever, whether or not now customary or within the contemplation of the parties to this Lease. All references to Taxes herein shall be deemed to refer to taxes accrued during a particular

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year, including supplemental tax bills, regardless of when they are actually assessed and without regard to when such taxes are payable. For the avoidance of doubt, the parties hereto acknowledge that Tenant shall only be responsible for Taxes applicable to the time period within the Term of this Lease, irrespective of the date such Taxes are actually assessed or billed. The term “Taxes” shall include, without limitation, all “Carbon Taxes” (as herein defined). The term “Carbon Tax” shall mean and refer to the aggregate of all taxes, rates, duties, levies, fees, charges and assessments whatsoever, imposed, assessed, levied, confirmed, rated or charged against or in respect of the energy consumption of the Facility or the emissions of Greenhouse Gases (as defined below) from the Facility or any part of it or levied in lieu thereof, levied against Landlord by any local, state or federal government or any agency thereof having jurisdiction. “Greenhouse Gases” shall mean any or all of carbon dioxide, methane, nitrous oxide, CFC-12, HCFC-22, Perflouroethane, Sulfur Hexaflouride and ozone.
(b)    Exclusion. Notwithstanding the foregoing, federal, state, and local documentary transfer taxes, gift, franchise, inheritance and estate taxes, and income taxes shall not be included as Taxes or Assessments, nor shall the computation of increases in Taxes or Assessments for which Tenant shall pay Tenant’s Percentage Share include any amounts paid by Tenant under Sections 6.2.3 and 6.2.4 or any amounts separately billed to a particular tenant of the Facility with respect to similar matters (other than as its percentage share of increases in Taxes or Assessments). In addition, “Taxes” and “Assessments” shall not include any capital levy, transfer, or capital stock taxes, any amounts paid by Tenant directly to the applicable governmental authorities on account of the Tenant Improvements or Tenant’s personal property. “Taxes” and “Assessments” shall also not include (i) any item to the extent included in Operating Expenses; (ii) environmental assessments, charges or liens arising in connection with the remediation of Hazardous Substances from the Building and/or the Facility in particular (as opposed to any such assessments, charges or lien imposed upon the Building, the Facility and other buildings generally based on location or classification); or (iii) reserves for future Taxes or Assessments (provided, however, that the collection of Tax accruals for Taxes that will become due but are not yet payable shall not be excluded).
(c)    Base Year Calculation. The amount of Taxes attributable to the Base Tax Year shall be reduced by the amount of any Tax refund arising out of an appeal and permanent reduction of the Building’s assessed valuation for the Base Tax Year. If the Facility’s actual assessed valuation for the Base Tax Year shall be lower than what the taxing authority would have determined the Facility’s assessed valuation to have been under conditions where the Building was at stabilized occupancy for the full tax year, and the Building Standard tenant improvements were complete throughout the Building and the construction of the Facility in accordance with the Final Plans were complete prior to commencement of the Base Tax Year, then the amount of Taxes for the Base Tax Year shall be set at an amount equal to what such Taxes would have been if the taxing authority had determined the Facility’s assessed valuation based upon all of said conditions being satisfied.
6.2.2    Payment of Assessments. Tenant shall also pay to Landlord an amount equal to Tenant’s Percentage Share of any increase in Assessments above the amount of Assessments levied or assessed against the Facility for the Base Tax Year.

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(a)    Definition. As used in this Article 6, the term “Assessments” shall mean all assessments, transit charges, housing charges, and levies assessed, charged, levied, confirmed, or imposed by any government, any political subdivision, public corporation, district, or other political or public entity or authority thereof on or with respect to any of the items described in clauses (i) through (v) of Section 6.2.1(a) or with respect to the use, occupancy, management, maintenance, alteration, repair, or operation of the Facility (or any portion thereof) or any services or utilities furnished or consumed in connection with the use, occupancy, management, alteration, repair or operation of the Facility (or any portion thereof).
(b)    Base Year Calculation. Except to the extent otherwise expressly provided below, the amount of Assessments attributable to the Base Tax Year shall be reduced by the amount of any Assessment refund arising out of an appeal of an assessment levied or assessed against the Facility for the Base Tax Year. If an Assessment shall be lower than what the taxing authority would have determined it to be if the Building was at stabilized occupancy for the full tax year and the Building standard tenant improvements were complete throughout the Building and the construction of the Facility in accordance with the Final Plans were complete prior to the commencement of the Base Tax Year, then the amount of the assessments for the Base Tax Year shall be set at an amount equal to what such Assessments would have been if the taxing authority had determined the Facility’s assessed valuation based upon all of the said conditions being satisfied.
6.2.3    Full Responsibility. In addition to paying Tenant’s Percentage Share of increases in the Taxes and Assessments described in Sections 6.2.1 and 6.2.2, Tenant shall pay one hundred percent (100%) of the following, as reasonably determined by Landlord: any increase in Taxes or Assessments after the Base Tax Year resulting from any improvements or installations above Building-standard made to the Premises by or at the request of Tenant. The total amounts due under this Section 6.2.3 shall be paid to Landlord on or before the date full payment of such Taxes or Assessments shall become due, or if payable in installments, the date payment of the installment of such Taxes or Assessments shall become due. In the event such Taxes or Assessments are paid by Landlord, Tenant forthwith upon demand therefor shall reimburse Landlord for all amounts of such Taxes or Assessments chargeable against Tenant pursuant to this Section 6.2.3.
6.2.4    Personal Property. Tenant shall pay, before delinquency, any and all levied or assessed taxes that become payable during or with respect to the Term upon Tenant’s equipment, furnishings, fixtures, and other personal property of Tenant located in the Premises (collectively, “Tenant’s Personal Property”). In the event said taxes are paid by Landlord, Tenant forthwith upon receipt of written demand therefor shall reimburse Landlord for all such taxes paid by Landlord within thirty (30) days.
6.2.5    Apportionment. Any Taxes or Assessments that may be paid over more than a one-year period shall be apportioned evenly over the maximum period of time permitted by Law and only the portion thereof accruing during a given year shall be included in Taxes or Assessments for that year. In the event that Landlord contests the amount of any Taxes or Assessments and receives a refund or credit as a result thereof, then, after first deducting all of Landlord’s expenses in connection with such contest, Landlord shall pay Tenant its pro rata share of such refund to the extent that the refund relates to Taxes or Assessments that have been paid by Tenant.

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6.3    Operating Expense Increases.
6.3.1    Definition. Tenant shall pay to Landlord an amount equal to Tenant’s Percentage Share of any increase in Operating Expenses above the Operating Expenses for the Base Expense Year. As used in this Article 6, the term “Operating Expenses” shall mean costs and expenses accrued by Landlord in connection with the ownership, operation, repair, replacement, management, or maintenance of the Facility (which costs shall be accounted for under sound accounting principles consistently applied), excluding, however, the items described in Section 6.3.3 below, which items shall not be included in Operating Expenses for purposes of this Lease. By way of illustration but not limitation, Operating Expenses shall include (subject to the specific exclusions described in Section 6.3.3 below) the following costs and expenses:
(a)    costs for heating, cooling, ventilation, fuel, and utilities including, without limitation, the cost of building systems commissioning;
(b)    costs and expenses for maintenance, ordinary and extraordinary repairs, testing, and operation of building systems and components including, without limitation, costs and expenses for maintenance and repair of the roof membrane;
(c)    costs and expenses for security, landscaping, refuse disposal, janitorial services, labor, supplies, materials, equipment, tools, and leasing rotating art in the lobby, including any sales, use, or excise taxes thereon;
(d)    market management fees and other costs of managing the Facility (not to exceed market rate management fees for Comparable Buildings, however in no event shall management fees exceed 3% of gross operating revenue for the Building), whether managed by Landlord or an independent contractor, which may or may not be affiliated with Landlord;
(e)    wages, salaries, bonuses, employee benefits and payroll burden, pro-rated to account for the time actually spent with respect to the Facility, of all Landlord’s (or its agents’) on-site or off-site employees at or below the level of senior property manager engaged in the day-to-day operation, maintenance, management, or security of the Facility, including employers’ payroll, social security, workers’ compensation, unemployment, and similar taxes with respect to such employees;
(f)    subject to the provisions of Section 6.3.2 below, insurance premiums paid or incurred by Landlord with respect to the Facility and all amounts paid in connection with claims or losses that are less than the amount of such deductibles or self-insured retentions as Landlord may have deemed reasonable for its insurance policies;
(g)    all reasonable costs and expenses of contesting by appropriate proceeding the amount or validity of any Taxes or Assessments;
(h)    the annual amortized costs (plus interest on the unamortized balance at a commercially reasonable interest rate (the “Reference Rate”) of any capital improvements, capital repairs, capital assets or other capital expenditures constructed, made, purchased or installed after the Base Year (i) to the Facility or any portion thereof that are required to comply with any

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Law (as defined in Section 3.3), (ii) in order to conserve energy or reduce other Operating Expenses or increase the efficiency of any of the Base Building Systems, or (iii) which are reasonably determined by Landlord to be in the best interests of the Facility and consistent with capital expenditures at Comparable Buildings (as defined in Section 3.1 hereof), with any such capital costs above to be amortized over the useful life of such capital improvements or capital assets, as determined by GAAP;
(i)    the fair market rental value of the building office and other space in the building occupied by Landlord or its manager in connection with the operation or management of the Facility;
(j)    the cost of complying with Section 48.3 below;
(k)    the cost of complying with the rules and regulations applicable to the Facility as mandated by governmental authorities with jurisdiction over the Facility, including employment brokerage services pursuant to San Francisco Planning Code Article 164;
(l)    the cost of insurance endorsements in order to repair, replace and recommission the Building for recertification pursuant to LEED;
(m)    all other costs and expenses that under sound accounting principles or practices of Comparable Buildings would be included in Operating Expenses; and
(n)    costs of maintenance of any exercise rooms, food service facility, day care center or other similar specialty service facility, subject to a credit against such costs of maintenance for any revenue generated by or rent collected from such facility.
The above itemization of Operating Expenses is for illustrative purposes only and shall not be deemed to increase or modify Landlord’s obligations to provide services under this Lease. In addition to the above Operating Expenses, Operating Expenses shall also include any and all costs incurred by Landlord in operating, managing, repairing, and maintaining the Facility in accordance with Landlord’s sustainability practices or the LEED-EBOM certification of the Building described in Section 3.4 including, without limitation, (i) all costs of maintaining, managing, reporting, commissioning, and recommissioning the Building or any part thereof that was designed and/or built to be sustainable and conform with LEED, and (ii) all costs of applying, reporting and commissioning the Building or any part thereof to seek certification or re-certification under LEED.
6.3.2    Earthquake Insurance. From time to time, Landlord may carry and maintain a policy of earthquake insurance insuring the Building and related income against property damage and business interruption caused by certain seismic hazards. The parties acknowledge that the market for earthquake insurance policies is very volatile, and may include large fluctuations in the availability and cost of such insurance. As more fully provided below, it is the intent of the parties that, when determining what insurance premium costs should be included in the calculation of Operating Expenses for the Base Expense Year and any later year (hereinafter, a “Comparison Year”), appropriate adjustments should be made so that Tenant will only be charged its percentage share of increases allocable to what comparable insurance policies would have cost in the two years then in question and so that Tenant will not be charged for cost increases allocable to insurance

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coverage exceeding what is then ordinary or customary. Accordingly, to the extent that Landlord at any time carries greater earthquake insurance coverage than is provided under any “Conventional Earthquake Policy” (as defined below), Landlord shall only include in Base Expense Year Operating Expenses and Comparison Year Operating Expenses the respective amounts reflecting what a then reasonable Conventional Earthquake Policy would have cost for the years in question. Also, to the extent that the coverage under the respective earthquake policies (or the deemed coverage, where the actual policy was greater than a then reasonable Conventional Earthquake Policy) are different from each other, Landlord shall recalculate the cost of the premiums for the Base Expense Year to reflect what an earthquake policy with coverage comparable to the Comparison Year’s coverage (not to exceed the reasonable Conventional Earthquake Policy) would have cost during the Base Expense Year. Notwithstanding any provision hereof to the contrary, if the earthquake coverage actually maintained during the Base Expense Year exceeds a then reasonable Conventional Earthquake Policy then available or exceeds the earthquake coverage actually maintained during the Comparison Year, then the amount attributed to the cost of such policy attributable to the Base Expense Year shall not be greater than the amount attributed to the cost of such Comparison Year’s earthquake insurance when calculating Tenant’s Percentage Share of increases in Operating Expenses for such Comparison Year.
(a)    Conventional Policy. As used herein, the term “Conventional Earthquake Policy” shall mean, for any given year, a policy of earthquake insurance that was then either customary or usual for owners of Comparable Buildings. Landlord shall have the right, in its sole and absolute discretion, to carry no earthquake insurance at all.
(b)    Determination. Whenever Section 6.3.2 above requires the determination of the cost of an earthquake policy different from that actually carried by Landlord for the year in question, a reputable independent insurance broker selected by Landlord with a minimum of five years of experience in the earthquake insurance market in the San Francisco Financial District shall reasonably determine what the premium would have been for such a policy in the year in question.
6.3.3    Exclusions. The following costs and expenses shall be excluded from the definition of “Operating Expenses” for purposes of this Lease:
(a)    Any costs for which Landlord is reimbursed by insurance or warranty proceeds.
(b)    Brokers/leasing commissions, attorneys’ fees, accountants’ fees, costs and disbursements and other expenses incurred in connection with negotiations with present or prospective tenants or other occupants.
(c)    Costs (including permit, license and inspection fees) incurred in renovating or otherwise improving or decorating, painting, or redecorating space for new tenants or existing tenants in connection with extensions of the terms of their respective tenancies.
(d)    Landlord’s costs of any services sold or provided to tenants or other occupants for which Landlord is entitled to be reimbursed by such tenants or other occupants as an additional charge or rental over and above the basic rental and escalations payable under the lease

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with such tenant or other occupant, unless Landlord is likewise entitled to reimbursement for like services provided to Tenant or its subtenants and elects not to require reimbursement from Tenant or its subtenants.
(e)    Interest on debt or amortization payments (except as expressly included as Operating Expenses under Section 6.3.1 above) on any mortgages or deeds of trust.
(f)    Taxes and Assessments, as defined in Sections 6.2.1 and 6.2.2 above.
(g)    Costs of electricity (such costs are specifically treated in Sections 5.2 and 5.7 above).
(h)    Rental under any ground lease or other underlying lease of the Building or Facility.
(i)    Costs due to Landlord’s breach of this Lease.
(j)    All costs, including legal fees, relating to the activities for the solicitation and execution of leases of space in the Building or Facility or disputes with other tenants of the Building or Facility.
(k)    Any legal fees or other costs incurred by Landlord in enforcing its rights under other leases for space in the Building or Facility.
(l)    Fines, penalties or interest resulting from late payment of Taxes or Assessments or Operating Expenses.
(m)    Fines or penalties resulting from any violations of Law, negligence or willful misconduct of Landlord or its employees, agents, contractors or subcontractors;
(n)    Advertising expenses.
(o)    Landlord charitable and political contributions.
(p)    Costs of purchasing or leasing major sculptures, paintings or other artwork (except as permitted above).
(q)    Costs of curing defects in design or original construction of the Building or Facility.
(r)    Reserves.
(s)    Costs of selling, financing or refinancing the Building and/or the Facility.
(t)    The cost of operating any commercial concession which is operated by Landlord at the Building and/or the Facility.

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(u)    Replacement of the structural portions of the roof or to the exterior walls, the foundations, load bearing walls, or any other structural replacements to the Building and/or the Facility.
(v)    Items that are or should be capitalized under GAAP, other than those referred to in Section 6.3.1(h) above.
(w)    Landlord’s general overhead expenses not related to the Building or Facility.
(x)    Costs of abatement or remediation of Hazardous Substances brought upon, stored, used or disposed of in or about the Building or the Facility by Landlord or by a particular tenant or occupant of the Building or the Facility other than Tenant.
(y)    Earthquake insurance deductibles in excess of $16,000,000.00 (provided, however, that earthquake insurance deductibles of $16,000,000.00 or less shall be amortized over a ten [10] year period, and Tenant shall only be responsible for the amortized portion of such costs falling within the Term);
(z)    Sums (other than management fees) paid to subsidiaries or other affiliates of Landlord for services on or to the Building and/or the Premises, but only to the extent that the costs of such services exceed competitive cost for such services rendered by unrelated persons or entities of similar skill, competence and experience.
(aa)    Costs of compliance with all applicable building codes to the extent the Building or Facility does not comply with such building codes as of the Effective Date.
(bb)    Costs of compliance with the ADA, to the extent the Building or Facility does not comply therewith as of the Effective Date.
(cc)    Costs of installing or constructing telecommunications equipment or facilities unless such equipment or facilities are used by Tenant.
(dd)    Costs of major Building or Facility signage which identifies a tenant other than Tenant.
(ee)    Costs to the extent attributable to the garage in the Building and/or the Facility or any other concession or club operated by Landlord for which a separate charge or fee is required for the use thereof by Tenant or its employees, including, without limitation, payroll for clerks, attendants, book-keeping, parking, insurance premiums, parking charge taxes, parking management fees, parking tickets, janitorial services, striping and painting of surfaces.
(ff)    Wages, salaries, benefits or other similar compensation paid to executive employees of Landlord or Landlord’s agents above the rank of general manager.

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If, in any year following the Base Year, Landlord incurs any category of Operating Expense that was not incurred and included in Operating Expenses for any portion of the Base Year, Operating Expenses for the Base Year shall be deemed increased by the amount that would have been included in Operating Expenses for the Base Year with respect to such category of Operating Expense if Landlord had incurred such category of Operating Expense and included the same in Operating Expenses during the entire Base Year. Conversely, if, in any year following the Base Year, Landlord does not incur a category of Operating Expense that was included in Operating Expenses during the Base Year, Operating Expenses for the Base Year shall be deemed reduced by the amount Landlord incurred during the Base Year with respect to such category of Operating Expense.
6.3.4    Gross-Up. If at any time, including the Base Year, less than ninety-five percent (95%) of the rentable area of the Building is occupied by office tenants and/or if the Base Year is less than twelve (12) full calendar months, then Operating Expenses shall be reasonably adjusted by Landlord to approximate such operating and maintenance costs which vary with the occupancy level of the Building as would have been incurred if the Building had been at least ninety-five percent (95%) occupied by office tenants. If Landlord is not furnishing any work or service (the cost of which if performed by Landlord would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of performance by Landlord, Operating Expenses shall be deemed increased by an amount equal to the Operating Expenses that would have been incurred by Landlord if it had performed such work or service.
6.4    Allocations of Certain Costs.
If any Taxes, Assessments, or Operating Expenses paid in one year relate to more than one calendar year or to buildings, land or facilities other than the Facility, Landlord shall allocate such Taxes, Assessments, or Operating Expenses among the appropriate calendar years or buildings, land or facilities. If the Term ends other than on December 31, Tenant’s obligations to pay Tenant’s Percentage Share of estimated and actual amounts of increases in Taxes, Assessments, and Operating Expenses for such final calendar year shall be prorated to reflect the portion of such year included in the Term. Such proration shall be made by multiplying the total estimated or actual (as the case may be) Taxes, Assessments, and Operating Expenses for such calendar year by a fraction, the numerator of which shall be the number of days of the Term during such calendar year, and the denominator of which shall be 365. Landlord may, but shall not be required to, calculate prorations with regard to when during a calendar year particular items of Operating Expenses accrued.
6.5    Estimated Payments.
Landlord shall notify Tenant of its reasonable good faith estimate of the monthly amount of Tenant’s Percentage Share of increases in Taxes, Assessments, or Operating Expenses and Tenant shall pay Landlord such estimated monthly payment at the same time as, and together with, Tenant’s Minimum Monthly Rent. Landlord may from time to time, by notice to Tenant, change such estimated monthly amounts based upon Landlord’s actual or projected Taxes, Assessments, or Operating Expenses.

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6.6    Statement of Expenses.
Landlord shall, after December 31 of each year, using its good faith efforts to do so by April 30, furnish to Tenant a “Final Statement”. The Final Statement shall contain a computation of the charge or credit to Tenant for any difference between (a) Tenant’s Percentage Share of the actual Taxes, Assessments, and Operating Expenses and (b) the estimated portion(s) thereof paid by Tenant for the preceding calendar year, and the amount of any underpayment shall be paid by Tenant within thirty (30) days after delivery of said notice. In the event of overpayment by Tenant, Landlord shall credit such overpayment in full against Tenant’s payment of Taxes, Assessments and Operating Expenses next coming due hereunder. Upon expiration or sooner termination of this Lease, if Tenant does not then owe Landlord any monies, Landlord shall refund to Tenant any overpayment within thirty (30) days after Landlord’s computation of the same.
6.7    Non-Waiver of Rights.
Without limitation to the provisions of Article 31 (Non-Waiver), no failure or determination of Landlord in any previous year to include or exclude certain items in its computation of Taxes, Assessments, or Operating Expenses or to invoice Tenant for the full amount of Tenant’s allocable share of Taxes, Assessments, or Operating Expenses shall be construed as depriving Landlord of the right to include such items as Taxes, Assessments, or Operating Expenses or to invoice Tenant for the full amount of Tenant’s Percentage Share for the current year in accordance with the provisions of this Article 6. Notwithstanding the foregoing, for any Final Statement issued by Landlord to Tenant within the time period listed in Section 6.6, Landlord may correct such Final Statement within eighteen (18) months after it was initially issued, but may not further correct it thereafter, and Tenant shall not be obligated to pay any Operating Expenses not reflected on the Final Statement, as may be corrected, for such Lease Year provided, however, that such 18-month correction window shall not apply to Taxes or Assessments, it being agreed and understood that Landlord may correct Taxes or Assessments at any time without limitation.
6.8    Right to Accounting Audit.
In the event Tenant disputes the amount of the Operating Expenses, Taxes and Assessments set forth in the Final Statement for a particular calendar year delivered by Landlord to Tenant pursuant to Section 6.6 above, Tenant shall have the right, but not more frequently than once during any calendar year, at Tenant’s cost and after thirty (30) days prior written notice to Landlord, to have Tenant’s authorized employees or agents inspect, at Landlord’s office during normal business hours, Landlord’s books and records concerning the Operating Expenses, Taxes and Assessments set forth in such Final Statement; provided, however, Tenant shall have no right to conduct such inspection, have an audit performed by the Accountant as described below, or object to or otherwise dispute the amount of the Operating Expenses, Taxes or Assessments set forth in any such Final Statement, unless Tenant notifies Landlord of such objection and dispute within five (5) months immediately following Landlord’s delivery of the particular Final Statement in question and completes such inspection, and has the Accountant commence and complete such audit within eight (8) months immediately following Landlord’s delivery of the particular Final Statement in question (the “Review Period”); provided, further, that notwithstanding any such timely objection, dispute, inspection, and/or audit, and as a condition precedent to Tenant’s exercise of its right of

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objection, dispute, inspection and/or audit as set forth in this Section 6.8, Tenant shall not be permitted to withhold payment of, and Tenant shall timely pay to Landlord, the full amounts as required by the provisions of this Article 6 in accordance with such Final Statement. In connection with any such inspection by Tenant, Landlord and Tenant shall reasonably cooperate with each other so that such inspection can be performed pursuant to a mutually acceptable schedule, in an expeditious manner and to minimize interference with Landlord’s operation and management of the Facility. If after such inspection, Tenant still disputes the amount of the Operating Expenses, Taxes and Assessments set forth in the Final Statement, Landlord and Tenant shall endeavor in good faith to resolve any dispute. If Landlord and Tenant cannot resolve such dispute, Tenant shall have the right, within the Review Period, to cause an independent certified public accountant which is not paid on a contingency basis and which is mutually approved by Landlord and Tenant (the “Accountant”) to complete an audit of Landlord’s books and records pertaining to Operating Expenses, Taxes and Assessments to determine the proper amount of Operating Expenses, Taxes and Assessments incurred and amounts payable by Tenant for the calendar year which is the subject of such Final Statement. If Landlord and Tenant cannot mutually agree as to the identity of the Accountant within thirty (30) days after Tenant notifies Landlord that Tenant desires an audit to be performed, then the Accountant shall be one of the “Big 4” accounting firms, which is not paid on a contingency basis and which is selected by Tenant and reasonably approved by Landlord. The Accountant shall, at no charge to Landlord, submit its report in draft form to Landlord for Landlord’s review and comments before the final approved report is submitted to Landlord, and any reasonable comments by Landlord shall be incorporated into the final report. If such audit reveals that Landlord has overcharged Tenant, then within thirty (30) days after the results of such audit are made available to Landlord, Landlord shall reimburse to Tenant the amount of such overcharge. If Landlord and Tenant determine, or if the audit reveals that Operating Expenses, Taxes or Assessments for the Building and/or the Facility were overstated by more than five percent (5%), Landlord shall, within thirty (30) days thereafter, reimburse Tenant for the reasonable costs paid by Tenant to third parties in connection with such review and/or audit. If the audit reveals that the Tenant was undercharged, then within thirty (30) days after the results of such audit are made available to Tenant, Tenant shall reimburse to Landlord the amount of such undercharge. The failure of Tenant to object to the Final Statement, conduct and complete its inspection and have the Accountant conduct and complete the audit as described above prior to the expiration of the Review Period shall be conclusively deemed Tenant’s approval of the Statement in question and the amount of Operating Expenses, Taxes and Assessments shown thereon. In connection with any inspection and/or audit conducted by Tenant pursuant to this Section 6.8, Tenant agrees to keep, and to cause all of Tenant’s employees and consultants and the Accountant to keep, all of Landlord’s books and records and the audit, and all information pertaining thereto and the results thereof, strictly confidential, and in connection therewith, Tenant shall cause such employees, consultants and the Accountant to execute such reasonable confidentiality agreements as Landlord may require prior to conducting any such inspections and/or audits.

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7.    SECURITY DEPOSIT
7.1    Deposit.

Concurrently with the execution of this Lease (or within ten [10] business days of the full execution of this Lease in the case of a letter of credit), Tenant shall deposit with Landlord the amount specified in Section 1.6 (the “Deposit”). Upon Landlord’s receipt of the Deposit, Landlord shall hold it as security for the full and faithful performance of Tenant’s covenants and obligations under this Lease. The Deposit is not an advance Minimum Monthly Rent deposit, an advance payment of any other kind, or a measure of Landlord’s damages in case of Tenant’s default. If Tenant fails to comply with the full and timely performance of any or all of Tenant’s covenants and obligations set forth in this Lease (after the expiration of applicable notice and cure periods), then Landlord may (but shall not be required to), from time to time, without waiving any other remedy available to Landlord, use the Deposit, or any portion of it, to the extent necessary to cure or remedy such failure or to compensate Landlord for all damages sustained by Landlord resulting from Tenant’s failure to comply fully and timely with its obligations pursuant to this Lease. No acceptance of such payment shall be construed as an admission that Tenant has performed all of its obligations hereunder. If Landlord elects to make such application of all or any portion of the Deposit, Landlord shall notify Tenant of the amount thereof and Tenant shall within ten (10) days thereafter deposit with Landlord an amount sufficient to increase the Deposit to an amount equal to one hundred percent (100%) of the amount thereof set forth in Section 1.6 and any Tenant failure to immediately do so shall constitute an Event of Default under this Lease. If Tenant is in compliance with this Lease’s covenants and obligations as of the sixtieth (60th) day after the expiration or earlier termination of this Lease and Tenant’s vacating of the Premises, Landlord shall thereupon return to Tenant the unused portion of the Deposit. Landlord’s obligations with respect to the Deposit are those of a debtor and not a trustee. Landlord shall not be required to maintain the Deposit separate and apart from Landlord’s general or other funds, and Landlord may commingle the Deposit with any of Landlord’s general or other funds. Tenant shall not at any time be entitled to interest on the Deposit. Tenant hereby waives and releases all rights with regard to the Deposit set forth in California Civil Code Section 1950.7(except subsection (b)) or under any similar law, statute or ordinance now or hereafter in effect.
7.2    Letter of Credit.
The Deposit may be in the form of a letter of credit. In such event, Tenant, simultaneously with the execution of this Lease, shall deliver to Landlord (as beneficiary), and a copy to Landlord’s attorney, a standby letter of credit, in form and content satisfactory to Landlord (“Letter of Credit”). The Letter of Credit shall be, among other things:

(a)    subject to International Standby Practices 1998, International Chamber of Commerce Publication No. 590;

(b)    irrevocable and unconditional;

(c)    in the amount of the required Deposit;

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(d)    conditioned for payment solely upon presentation of the Letter of Credit and a sight draft certifying to the issuer of the Letter of Credit the existence of such grounds or circumstances upon which Landlord is permitted to make such draw, and
(e)    transferable one or more times by Landlord without the consent of Tenant.
Tenant acknowledges and agrees that it shall pay upon Landlord’s demand, as Additional Rent, any and all costs or fees charged in connection with the Letter of Credit that arise due to: (i) Landlord’s sale or transfer of all or a portion of the Property, or (ii) the addition, deletion, or modification of any beneficiaries under the Letter of Credit. The Letter of Credit shall be issued by a member of the New York Clearing House Association or a commercial bank or trust company satisfactory to Landlord possessing a net worth reasonably acceptable to Landlord. Landlord hereby approves of Silicon Valley Bank (“SVB”) as an issuing bank for the Letter of Credit provided and for so long as SVB maintains a minimum star rating of “Green/One Star” as determined from time to time by VERIBANC (the “Minimum Rating”). In the event SVB falls below the Minimum Rating, Tenant agrees, promptly upon notice from Landlord, to deliver a substitute Letter of Credit to Landlord from an issuing bank reasonably satisfactory to Landlord. The Letter of Credit shall expire not earlier than twelve (12) months after the date of delivery thereof to Landlord and shall provide that same shall be automatically renewed for successive twelve (12) month periods through a date which is not earlier than sixty (60) days after the Expiration Date, or any renewal or extension thereof, unless written notice of non-renewal has been given by the issuing bank to Landlord and Landlord’s attorney by registered or certified mail, return receipt requested, not less than sixty (60) days prior to the expiration of the current period. If the issuing bank does not renew the Letter of Credit, and if Tenant does not deliver a substitute Letter of Credit or cash in lieu thereof at least thirty (30) days prior to the expiration of the current period, then in addition to its rights granted under this Lease, Landlord shall have the right to draw on the existing Letter of Credit and maintain such funds as a cash security deposit. With respect to draws on the Letter of Credit:
(x)    Landlord may use, apply, or retain the proceeds of the Letter of Credit to the same extent that Landlord may use, apply, or retain the cash Deposit, as set forth above in this Article or elsewhere in this Lease;
(y)    Landlord may draw on the Letter of Credit, in whole or in part, from time to time, at Landlord’s election, to the same extent that Landlord may draw on the cash Deposit, as set forth above in this Article or elsewhere in this Lease; and
(z)    If Landlord partially draws down the Letter of Credit, Tenant shall within ten (10) business days after Landlord gives Tenant notice thereof, restore all amounts drawn by Landlord, or substitute cash security instead.
Tenant hereby agrees to cooperate, at its expense, with Landlord to promptly execute and deliver to Landlord any and all modifications, amendments and replacements of the Letter of Credit, as Landlord may reasonably request to carry out the terms and conditions of this Article. Tenant shall pay, at Tenant’s expense, all costs to obtain a replacement Letter of Credit in connection with the reduction of the Letter of Credit as set forth below.

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Notwithstanding anything set forth in this Lease to the contrary, provided that (i) no material or monetary Event of Default has occurred and (b) Tenant maintains at least One Billion Two Hundred Million Dollars ($1,200,000,000.00) in annual revenue, an EBITDA of Three Hundred Million Dollars ($300,000,000.00) and at least Five Hundred Million Dollars ($500,000,000.00) in cash during the year of the potential reduction, Landlord shall allow Tenant to replace the Letter of Credit with a new Letter of Credit in the amount of the Adjusted Deposit as of the applicable Reduction Date as follows:

REDUCTION DATE	ADJUSTED DEPOSIT
First (1st) day of Lease Year 3 - Upper Premises (the “First Reduction Date”)	$6,626,934.00
Each Anniversary of the First Reduction Date	The then-current Deposit minus one (1) month of the then-payable Minimum Monthly Rent*
*Notwithstanding the foregoing, in no event shall the Deposit be reduced below an amount equal to one month’s Rent as reasonably determined by Landlord.
7.3    No Bar or Defense to Other Remedies.
No security or guaranty that may now or hereafter be furnished to Landlord for the payment of the rent herein reserved or for performance by Tenant of the other covenants or conditions of this Lease shall in any way be a bar or defense to any action in unlawful detainer, or for the recovery of the Premises, or to any action that Landlord may at any time commence for a breach of any of the covenants or conditions of this Lease.
8.    HAZARDOUS SUBSTANCES
8.1    Definitions.
As used herein, “Hazardous Substance” shall mean any substance, material, or waste that is or becomes regulated by any federal, state, or local governmental authority because of its toxicity, infectiousness, radioactivity, explosiveness, ignitability, corrosiveness, or reactivity. As used herein, “Environmental Requirements” shall mean all Laws and prudent industry practices relating to industrial hygiene, protection of human health, warnings, hazard communication, employee rights-to-know, environmental protection, or any Hazardous Substance.
8.2    Consent Required for Hazardous Substances.
Tenant shall not cause or authorize any Hazardous Substance to be brought upon, generated, produced, kept or used in or about the Facility by Tenant or any “Tenant Parties” or “Tenant Invitees” (as those terms are defined in Section 11.1 below) unless (a) such Hazardous Substance is necessary for the business (and such business is a Permitted Use) of Tenant or its permitted subtenant or assignee, and (b) Tenant first obtains the consent of Landlord if such Hazardous Substance is other than (i) an “Article” (as defined in 29 C.F.R. §1910.1200) that is free of asbestos (whether friable or nonfriable) and polychlorinated biphenyls (PCBs) or (ii) a consumer

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product that is used on the Premises in quantities that would not require any notification or reporting under any Environmental Requirement, or any warnings to any persons located anywhere outside the Premises, if the entire quantities were released into the environment. Any request by Tenant for such consent shall be in writing and shall demonstrate to the reasonable satisfaction of Landlord that such Hazardous Substance will be stored, used, and disposed of in a manner that complies with all Environmental Regulations applicable to such Hazardous Substance. Such consent shall not be unreasonably withheld, but Landlord shall in no case be obligated to consent to the presence of any Hazardous Substance that will increase the likelihood or magnitude of Landlord’s liability, or to any treatment, storage, or disposal upon the Premises or the Facility of any Hazardous Substance whose treatment, storage, or disposal requires a permit or variance under applicable Environmental Requirements. In no event shall Landlord ever be obligated to execute any application for any such permit or variance.
At such times as Landlord may reasonably request, Tenant shall provide Landlord with a written list, certified to be true and complete in all material respects, identifying any Hazardous Materials then used, stored, or maintained upon the Premises, the use and approximate quantity of each such materials (other than Hazardous Substances used commonly in office buildings), a copy of any Materials Safety Data Sheet issued by the manufacturer therefor, together with a list of corresponding chemicals, and such other information as Landlord may reasonably require or as may be required by applicable laws.
8.3    Notices.
Tenant shall promptly deliver to Landlord copies of any reports made to any environmental agency arising out of or relating to any Hazardous Substances in, on, or from the Premises and copies of all hazardous waste manifests reflecting the legal and proper disposal of all hazardous wastes removed by Tenant from the Facility. If at any time Tenant shall become aware that any Hazardous Substances, other than those already known by Landlord or permitted under this Lease, have come to be located in or about the Premises, or that any known Hazardous Substances within the control of Tenant have been, are being, or are threatened to be released into the environment, Tenant shall, immediately upon discovering same, give notice of that condition to Landlord. In addition, Tenant shall immediately provide Landlord with a copy of any notices regarding Hazardous Substances in the Premises it receives from a governmental entity.

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8.4    Compliance with Environmental Requirements.
Tenant, at its sole cost and expense, shall comply with all applicable laws relating to any Hazardous Material, (as that term is defined in Section 25260 of the California Health and Safety Code, as amended from time to time). Without limitation to the generality of Section 3.2 (Restriction on Use), Tenant shall, at its own expense, use commercially reasonable efforts to comply with all Environmental Requirements, prudent industry practices, and Landlord’s Rules and Regulations regarding use, handling, disturbance, management, or disposal of Hazardous Substances pertaining to the Premises and Facility. Except as discharged into the sanitary sewer in strict accordance and conformity with all applicable Environmental Requirements, Tenant shall cause any and all Hazardous Substances removed from the Premises (or from any other portion of the Facility, if their removal is at the instance or direction of Tenant) to be removed and transported solely by duly licensed haulers to duly licensed facilities for final disposal of such materials and wastes. Upon expiration or earlier termination of the Term, Tenant shall cause to be removed from the Premises and the Facility all Hazardous Substances that Tenant or any Tenant Parties or Tenant Invitees caused or authorized to be located there; provided, however, that Tenant shall not be responsible for removing Hazardous Substances caused to be located in the Premises or within or under the Building that are not caused Tenant or Tenant Parties or that were otherwise existing in the Premises or within or under the Building as of the Commencement Date for the Lower Premises or Upper Premises, as applicable. If the presence of Hazardous Substances brought onto the Facility by Tenant or any Tenant Party results in contamination of any portion of the Facility, Tenant shall be solely responsible, at its sole expense, for taking any and all necessary steps to return the affected portion of the Facility to its condition prior to such contamination, as reasonably determined by Landlord; provided, however, that Tenant shall not take any remedial action (except in emergencies) in response to the presence of, nor enter into any settlement agreement, consent decree, or other compromise in respect to any claims relating to, any Hazardous Substance in any way connected with the Facility, without first notifying Landlord of Tenant’s intention to do so and affording Landlord ample opportunity to appear, intervene, or otherwise appropriately assert and protect Landlord’s interest with respect thereto; and further provided, that Landlord shall have the right (but not the obligation) to perform any such remediation on Tenant’s behalf, in which event Tenant shall reimburse Landlord for all of Landlord’s reasonable costs and expenses incurred in connection therewith. Landlord shall indemnify and hold harmless the Tenant from any and all claims, damages, fines, judgments, penalties, costs, expenses or liabilities (including, without limitation, any and all sums paid for settlement of claims, attorneys' fees, consultant and expert fees) in connection with the use, storage, generation or disposal of Hazardous Substances in, on or about the Facility, the Building or Premises by Landlord, Landlord's agents, employees or contractors. Tenant shall have no liability or responsibility for any remediation costs and/or fees arising from the use, storage, generation or disposal of Hazardous Substances in, on or about the Facility, the Building or Premises not otherwise caused by Tenant or the Tenant Parties. Landlord represents and warrants that (1) to Landlord's actual knowledge, there are no environmental conditions affecting the Premises or the Building in violation of Environmental Requirements except as may have been disclosed to Tenant in writing, and (2) there is no asbestos or asbestos-containing materials in the Premises.

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9.    NO LIGHT, AIR OR VIEW EASEMENT
No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Building, or otherwise, the same shall be without liability to Landlord and without any reduction or diminution of Tenant’s obligations under this Lease.
10.    ALTERATIONS
10.1    Tenant’s Right to Make Alterations.
Tenant shall not make or suffer to be made any alterations, additions, improvements, or utility installations (collectively, “Alterations”) to the Premises or any part thereof (subsequent to the construction of the tenant improvements pursuant to the Work Letter (the “Tenant Improvements”)) without the prior consent of Landlord, which shall not be unreasonably withheld or delayed. Tenant specifically acknowledges that it shall not be unreasonable for Landlord to withhold approval of any proposed contractor or subcontractor of Tenant on the grounds that Landlord reasonably believes that the performance of work in the Building by such contractor or subcontractor could result in labor disputes with Landlord’s own contractors or employees of Landlord or Landlord’s contractors. Landlord may, at any time during the Term, require Tenant to remove any or all Alterations made without Landlord’s consent or otherwise made in violation of any of the provisions of this Article 10. In no event shall Landlord be required to consent to any Alterations that would, in Landlord’s good faith opinion, adversely affect the utility or value of the Premises or the Building for future tenants, that would alter the exterior appearance of the Building, that would be of a structural nature, that could adversely affect the plumbing, mechanical, electrical or other systems servicing the Facility, that would be excessively expensive to remove (unless Tenant expressly agrees, upon Landlord’s request, to remove the same upon the expiration or sooner termination of this Lease), or that would otherwise be prohibited under this Lease. All permitted Alterations shall be made in conformity with the requirements of Section 10.2 below. Any and all Tenant Improvements and/or Alterations will be performed in accordance with Landlord’s sustainability practices including, without limitation, LEED. Notwithstanding the foregoing, Landlord’s prior consent shall not be required for any Alteration that is decorative only (i.e., carpet installation, wall covering or painting) or any non-structural, non-system-related, interior Alteration costing less than $100,000 per project (each, a “Permitted Alteration”).
10.2    Installation of Alterations.
Any Alterations installed by Tenant during the Term shall be done in strict compliance with all of the following requirements:
10.2.1    Approval. No Alterations (other than Permitted Alterations) shall proceed without Landlord’s prior written approval of (a) Tenant’s contractor(s); (b) certificates of insurance from a company or companies licensed in California with a policy holders’ rating of A- and financial rating of not less than X as designated by Best’s Insurance Reports, furnished to Landlord by Tenant’s contractor, evidencing combined single limit bodily injury and property damage insurance covering commercial general liability and automobile liability in an amount reasonably determined by Landlord given the nature and scope of such alterations (and which in no event shall be less than

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One Million Dollars ($1,000,000) per occurrence and general aggregate) and endorsed to show Landlord, Landlord’s property manager, and each constituent general partner of Landlord (if Landlord is a partnership) as additional insureds, and for workers’ compensation as required by law, endorsed to show a waiver of subrogation by the insurer to any claims Tenant’s contractor may have against Landlord (provided, however, nothing in this Section 10.2.1 shall release Tenant of its other insurance obligations hereunder); and (c) detailed plans and specifications for such work. Any changes in, deviations from, modifications of, or amendments to the approved plans and specifications shall also require Landlord’s prior written approval, if required. Any approval to be given by Landlord under this Section 10.2 shall not be unreasonably withheld, conditioned or delayed.
10.2.2    Coordination. Tenant shall cause its contractor(s) to coordinate with Landlord’s building management all construction and installation activities covered by this Section 10.2. All such work shall be done in accordance with Landlord’s standard rules and regulations for construction in the Building (the “Construction Rules”) (attached hereto as Exhibit F) in a skillful and first class workmanlike manner, consistent with the best practices and standards of the construction industry, and shall be pursued diligently and continuously until completed, always in conformity with the approved plans and specifications. All materials, equipment, and articles incorporated into the Alterations shall be new, and of recent manufacture, and of the most suitable grade for the purpose intended.
10.2.3    Permit. No Alterations (other than Permitted Alterations) shall be commenced without Tenant first having obtained a valid building permit and/or all other permits or licenses required to be obtained prior to commencement of such Alterations, copies of which shall be furnished to Landlord before the work is commenced. Upon completion, those permits which are not required prior to commencement of such Alterations shall be obtained, and a copy of such permits shall be provided to Landlord. Any work not acceptable to any governmental authority or agency having or exercising jurisdiction over such work shall be promptly replaced and corrected at Tenant’s expense. Except for Permitted Alterations, no work shall commence until and unless Landlord has approved plans and specifications and the schedule for the performance of such Alterations.
10.2.4    Reimbursement. Other than in connection with a Permitted Alteration, Tenant shall reimburse Landlord for any reasonable expense incurred by Landlord (not to exceed 3% of the cost of the Alteration) in reviewing and approving the plans and specifications (and any modifications thereto) for such work or the work itself within thirty (30) days after Tenant’s receipt of Landlord’s invoice therefor; provided that such expense shall be based on the complexity of the plans, the level of engineering to be reviewed, and the cost of such Alteration.
10.2.5    Oversight. Landlord may, to the extent appropriate, supply Tenant with the Building regulations and procedures for working in areas where there is a risk of coming into contact with materials or Base Building Systems that, if not properly handled, could cause health or safety risks or that could damage the Base Building Systems and/or the Building. Tenant shall cause its contractors, at Tenant’s sole cost and expense, to strictly comply with all such Building regulations and procedures established by Landlord and with all applicable Laws. Landlord shall have the right at all times to monitor the work for compliance with the Building regulations and any applicable Laws. If Landlord reasonably determines that any applicable Law or any Building regulations and/or procedures are not being strictly to complied with, Landlord may immediately require the cessation of all work being performed in or around the Premises until such time as Landlord is

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reasonably satisfied that the applicable Laws and Building regulations and procedures will be observed. Neither Landlord’s review and approval of the plans, specifications, and working drawings nor Landlord’s monitoring of any work in or around the Premises shall create any responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with applicable Laws or with the Building regulations and procedures nor shall any such review, approval, or monitoring by Landlord be deemed to constitute a waiver by Landlord of its right to require strict compliance with such Laws, regulations, or procedures, nor shall such monitoring relieve Tenant from any liabilities relating to such work.
10.2.6    Plans. Upon completion of any Alterations (other than Permitted Alterations), Tenant shall provide Landlord with field-grade “as built” plans and proof of payment for all labor and materials.
10.3    Tenant Improvements - Treatment at End of Lease.
10.3.1    Landlord’s Property. All Tenant Improvements (and all Alterations, upon their completion) made by or for Tenant, whether temporary or permanent in character, and whether made by Landlord or Tenant, shall be Landlord’s property, and shall be surrendered to Landlord in good order, condition, and repair (ordinary wear and tear excepted and damage caused by fire or other casualty excepted), broom clean, upon the expiration or earlier termination of the Term, and Tenant shall not be entitled to any compensation therefor. If Landlord indicated in writing to Tenant at the time Landlord consented to an Alteration that the Alteration or any portion thereof would have to be removed at the expiration or earlier termination of the Lease, Landlord may require the removal of any Alteration or Tenant Improvement at the end of the Term, in which case Tenant, at Tenant’s expense, shall remove the same, repair all damage caused by such removal and restore the Premises to its original condition prior to the expiration of the Term. Any damage or deterioration of the Premises or any Tenant Improvements that could have been prevented by good maintenance practices shall not be deemed to be ordinary wear and tear. Tenant shall have no obligation to remove any Permitted Alterations at the expiration or earlier termination of the Lease.
10.3.2    Personal Property. All of Tenant’s Personal Property located in the Premises, all trash and debris, and, if required by Landlord, all Tenant’s wiring and cabling, whether or not affixed to the Property, shall be completely removed by Tenant, at its sole cost, prior to the expiration of the Term pursuant to the Construction Rules; provided, however, that Tenant shall promptly repair all damage caused by such removal prior to the expiration of the Term. To the extent that Tenant does not remove its Personal Property pursuant hereto, Landlord may retain or in any manner dispose of said Personal Property not so removed, without liability to Tenant.
10.3.3    Damages. Tenant shall reimburse Landlord upon written demand for any and all reasonable costs and losses (including lost rents and other consequential damages) incurred by Landlord as a result any failure by Tenant to surrender the Premises in the condition required hereunder.
10.4    Other Improvements in the Building.
Notwithstanding anything to the contrary contained herein, if as a result of any Alterations or as a result of Tenant’s unique and specific use of the Premises, Landlord shall be

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required by any applicable Law to make other improvements (including, without limitation, upgrading of installations of life safety systems or compliance with standards for handicapped persons) in or upon the Premises or any other portion of the Building or Facility, including, without limitation, the Base Building, then Landlord shall have the right to charge Tenant for the cost of such other improvements.
11.    REPAIR OBLIGATIONS
Tenant’s ObligationsExcepting those maintenance, repair and restoration obligations that have been expressly delegated to Landlord under other provisions of this Lease, Tenant, at its sole cost and expense, shall keep the interior of the Premises and every part thereof in good, clean, pest-free, and sanitary condition and repair at all times during the Term. All damage, injury or breakage to any part or portion of the Premises or the Facility caused by Tenant, any of its affiliates, constituent partners, subtenants or licensees, or agents, or any of their respective officers, directors, trustees, employees, contractors and licensees (collectively, the “Tenant Parties”), and any invitee, visitor, or customer of any Tenant Party (a “Tenant Invitee”) shall be promptly repaired at Tenant’s sole cost and expense, to the reasonable satisfaction of Landlord. If Tenant fails to perform any such repair obligation within thirty (30) days, then Landlord shall have the right to perform such repair work at Tenant’s expense. If any such damage occurs outside of the Premises or to the Base Building or a Base Building item, then Landlord may elect to repair such damage at Tenant’s expense, rather than having Tenant repair such damage. The cost of all maintenance, repair or replacement work performed by Landlord under this Section 11 shall be paid by Tenant to Landlord within thirty (30) days after Landlord has invoiced Tenant therefor. Tenant shall be solely responsible for the design and function of all of the Tenant Improvements, whether or not installed by Landlord at Tenant’s request. Tenant waives all rights to make repairs to the Premises or to the Facility at the expense of Landlord, or to deduct the cost of such repairs from any payment owed to Landlord under this Lease. All maintenance and repairs made by Tenant must comply with Landlord’s sustainability practices, including any third-party rating system concerning the environmental compliance of the Building or the Premises, as the same may change from time to time.
11.2    Landlord’s Obligations.
11.2.1    Except to the extent otherwise expressly provided elsewhere in this Lease and excluding any responsibilities expressly delegated to Tenant elsewhere in this Lease, but subject to Landlord’s right to reimbursement of certain costs or expenses under other provisions of this Lease, as applicable, Landlord shall keep the Facility and Building, including the Common Areas and the Base Building Systems (including the above-ceiling distribution thereof), the mechanical rooms and the stairwells (exclusive of Tenant’s security system) in good condition and repair. Landlord shall repair and maintain (subject to reimbursement as an Operating Expense) and replace (at Landlord’s sole cost and expense, not to be passed through as an Operating Expense except to the extent otherwise permitted herein), the structural portions of the Building and the Facility. Landlord shall not, however, be obligated to maintain, repair, or replace any of the following within the Premises: interior windows, window coverings, doors, or door hardware. Landlord’s maintenance, repair and replacement activities shall be at a level substantially similar to the level of maintenance, repair and replacement standards of Comparable Buildings.

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11.2.2    Subject to Landlord’s right to reimbursement of certain costs or expenses under other provisions of this Lease, as applicable, Landlord shall perform all needed repairs to and replacements of the exterior windows in the Premises; provided, however, that Tenant shall reimburse Landlord for the full cost of repairs or replacements needed because of damage caused by the negligence or willful misconduct of Tenant or any Tenant Party. Also, Landlord shall not be obligated to perform repairs for which Tenant has expressly assumed responsibility under other provisions of this Lease. Tenant hereby acknowledges that the foregoing description of certain obligations and rights of Landlord is not intended to limit or restrict Landlord’s rights under other provisions of this Lease to reimbursement for costs and expenses incurred in connection with such matters.
12.    LIENS
Tenant shall keep the Premises, the Building, and the rest of the Facility free from liens arising out of any work or materials actually or allegedly performed or furnished, or obligations incurred, by or for Tenant. Tenant agrees to defend, indemnify and hold Landlord harmless from and against any and all claims for mechanics’, materialmen’s or other liens in connection with any Alterations, repairs, or any work performed, materials furnished, or obligations incurred by or for Tenant. In the event any such lien is filed, and Tenant has not provided Landlord with a lien release bond or other adequate security therefor, as provided below, Landlord may, upon thirty (30) days’ written notice to Tenant, without waiving Landlord’s rights based on such breach by Tenant and without releasing Tenant from any obligations hereunder, pay and satisfy the same and in such event the sums so paid by Landlord shall be due and payable by Tenant immediately, with interest from the date paid by Landlord through the date Tenant pays Landlord, at the Interest Rate. Tenant shall nevertheless have the right to contest or object to the amount or validity of any lien against the Premises or the Building arising out of work performed by or on behalf of Tenant by appropriate legal proceedings so long as (a) Tenant notifies Landlord of Tenant’s intent to contest such lien within thirty (30) days after Tenant has notice of the imposition thereof, (b) Tenant, within such thirty (30) day period, furnishes Landlord with and arranges for recordation of a lien release bond complying with the requirements of California Civil Code Section 3143 (or any successor statute) so as to release the lien from the Premises and the balance of the Facility upon recordation of such bond, or with other security reasonably satisfactory to Landlord to satisfy such claim or lien, (c) upon any final determination of such contest which is not appealable or is not being appealed by Tenant, Tenant pays the amount of such claim or lien then due (provided that Tenant shall at its sole cost post any bond required to pursue an appeal), and (d) Tenant’s indemnity set forth above in this Article 12 shall apply to all claims arising in connection with such contest or objection.
13.    SIGNS; NAMES OF BUILDING AND FACILITY
Except for the signage provided for in Article 51 of this Lease, Tenant shall not place any other logo, sign, advertisement, announcement, warning, or notice upon or in front of the Premises, the Facility or any Common Areas. Tenant shall not use any insignia or logotype of the Building or Facility for any purpose nor shall Tenant use any picture of the Building or Facility in its advertising or stationery or in any other manner.
14.    ASSIGNMENT AND SUBLETTING

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14.1    “Transfer” Defined.
Subject to Section 14.2 below, as used herein, the term “Transfer” shall mean any assignment of this Lease (including, without limitation, assignment by operation of law, e.g., death of an individual tenant or merger, dissolution, consolidation, or other reorganization of a corporate tenant), subletting of all or any part of the Premises, or transfer of possession, or right of possession or contingent right of possession of all or any portion of the Premises, including without limitation, concession, mortgage, encumbrance, devise, hypothecation, agency, or franchise agreement, or to suffer any other person to occupy or use the said Premises or any portion thereof. Subject to Section 14.2 below, if Tenant is a corporation that is not a public corporation, or is an unincorporated association, partnership or other entity, or if Tenant consists of more than one party, the transfer, assignment (including, without limitation, assignment by operation of law), or hypothecation of any stock of or interest in Tenant in the aggregate in excess of fifty percent (50%) shall also be deemed to be a “Transfer.” If Tenant is a partnership or consists of more than one party, then any of the foregoing events with respect to any such party comprising Tenant, or with respect to any constituent general partner of Tenant or any such party, shall also be deemed to be a “Transfer.”
14.2    No Transfer Without Consent.
Tenant shall not, either voluntarily or by operation of law or otherwise, suffer a Transfer without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, except as otherwise expressly provided below. Landlord’s consent to one Transfer shall not be deemed to be a consent to any subsequent Transfer; nor shall Landlord’s consent constitute an acknowledgment that no default then exists of the obligations to be performed by Tenant under this Lease; nor shall such consent be deemed a waiver of any then-existing default, except as may be otherwise stated in writing by Landlord at the time; nor shall Landlord’s acceptance of Rent from any person be deemed a waiver by Landlord of any provision of this Article 14. If Landlord’s approval or consent for any agreement or instrument is required hereunder, then no material amendment or modification shall be made thereto without Landlord’s prior consent. Any Transfer that is not in compliance with the provisions of this Article 14 shall be voidable at Landlord’s election. Landlord in its sole discretion may refuse to allow a Transfer unless Tenant certifies that the rents payable by the transferee are not based on the income or profits of any person from the Premises (other than a percentage or percentages of gross receipts or sales). Notwithstanding the foregoing, provided that Tenant has furnished Landlord with fifteen (15) days prior written notice, this Lease may be assigned, or the Premises may be sublet, to any Permitted Affiliate (as hereinafter defined), in each case without Landlord's consent. For the purposes of this section, “Permitted Affiliate” shall mean (a) any entity which is controlled by, is under common control with, or which controls Tenant, or in which Tenant has a fifty percent (50%) or greater voting or ownership interest, (b) any entity into which Tenant merges, is consolidated or is acquired, or (c) any entity into which Tenant is merged or any corporation or other entity resulting from the consolidation of Tenant with some other entity, or (d) any successor corporation or other entity arising from any bona fide reorganization of Tenant, or (e) any entity that acquires all of the assets of Tenant. In addition, any issue, sale or transfer of shares of Tenant on any national securities exchange (as defined in the Securities Exchange Act of 1934, as amended) shall not constitute a “Transfer” under this Lease. The foregoing transfer shall not constitute an assignment or sublease requiring the consent of

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Landlord and will not extend any rights under Section 14.5 and 14.6 below. In addition, Landlord’s consent shall not be required for subleases or sublicenses by Tenant to entities with whom Tenant is doing business or who are part of a joint venture with Tenant where such subleases or licenses in the aggregate constitute less than five thousand (5,000) square feet of the Premises.
14.3    Procedure for Assignment and Subletting/Landlord’s Recapture Rights.
Tenant shall advise Landlord by written notice of (a) Tenant’s intent to make a Transfer, (b) the name of the proposed transferee, and evidence reasonably satisfactory to Landlord that such proposed transferee will use the Premises in compliance with the use provisions of this Lease and is comparable in reputation and stature to the other tenants then leasing comparable space in the Building or in Comparable Buildings (such evidence shall include, without limitation, (i) a description of the proposed transferee’s business background and experience, and (ii) such other information as Landlord may reasonably request concerning such transferee, and (c) the terms of the proposed assignment or subletting (including the financial terms and the intended use of the Premises), together with a copy of the proposed Transfer documents. Landlord need not commence its review of any proposed Transfer, or respond to any request by Tenant with respect to such, unless and until Landlord has received all of the foregoing documentation from Tenant. Landlord shall, within twelve (12) days after receipt of such notice and documentation, and any additional information reasonably requested by Landlord, elect one of the following:
(a)    Consent to such proposed Transfer;
(b)    Refuse such consent, which refusal shall be on reasonable grounds, subject to the provisions of Section 14.4 below; or
(c)    Only in the event Tenant (i) assigns this Lease or (ii) subleases in excess of fifty percent (50%) of the Premises, elect to terminate this Lease (in the event of an assignment other than to a Permitted Affiliate (as such term is defined in Section 14.2 above)), or in the case of a sublease, terminate this Lease as to the portion of the Premises proposed to be sublet for the proposed term of the sublease (such election may be exercised for any reason whatsoever, including, without limitation, the intent of Landlord to enter into a direct lease with the proposed assignee or subtenant). If Landlord exercises such termination option, then (i) this Lease shall terminate as to all or such portion, as the case may be, of the Premises effective as of the date on which the proposed Transfer was intended to have become effective, (ii) Tenant shall vacate such portion of the Premises prior to such date, and (iii) Landlord and Tenant shall have no further liability to each other under this Lease from and after such date with respect to such space, except as otherwise provided in this Section and in Article 42 (Survival of Certain Rights and Obligations). If this Lease is terminated as to less than all of the Premises pursuant to the preceding sentence, the Rent, including, without limitation, Tenant’s Percentage Share, under this Lease shall be equitably adjusted by Landlord on the basis that the rentable area of the portion of the Premises remaining bears to the rentable area of the entire Premises. No failure of Landlord to exercise its termination option hereunder shall be deemed a waiver of the right to terminate this Lease subsequently (with respect to a subsequent Transfer) in accordance with the terms hereof, as it is intended that this option to terminate shall continue to exist during the entire Term. If Landlord elects to recapture as set forth in this Section 14.3(c), Tenant shall have the right to revoke the notice of Transfer within ten (10)

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days after receipt of notice from Landlord that it intends to recapture the Premises or portion thereof listed in the notice of Transfer.
If (i) Landlord fails to notify Tenant whether or not it will consent to such proposed Transfer within such twelve (12) day period, and, thereafter, Tenant delivers notice (“Response Failure Notice”) to Landlord of such failure (which Response Failure Notice must refer to this provision and state in capital bold letters the following: “LANDLORD MUST RESPOND TO TENANT’S REQUEST CONTAINED HEREIN WITHIN THREE (3) BUSINESS DAYS OF RECEIPT OR SUCH REQUEST SHALL BE DEEMED APPROVED”) and (ii) Landlord fails to respond to such request within three (3) business days after Landlord’s receipt of the Response Failure Notice, then such proposed Transfer shall be deemed approved by Landlord.
14.4    Conditions to Approval.
14.4.1    Reasonable Standards. It is understood and agreed that, without limiting Landlord’s right of consent as provided herein, Landlord’s withholding consent shall be deemed reasonable if the proposed assignment or sublease fails to meet any one or more of the following criteria: (a) neither the proposed Transfer nor the proposed use of the Premises by the proposed transferee shall conflict with or result in a breach of Sections 3.2 (Restriction on Use) or 8.2 (Consent Required for Hazardous Substances), or any other provision of this Lease, nor shall it violate any exclusivity arrangement that Landlord may then have with any other tenant of the Facility which Landlord entered into prior to the date the Tenant requested Landlord’s consent for such proposed transfer; (b) the proposed transferee’s proposed use of space in the Premises shall not be for an office or facility of any governmental agency or authority, or an embassy or consulate or similar office; (c) the proposed transferee’s use of space in the Premises is not for a school or classroom use, an entertainment, sports or recreation facility, retail sales to the public, medical offices, or a personnel or employment agency, telephone “boiler rooms,” or a business where the general public routinely makes payments, receives cash or checks or processes applications for permits or registrations; (d) the proposed transferee shall be of a reputation and stature consistent with the character of the Comparable Building as reflected by the then existing tenants of the Comparable Building with respect to comparable space; (e) intentionally deleted; (f) the proposed transferee shall not be a party for which Landlord’s consent is required under Section 14.8 below; and (g) if the proposed transferee would be subleasing less than all of the Premises included in any particular floor, there shall not be (following consummation of the proposed sublease) more than three (3) “Occupants” on such floor. For purposes of the preceding sentence, an “Occupant” of a floor shall include Tenant (if Tenant is occupying any portion of the floor through personnel of Tenant or any affiliate), any of Tenant’s subtenants or sub-subtenants (other than affiliates) occupying any space on said floor, and in the case of any floor of which Tenant leases only a portion, any other tenant (and any of its subtenants or sub-subtenants) of space on such floor. It shall be a reasonable basis for Landlord to withhold its consent if Tenant tenders for Landlord’s approval an assignment of this Lease or a sublease of the Premises or any part of the Premises to a proposed assignee/subtenant whose proposed use or operation in the Premises may or will cause the Building or any part thereof not to conform with the environmental and green building clauses in this Lease.

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14.4.2    Fees. In the event that Landlord shall consent to a proposed Transfer, or shall reasonably disapprove a proposed Transfer (other than in connection with an exercise of Landlord’s recapture rights under Section 14.3), pursuant to the provisions of this Article 14 Tenant shall pay, within thirty (30) days of Landlord’s demand therefor, Landlord’s reasonable, actual processing costs and attorneys’ fees (which shall be either the reasonable, actual costs of Landlord’s in-house counsel or the reasonable, actual costs of Landlord’s outside counsel, but not both) incurred in connection with such matter, provided that such amount (costs and attorneys’ fees) shall not exceed Four Thousand Dollars ($4,000) in the event such consent shall not require or include the drafting and/or negotiation of additional documentation such as, by way of example, an amendment to this Lease.
14.5    Sublease Gross Receipts.
If Landlord consents to a sublease of the Premises or any portion thereof, Tenant will pay to Landlord fifty percent (50%) of any Sublease Gross Receipts (as defined below) derived by Tenant from such subletting in excess of the Minimum Monthly Rent, Operating Expenses, Taxes, Assessments, electricity costs, and all other Rent and other charges payable by Tenant to Landlord under the Lease. Sublease Gross Receipts shall mean any rents and pass through of insurance, taxes and maintenance and operating charges payable under the sublease to Tenant (less all reasonable and customary expenses incurred by Tenant pursuant to such sublease, including brokerage fees, legal fees, a tenant improvement allowance and any landlord review fees). Such portion of excess Sublease Gross Receipts shall be paid by Tenant to Landlord on a monthly basis in arrears commencing thirty (30) days after the effective date of the sublease. Within thirty (30) days after the effective date of the sublease, Tenant will submit to Landlord a statement containing a reasonably detailed calculation of any Sublease Gross Receipts derived from a subletting, certified as correct by an officer of Tenant. At Landlord’s request, Tenant will provide substantiation of Tenant’s calculation of Sublease Gross Receipts, reasonably satisfactory to Landlord, and Landlord shall have the right upon request to inspect Tenant's books and records to confirm as correct the Tenant's calculation of any Sublease Gross Receipts. In addition to any other certifications required under this Lease, the Tenant must obtain from any sublessee and deliver to Landlord the certificates described in Section 53 below.

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14.6    Assignment Gross Receipts.
If Landlord consents to an assignment of this Lease, Tenant will pay to Landlord fifty percent (50%) of any Assignment Gross Receipts (as defined below) Tenant derives from such assignment. The term “Assignment Gross Receipts” means any amount paid or payable by an assignee to Tenant as consideration for such assignment (less all reasonable and customary expenses incurred by Tenant pursuant to such assignment, including brokerage fees, legal fees, a tenant improvement allowance and any landlord review fees). Within thirty (30) days after Tenant receives any amount from an assignee as consideration for an assignment, Tenant will submit to Landlord a statement containing a reasonably detailed calculation of any Assignment Gross Receipts derived from such assignment, certified as correct by an officer of Tenant, and simultaneously with the delivery of such statements, Tenant will pay such portion of any Assignment Gross Receipts shown by such statements. At Landlord’s request, Tenant will substantiate Tenant’s calculation of any Assignment Gross Receipts in a manner reasonably satisfactory to Landlord, and Landlord shall have the right upon request to inspect Tenant's books and records to confirm as correct the Tenant's calculation of any Assignment Gross Receipts. In addition to any other certifications required under this Lease, the Tenant must obtain from any assignee and deliver to Landlord the certifications described in Section 53 below.
14.7    Joint and Several Obligations.
Each permitted subtenant or assignee shall assume all obligations of Tenant under this Lease with respect to the Premises, or such portion thereof as may be covered by the sublease entered into by such party, and, if the party executing this Lease (“Original Tenant”) is in default under this Lease (beyond applicable notice and cure periods), such permitted subtenant or assignee shall, if Landlord so elects, make direct payment to Landlord of the Rent in the amount set forth in the sublease or assignment, unless otherwise agreed in writing by the parties thereto, and perform all of the terms, covenants, conditions, and agreements herein contained on Tenant’s part to be performed with respect to the Premises or such subleased space, as the case may be. No Transfer shall be valid and no transferee shall take possession of the Premises or any part thereof unless, within ten (10) days after the execution of the documentary evidence thereof, Tenant shall deliver to Landlord a duly executed duplicate original of the Transfer instrument that (a) provides that the transferee assumes Tenant’s obligations for the payment of Rent to the extent set forth in the sublease or assignment (or the allocable portion thereof, in the case of a sublease of a portion of the Premises) and for the full and faithful observance and performance of the covenants, terms and conditions contained herein, applicable to the Premises in the event of an assignment or applicable to the subleased space in the event of a sublease, (b) provides that the transferee will, at Landlord’s election, attorn directly to Landlord if Landlord will recognize the sublease or assignment, as the case may be, and not disturb the subtenant’s or assignee’s, as the case may be, right to possession of the Premises in the event Tenant’s Lease is terminated for any reason on the terms set forth in the instrument of transfer, and (c) contains such other non-financial assurances as is then customarily required by Landlord’s lenders, the form for which will be provided to Tenant on request. The failure or refusal of a transferee to execute such an instrument of assumption shall not release or

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discharge the transferee from its obligations set forth above. Notwithstanding anything contained herein to the contrary, Tenant shall remain fully liable for the performance of all of the obligations of Tenant hereunder and no Transfer shall release or discharge Tenant or any guarantor from liability under this Lease.
14.8    Non-Competition.
Notwithstanding anything in this Article 14 to the contrary, in no event shall Tenant, without Landlord’s prior consent, which consent, except as provided below, may be withheld in Landlord’s reasonable discretion, transfer all or a portion of the Premises or this Lease to any then tenant or occupant of space in the Building with whom Landlord (or Landlord’s broker or representative) is then, or has been within the five-month period prior to the time Tenant seeks to enter into such assignment or sublease, engaged in written negotiations or with whom Landlord (or Landlord’s broker or representative) has exchanged written correspondence regarding lease negotiations or discussions; provided, however, if Landlord does not then have in the Building space available that would generally meet the size and location requirements of such existing tenant and Landlord also does not expect to have such space available by the proposed commencement date under Tenant’s desired sublease or assignment of Lease, then Landlord shall not unreasonably withhold such consent.
14.9    No Merger.
The voluntary or other surrender of this Lease by Tenant or mutual cancellation of this Lease shall not work a merger. At the option of Landlord, any such surrender or cancellation of this Lease shall either terminate any and all then existing subleases or subtenancies or operate as an assignment to Landlord of Tenant’s interest in any and all such subleases or subtenancies.
14.10    Landlord’s Right to Assign.
Landlord shall have the right to sell, encumber, convey, transfer, and/or assign any of its rights and obligations under this Lease (in connection with a transfer of all or any portion of Landlord’s interest in the Facility); provided Landlord provides Tenant with written notice of such transfer or sale, and a copy of the assignment and assumption of lease or other documentation evidencing the assignment of the lease to the new transferee or owner.
14.11    ERISA/UBIT.

The provisions of this Article 14 shall be subject to Articles 53 and 54 below.
14.12    Reasonable Standard.

Each of the rights of Landlord set forth in this Article 14 is a reasonable standard or condition for purposes of California Civil Code, Section 1951.4 relating to Landlord’s remedy after Tenant’s breach and abandonment.

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15.    INDEMNIFICATION; INSURANCE; ALLOCATION OF RISK
15.1    Indemnification.
15.1.1    Tenant’s Indemnity. Except as may be the direct result of Landlord’s negligence or willful misconduct, Tenant will indemnify, hold harmless, and defend Landlord, and its members (and the members of its members), and their respective agents, employees, and invitees (collectively, the “Indemnified Parties”) from any claims, loss, damage, liability, or cost (including reasonable attorneys’ fees and all court costs) incurred by the Indemnified Parties (collectively, “Claims”) and occasioned by or in any way related to or based on (a) the use and occupancy of the Premises or the Property by Tenant or Tenant Parties or invitees, (b) the acts or omissions of Tenant or Tenant Parties, (c) any default, breach or violation of this Lease by Tenant or Tenant Parties, and (d) injury or death (including death and physical, psychological, and emotional injuries) to individuals or damage to property sustained in or about the Premises.
15.1.2    Landlord’s Indemnity. Except as may be the direct result of Tenant’s negligence or willful misconduct, Landlord shall at its expense defend, protect, indemnify, and hold harmless Tenant and the Tenant Parties from and against any and all Claims for injury (including death and physical, psychological, and emotional injuries) to any person or damage to any property whatsoever, to the extent arising from any occurrence in, on, or about the Premises or Common Areas, to the extent such injury or damage shall be caused by the acts or omissions of Landlord or its employees, agents, contractors or subcontractors, or Landlord’s breach of this Lease.
15.1.3    Insurers Not Released. The indemnification obligations of Landlord and Tenant hereunder are not intended to and shall not relieve any insurance carrier of its obligations to Landlord or to Tenant (if any).
15.2    Tenant’s Insurance.
Tenant shall have the following insurance obligations:
15.2.1    Liability Insurance. Tenant shall, at Tenant’s expense, obtain and keep in force at all times during the Term, a policy of commercial general liability insurance (including automobile liability) for occurrences in or about the Premises or otherwise resulting from Tenant’s operations at the Facility. The minimum limits of liability shall be a combined single limit of not less than Five Million Dollars ($5,000,000.00) per occurrence and a deductible not greater than Ten Thousand Dollars ($10,000.00). The policy shall protect and name Landlord and the Indemnified Parties as additional insureds. The policy shall also provide for severability of interest; shall provide that an act or omission of one of the insureds or additional insureds that would void or otherwise reduce coverage shall not void or reduce coverages as to other insureds or additional insureds. The policy shall be primary coverage for Tenant and Landlord and Indemnified Parties’ insurance shall not contribute to any liability arising out of Tenant’s and the Tenant Parties’ and Tenant Invitees’ use, occupancy or maintenance of the Premises and all areas appurtenant thereto. The limits of said insurance shall not, however, limit any liability of Tenant under Section 15.1.

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15.2.2    Personal Property Insurance. Tenant shall maintain in full force and effect on all of its fixtures, personal property, and equipment in the Premises a policy or policies of fire and casualty insurance in “special form” form to the extent of at least ninety percent (90%) of their replacement cost (without deduction for depreciation). No such policy shall have a deductible (other than as to earthquake coverage, which may have a commercially reasonable deductible) in a greater amount than Thirty Thousand Dollars ($30,000.00). Tenant shall also insure in the same manner the physical value of all its leasehold improvements, if any, in the Premises. The “full replacement value” of the improvements to be insured under this Section 15.2.2 shall be determined by the company issuing the insurance policy at the time the policy is initially obtained and from time to time throughout the Term. During the Term, the proceeds from any such policy or policies of insurance shall be used for the repair or replacement of the fixtures, equipment, and leasehold improvements so insured. Landlord shall have no interest in said insurance, and will sign all documents necessary or proper in connection with the settlement of any claim or loss by Tenant. All property insurance shall contain waivers of subrogation and shall be mutual.
15.2.3    Worker’s Compensation Insurance. Tenant shall carry and maintain Workers Compensation as required by applicable Laws and Employer’s Liability insurance with a limit of not less than $1,000,000. Such policy(s) shall be endorsed to waive any subrogation rights by Tenant and/or Tenant's workers' compensation carrier against Landlord and/or any Indemnified Parties in the Lease.
15.2.4    Business Interruption. Tenant shall maintain loss of income and business interruption insurance in such amounts as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises or to the Building as a result of such perils, but in no event in an amount less than the Rent payable hereunder for twelve (12) months. All such insurance shall contain waivers of subrogation in favor of Landlord; provided, however, that Tenant shall have the right to self-insure the insurance otherwise required under this Section 15.2.4; provided further, however, that such self-insurance shall be deemed to be for the full extent of the otherwise required coverage and with full waiver of subrogation in favor of Landlord.
15.2.5    Other Coverage. During such times as Tenant is performing approved Alterations in the Premises, Tenant shall carry such builder’s risk insurance as Landlord may require pursuant to Section 10.2.1 above.
Not more frequently than every three (3) years, if, in the reasonable opinion of Landlord’s lender or of the independent insurance consultant retained by Landlord, the amount of commercial general liability insurance coverage at that time is not adequate, or additional coverages not specified above should be obtained, Tenant, at its cost, shall increase such insurance coverage, and/or obtain such additional coverages, as required by either Landlord’s lender or Landlord’s insurance consultant, consistent with the then prevailing custom for new leases of similar space in Comparable Buildings but only to the extent required of tenants similar to Tenant for comparable space.
15.2.6    Insurance Criteria. All the insurance required to be carried by Tenant pursuant to this Lease (except Tenant’s self-insurance under Section 15.2.4 above) hereunder shall:

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(a)    Be issued by insurance companies that are qualified and admitted to do business in the State of California and that carry a designation in “Best’s Insurance Reports,” as issued from time to time throughout the Term, as follows: Policy holders’ rating of A-; financial rating of not less than VII.
(b)    Be issued in a form reasonably acceptable to Landlord.
(c)    Intentionally deleted.
(d)    Waive subrogation, as required by Sections 15.2.2, 15.2.4, and 15.2.5.
(e)    To the extent that Landlord shall have any repair or replacement obligations with respect to the insured property, name Landlord and the Indemnified Parties as additional insureds (except the Worker’s Compensation Insurance) and, at Landlord’s request, shall carry a lender’s loss payee endorsement in favor of Landlord’s lender.
15.2.7    Evidence of Coverage. A certificate of insurance for the insurance required to be carried by Tenant hereunder shall be delivered to Landlord prior to Tenant’s commencing remodeling work in or taking occupancy of the Premises, and Tenant shall keep each such policy in full force and effect throughout the Term. Renewal policies or certificates thereof shall be delivered to Landlord within ten (10) days of policy expiration.
15.2.8    Tenant Insurance Default. In the event that Tenant fails to deliver to Landlord any certificate of insurance hereunder required within the prescribed time period (together with a so-called “additional insured” endorsement attached to said certificate) and if such failure continues after ten (10) days written notice thereof from Landlord to Tenant, or if any such policy is canceled or the coverage with respect to the Premises reduced during the Term without Landlord’s consent, Landlord may at its option, but shall not be obligated to, obtain such insurance on behalf of Tenant and bill Tenant, as additional rent, for the cost thereof. The provisions of this Article 15 are for the benefit of Landlord and its lenders only and are not nor shall they be construed to be for the benefit of any employee of Tenant, any other tenant or occupant of the Building or the Facility, or any other person whatsoever.
15.3    Landlord’s Insurance.
Landlord shall maintain policies of insurance covering loss of or damage to the Building in the full amount of its replacement cost. Such policies shall provide protection (subject to reasonable deductibles) against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils (special form), sprinkler leakage, and any other perils that Landlord in good faith deems appropriate. Landlord shall not obtain insurance for Tenant’s Alterations, trade fixtures or equipment. Landlord shall also maintain a policy of commercial general liability insurance with a combined single limit of not less than Ten Million Dollars ($10,000,000) per occurrence for bodily injury and property damage, plus coverage against such other risks as Landlord deems advisable from time to time, insuring Landlord against liability arising out of the ownership, use, occupancy or maintenance of the Facility and the performance by Landlord of the indemnity provisions, to the extent commercially available in

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commercial general liability insurance policies or, for a reasonable additional cost, with riders thereto, of this Lease; provided, however, that Landlord may at its option elect to substitute for said policy insurance that is part of a blanket insurance policy maintained by Landlord. In addition, if Landlord determines that a majority of landlords of Comparable Buildings do so, Landlord shall increase such insurance coverage and/or obtain such additional coverages to the level carried by such other landlords. All the insurance required to be carried by Landlord hereunder shall: (a) Be issued by insurance companies that are qualified and admitted to do business in the State of California and that carry a designation in “Best’s Insurance Reports,” as issued from time to time throughout the Term, as follows: Policy holders’ rating of A-; financial rating of not less than X, and (b) Waive subrogation in favor of Tenant with respect to property loss or damage by fire or other casualty.
The amount of such liability coverage may be increased from time to time as required by Landlord (but Landlord shall not increase such liability coverage to an amount greater than that required by owners of Comparable Buildings) or Landlord’s lender. Notwithstanding anything above to the contrary, Landlord may self-insure the obligations set forth herein so long as (i) Landlord maintains a net worth at least equal to 2.5 times the greater of initial replacement value of the Facility and the replacement value of the Facility from time to time according to its most recent audited financial statement (in accordance with sound accounting principles consistently applied), and (ii) Landlord governs and manages its self-insurance program in a manner consistent with programs managed by reasonable businesses. If Landlord elects to self-insure, Landlord shall be responsible for any losses or liabilities which would have been assumed by the insurance companies which would have issued the insurance required of Landlord under this Lease.
15.4    Exculpation.
15.4.1    Waiver of Subrogation. Landlord and Tenant release each other and Indemnified Parties and Tenant Parties, respectively, from any Claims of whatever nature for damage, loss, or injury to the Premises, the Building, and/or the Facility, or to the other’s property in, on, or about the Premises and the Facility, to the extent of any insurance proceeds that are received or receivable (or that would have been receivable but for such releasing party’s breach or default of its obligations to carry insurance under this Lease), even if such damage, loss, or injury shall have been caused by the fault or negligence (but not willful misconduct) of the other party or anyone for whom such party may be responsible. Landlord and Tenant shall each cause their respective insurance policies to provide that the insurance company waives all right of recovery by way of subrogation against either Landlord or Tenant in connection with any damage covered by any policy. To the extent of any insurance proceeds actually received, or that would have been payable but for a breach of this Lease, neither Landlord nor Tenant shall be liable to the other for any damage caused by fire or any of the risks insured against under any insurance policy required by this Lease. Further, except to the extent otherwise expressly provided below in this Subsection and except to the extent caused by the negligence or willful misconduct of Landlord, its agents, employees or contractors, Tenant hereby waives all Claims against Landlord and the Indemnified Parties for any loss, theft, or damage to Tenant’s business or Personal Property or injury (including death and physical, psychological, and emotional injuries) to persons, in, upon or about the Premises and/or the Facility. Without limiting the generality of the foregoing, Tenant specifically acknowledges that such waived Claims include injuries, losses, and damage resulting from the following causes: Fire; smoke;

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explosion; falling plaster, ceiling tiles, fixtures, or signs; broken glass; steam; gas; fumes; vapors; odors; dust; dirt; grease; acid; oil; any other Hazardous Substance; debris; noise; air or noise pollution; vibration; theft; breakage; vermin; electricity; computer or electronic equipment or systems malfunction or stoppage; water; rain; flooding; freezing; windstorm; snow; sleet; hail; frost; ice; excessive heat or cold; sewage; sewer backup; toilet overflow; leaks or discharges from or into the Premises or any other part of the Facility, or from any pipes, sprinklers, appliances, equipment (including, without limitation, heating, ventilating, and air-conditioning equipment); electrical or other wiring; plumbing fixtures; roofs; windows; skylights; doors; trapdoors; the surface or subsurface of any floor or ceiling of any part of the Facility; dampness or climatic conditions; maintenance, repair, or construction activities; renovation work; and any interruption, cessation, or failure of any public or other utility service.
16.    SECURITY SERVICES
16.1    Landlord’s Obligation to Furnish Security Services.
Landlord may supply to the Building unarmed lobby attendant services that are generally comparable to the lobby attendant services provided in Comparable Buildings; provided, however, that neither Landlord nor any other Indemnified Parties shall be liable to Tenant, Tenant’s employees, invitees or any other person or entity for (and Tenant waives all claims against them arising by reason of) direct or consequential damages including, without limitation, damage or injury to person or property or loss of life, resulting from the presence, admission to or exclusion from the Building or Facility of any person, and Tenant acknowledges that Landlord’s provision of security guards or other security services for the Building or Facility shall not be construed as Landlord’s or any Landlord Party’s acceptance of any responsibility or liability for the security of persons or property in, on or about the Premises, the Building or the Facility. Landlord may, but shall not be obligated to, furnish additional security services for the Premises, the Building and/or the Facility as Landlord deems appropriate in its sole and absolute discretion. In the event Landlord furnishes or contracts to furnish any such additional services, Tenant shall nevertheless remain solely responsible for the protection of itself, the Tenant Parties and the Tenant Invitees and all property of Tenant and the Tenant Parties and the Tenant Invitees located in, on, or about the Premises or the Building or the Facility, and the provisions of Article 15 shall nevertheless continue in full force and effect. Landlord shall have the right to take all such reasonable and lawful measures as Landlord may deem advisable for the security of the Building or the Facility and their occupants, including, without limitation, the lawful search of any person entering or leaving the Building, the evacuation of the Building (or any part thereof) for cause, suspected cause, or for drill purposes, the temporary denial of access to the Building (or any part thereof), and the closing of the Building after normal business hours and on Sundays and holidays, subject, however, to Tenant’s right to admittance, when the Building is so closed, under such reasonable regulations as Landlord may prescribe from time to time.
16.2    Tenant’s Right to Install Security System.
Tenant shall have the right to establish or install an automated and/or non-automated security system in, on, or about the Premises, provided that Tenant shall first notify Landlord of Tenant’s plan for any such system, and provided further that such system does not have an adverse

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effect on the Facility or on other tenants and is installed in accordance with the provisions of this Lease.
17.    BUILDING SERVICES
17.1    Standard Building Services.
Landlord shall furnish the Premises with the standard building services and utilities as set forth in the attached Exhibit D.
17.2    Additional Services.
Except with respect to electricity which is separately payable by Tenant under this Lease in whatever quantities consumed by Tenant, Tenant shall not, without the consent of Landlord (which consent shall not be unreasonably withheld), (a) use any equipment, apparatus, or device in the Premises that will in any way increase the amount of cooling capacity or water usually furnished or supplied for use to the Premises for general office purposes (i.e., the amounts provided at the standard levels specified in the attached Exhibit D as being available without additional charge), or (b) connect to water pipes or any apparatus or device for the purpose of using water. Tenant agrees to pay within thirty (30) days of demand all charges imposed by Landlord from time to time for all building services and all charges for services and utilities requested by and supplied to or used by Tenant in excess of or in addition to those standard building services and utilities described in Exhibit D. Such excess and additional building services and utilities are hereinafter referred to as “Additional Services.” If Tenant uses services or utilities in excess of such standards, Landlord may, upon prior notice to Tenant, cause a switch and/or metering system to be installed at Tenant’s expense (which expense shall be Landlord’s actual cost of installing such switch and Tenant shall pay within thirty (30) days after receipt of an invoice from Landlord covering the cost to install such switch or metering system) to measure the amount of building services, utilities, and/or Additional Services consumed by Tenant or used in the Premises. Tenant shall have the right, at Tenant’s cost, to install additional HVAC units for Tenant’s server rooms upon written notice to Landlord and in compliance with all provisions of this Lease including, but not limited to, the provisions regarding Alterations and Landlord’s consent with respect thereto.
17.3    Conservation.
Tenant shall cooperate in a commercially reasonable manner with Landlord to effect conservation of all utilities in the Building and shall use its commercially reasonable efforts to minimize its use of water, heat, electricity, and air conditioning to the extent that such efforts do not unreasonably interfere with the conduct of Tenant’s business. Upon written request of Landlord, Tenant shall be required to submit to Landlord electricity consumption data in a format deemed reasonably acceptable by Landlord.
17.4    Landlord’s Right to Cease Providing Services.
Landlord reserves the right, in its reasonable discretion, to reduce, interrupt, or cease service of the heating, air conditioning, ventilation, elevator, plumbing, electrical systems, telephone

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systems, and/or utility services of the Premises, the Building, or the Facility, for any of the following reasons or causes:
17.4.1    any accident, emergency, Law (including, without limitation, Laws requiring conservation or rationing of electricity, fuel, or water), or Force Majeure (as defined in Article 18); or
17.4.2    the making of any repairs or additions, alterations, or improvements to the Premises, the Building, or the Facility, until such repairs or additions, alterations, or improvements shall have been completed.
Landlord agrees to use commercially reasonable efforts to minimize interference with Tenant’s business operations in connection with the foregoing.
If Landlord desires to do any work (for maintenance or repairs or otherwise) that would require an interruption of power or any other utility to the Premises or any interference with Tenant’s operations or access to the Premises, the following requirements shall apply: (1) Landlord shall give Tenant not less than ten (10) days advance written notice of such planned work and (2) such work may not occur between the hours of 9 a.m. and 5 p.m., Monday through Friday (except on holidays). The foregoing limitations shall not apply in the event of an emergency.
No such interruption, reduction, or cessation of any such building services or utilities (each, a “Service Interruption”) shall constitute an eviction or disturbance of Tenant’s use or possession of the Premises or Common Areas, or a breach of Landlord’s obligations hereunder, or render Landlord liable for any damages (including, without limitation, any damages, compensation, or claims arising from any interruption or cessation of Tenant’s business), or entitle Tenant to be relieved from any of its obligations under the Lease, or result in any abatement of Rent. However, Landlord shall use commercially reasonable diligence to restore such service or to reduce the length of such interruption as provided above, and to minimize any disturbance to Tenant, where it is within Landlord’s commercially reasonable control to do so. Notwithstanding the foregoing, if all or any portion of the Premises is made untenantable or inaccessible for more than three (3) consecutive business days after notice from Tenant to Landlord by a Service Interruption that (a) does not result from a casualty or condemnation event, and (b) is caused by Landlord, its agents, employees or contractors and can be corrected through Landlord’s reasonable efforts, then, as Tenant’s sole remedy, Minimum Monthly Rent shall abate for the period beginning on the day immediately following such 3-business-day period and ending on the day such Service Interruption ends, but only in proportion to the percentage of the rentable square footage of the Premises made untenantable or inaccessible. In addition, if a Service Interruption is reasonably within the control of Landlord and continues for one hundred eighty (180) consecutive days after written notice from Tenant, then Tenant, as its sole remedy, shall have the right to elect to terminate this Lease, without penalty, by delivering written notice to Landlord after the expiration of such one hundred eighty (180) day period.

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18.    FORCE MAJEURE

Other than Landlord or Tenant’s obligations under this Lease that can be performed by the payment of money, neither Landlord nor Tenant shall be chargeable with, liable for, or responsible to the other party for anything or in any amount for any failure to perform or delay caused by any of the following events (collectively, “Force Majeure”): fire; earthquake; explosion; flood; hurricane; the elements; acts of God or the public enemy; actions, restrictions, limitations or interference of governmental or quasi-governmental authorities or agents; war; invasion; insurrection; rebellion; riots; strikes or lockouts; inability to obtain necessary materials, goods, equipment, services, utilities or labor; accident; breakage; or any other cause whether similar or dissimilar to the foregoing which is beyond the reasonable control of such party (but not unavailability of funds); and any such failure or delay due to said causes or any of them shall not be deemed a breach of or default in the performance of this Lease by such party.
19.    RULES AND REGULATIONS
Tenant, its agents, employees, and servants and those claiming under Tenant will at all times observe, perform, and abide by all of the general rules and regulations promulgated by Landlord as set forth in Exhibit C and the Rules and Regulations for Construction by Tenant set forth in Exhibit F, and, to the extent that Tenant is provided with written notice of same, as reasonably modified, supplemented, or amended by Landlord from time to time (together, the “Rules and Regulations”) so long as Tenant’s rights under this Lease are not materially or adversely impaired. Landlord shall not be responsible to Tenant for the nonperformance by any other tenant or occupant of the Facility of any of said Rules and Regulations (provided Landlord shall use commercially reasonable efforts to enforce the same in a non-discriminatory manner against all tenants and occupants of the Building and Facility), and provided that Landlord shall do the same for Tenant, Landlord shall have the right to make reasonable exceptions for specific tenants or occupants with respect to the application of certain rules and regulations. Subject to the foregoing, Landlord agrees to use commercially reasonable efforts, consistent with Landlord’s rights under applicable leases, to apply the Rules and Regulations in a fair, responsible, nondiscriminatory and equitable manner. If there is a conflict between the Rules and Regulations and any provision of this Lease, the provisions of this Lease shall prevail.
20.    HOLDING OVER
20.1    Surrender of Possession.
Tenant shall surrender possession of the Premises immediately upon the expiration of the Term or termination of this Lease. If Tenant surrenders possession of the Premises to Landlord in a condition other than that required under this Lease, Tenant shall be deemed to be holding over during the period that would reasonably be required for the completion of such repairs, alterations, or restorations as may be required in order to put the Premises into such required condition. If Tenant retains possession of all or a portion of the Premises after the expiration or earlier termination of the Term, with Landlord’s express written consent, Tenant’s occupancy shall be deemed to be that of a month-to-month tenancy, terminable upon thirty (30) days’ written notice. In the event

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that Tenant commits an Event of Default or remains in possession of the Premises or any part thereof after the expiration of any month-to-month tenancy, then Tenant’s occupancy shall be deemed to be a tenancy-at-sufferance.
20.2    Holding Over Without Consent.
If Tenant, without Landlord’s consent, retains possession of the Premises after the expiration or earlier termination of this Lease, then Tenant shall pay to Landlord monthly rental equal to the “Applicable Percentage” (as defined below) of the Minimum Monthly Rent applicable immediately prior to the expiration or earlier termination of the Term. The “Applicable Percentage” shall be determined as follow: 150% for the first month of such holdover and 200% for the second month and any additional months of such holdover. In addition, Tenant shall indemnify and defend Landlord from and against all losses, costs, claims, liabilities, damages and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) sustained by Landlord by reason of such retention (including, without limitation, claims for damages by any other person to whom Landlord may have agreed to lease all or any part of the Premises effective on or after the date Tenant was obligated to surrender possession of the Premises). Upon written request by Tenant, Landlord shall advise Tenant in writing as to whether or not Landlord has entered into a lease with a succeeding tenant. No acceptance by Landlord of Rent during any such holding over without Landlord’s approval shall reinstate, continue, or extend the Term or shall affect any notice of termination given to Tenant prior to the payment of such money, it being agreed that after the service of such notice or the commencement of any suit by Landlord to obtain possession of the Premises, Landlord may receive and collect when due any and all payments owed by Tenant under this Lease, and otherwise exercise its rights and remedies. The making of any such payments by Tenant shall not waive such notice, or in any manner affect any pending suit or judgment obtained.
21.    SUBORDINATION
21.1    Subordination and Non-Disturbance.
This Lease shall be subject and subordinate to any mortgage, deed of trust, ground lease or master lease (collectively, “Incumbrance”) now or hereafter placed upon the Facility and to all renewals, modifications, replacements and extensions thereof; provided that, as a condition to any subordination to a future Incumbrance, a separate written agreement in a form as such holder of or lessor under such Incumbrance (“Incumbrancer”) shall require, and which is commercially reasonable, shall be entered into between Tenant and such Incumbrancer that will provide, among other things, that notwithstanding any default in the Incumbrance and any foreclosure or termination thereof, or the enforcement by the Incumbrancer of any rights or remedies, including sale thereunder, or otherwise, this Lease shall be recognized and shall remain in full force and effect, and Tenant shall be permitted to remain in possession of the Premises throughout the Term in accordance with and subject to all the provisions of this Lease as long as no Event of Default by Tenant is outstanding. To the extent there are any Incumbrancers existing as of the execution of this Lease, within sixty (60) days following the execution of this Lease by Landlord and Tenant, Landlord shall deliver to Tenant a commercially reasonable non-disturbance agreement in favor of Tenant executed by any current Incumbrancer of the Building and/or Facility. If Landlord is unable to deliver the same to

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Tenant within sixty (60) days after the execution of this Lease, Tenant shall have the right to terminate this Lease upon written notice to Landlord.
21.2    Attornment.
In the event that Landlord at any time sells or conveys its estate in the Facility, or any part thereof, to any other party, or in the event Landlord’s estate therein is at any time acquired by any other party upon the foreclosure of any mortgage or deed of trust, or upon any termination of any ground lease or underlying lease to which this Lease is subordinated, as provided in Section 21.1 above, or by reason of any merger or consolidation or otherwise by operation of law, (i) Tenant shall, upon request, attorn to such successor in interest and, this Lease, shall automatically become a new Lease between Tenant and such successor in interest, upon all of the terms and conditions hereof, for the remainder of the term hereof, and (ii) Landlord shall be relieved of any further obligations hereunder. Upon request by Landlord, Tenant shall execute and deliver such commercially reasonable instruments as may be reasonably necessary or convenient to evidence such subordination, nondisturbance, and/or attornment. Also notwithstanding any provision hereof to the contrary, if any Incumbrancer shall elect to have this Lease prior to the lien of its Incumbrance and shall give notice thereof to Tenant, this Lease shall be deemed prior to the Incumbrance irrespective of whether the Lease is dated prior or subsequent to the date of the Incumbrance or the recording date thereof.
22.    ENTRY BY LANDLORD
22.1    Reservation.
Landlord reserves and shall have the right to enter the Premises at reasonable times after twenty-four (24) hours’ written notice of same (except in cases of emergency and/or to perform janitorial or other services required of Landlord pursuant to this Lease in which case no notice shall be required) and in the presence of a representative of Tenant to the extent a representative is available (except in cases of emergency and/or to perform janitorial or other services required of Landlord pursuant to this Lease in which case no representative need be present) (a) to inspect the same, (b) in the event Landlord has a reasonable belief of a potential violation of this Lease, to verify Tenant’s compliance with its obligations under this Lease, (c) to post notices of non-responsibility, (d) to post any notices Landlord is required by law to post on the Premises or deemed reasonably necessary by Landlord for Landlord to protect its interest in the Premises and/or the Facility or for health and safety purposes, (e) to deliver notices to Tenant or any subtenant or occupant of any portion of the Premises, (f) to show the Premises to prospective lenders, purchasers, investors, or, during the last twenty-four (24) months of the Term, tenants. Tenant shall maintain any such notices required by law posted by Landlord in or on the Premises.
22.2    Designation.
Tenant may designate certain areas of the Premises as “Secured Areas” should Tenant require such areas for the purpose of securing certain valuable property or confidential information. Landlord may not enter such Secured Areas except in the case of emergency (in which case no notice shall be required) or in the event of a Landlord entry, in which case Landlord shall provide

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Tenant with three (3) days’ prior written notice of the specific date and time of such Landlord inspection and Landlord shall make such inspection in the presence of a representative of Tenant to the extent a representative is available (except in cases of emergency, in which case no representative need be present).
22.3    Representative.
Landlord also reserves and shall have the right to enter the Premises at reasonable times, after twenty-four (24) hours’ written notice of same (except in cases of emergency, in which case no notice shall be required) and in the presence of a representative of Tenant to the extent a representative is available (except in cases of emergency, in which case no representative need be present), to perform Landlord’s obligations under Section 11.2 above and to perform those repairs to the Premises for which Tenant is responsible, but which Tenant failed to perform pursuant to Section 11.1 above, and Landlord may for such purposes erect scaffolding and other appropriate structures where reasonably required by the character of the work to be performed.
22.4    Limitation.
Except as otherwise set forth in this Lease, or except to the extent arising from the negligence or willful misconduct of Landlord or its employees, agents or contractors, in no event shall Tenant be entitled to any abatement of Rent on account of any noise, vibration, or other disturbance to Tenant’s business at the Premises that may arise out of any such entry by Landlord into the Premises or out of Landlord’s performance of any such work at the Facility, and under no circumstances shall any such noise, vibration, disturbance, work, or entry by Landlord be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction of Tenant from the Premises or any portion thereof.
22.5    Mitigation.
Landlord shall use commercially reasonable efforts (which shall not include any obligation to employ labor at over time rates) to minimize disruption of Tenant’s business during any such entry or work by Landlord, including Landlord’s initial construction of other premises in the Building.
22.6    Emergency.
Landlord shall have the right to use any and all means that Landlord may deem reasonably appropriate to open any doors in an emergency in order to obtain entry to the Premises.
23.    DEFAULTS AND REMEDIES
23.1    Events of Default.
23.1.1    Definition. In addition to those events designated as Events of Default in other provisions of this Lease, each of the following shall constitute an “Event of Default” by Tenant:

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(a)    Tenant’s failure to make any payment owed by Tenant under this Lease, as and when due, where such failure is not cured within five (5) days following Tenant’s receipt of Landlord’s written notice thereof, provided, however, that in the event Tenant shall fail to make timely payment of Rent payments which are due monthly two (2) or more times in any twelve (12) month period and Landlord shall have delivered to Tenant a written notice of such delinquencies, then during the twelve (12) consecutive months immediately after such failure the five (5) day cure period shall be reduced to a three (3) day cure period; or
(b)    Tenant’s failure to observe, keep, or perform any of the terms, covenants, agreements, or conditions under this Lease that Tenant is obligated to observe or perform, other than that described in clause (a) above below, for a period of thirty (30) days after delivery of notice to Tenant of said failure; or
(c)    The occurrence of any of the events described in Section 37.5 (Events of Bankruptcy) below with respect to any guarantor of any obligations of Tenant under this Lease, where Tenant fails to furnish a substitute guarantor, or alternative security, satisfactory to Landlord within thirty (30) (or sooner if reasonably possible) days after Landlord’s delivery of Landlord’s written demand therefor; or
23.1.2    Notice of Default. The notices of default provided for in Sections 23.1.1(a) and (b) shall in each case be in lieu of, and not in addition to, any notice required by Section 1161, et seq., of the California Code of Civil Procedure);
23.2    Remedies.
Upon the occurrence of any Event of Default, Landlord may exercise any one or more of the termination rights and other remedies described in this Article 23, in addition to all other rights and remedies now or hereafter provided at law or in equity.
23.3    Right to Cure.
All covenants and agreements to be performed by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense. If Tenant shall fail to perform any act on its part to be performed under this Lease, and such failure shall continue beyond any applicable notice and cure period (except that no notice or cure shall be required in cases of emergency), Landlord may, but shall not be obligated to do so, without waiving or releasing Tenant from any obligations of Tenant, perform any such act on Tenant’s part to be performed as provided in this Lease. All reasonable costs incurred by Landlord with respect to any such performance by Landlord (including reasonable attorneys’ fees) shall be paid by Tenant to Landlord within thirty (30) days of Landlord’s demand therefor.
23.4    Waiver of Redemption.
Tenant hereby waives, for itself and all persons claiming by and under Tenant, all rights and privileges which it might have under any present or future law to redeem the Premises or to continue the Lease after being dispossessed or ejected from the Premises.

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23.5    Remedies Cumulative.
All remedies of Landlord under this Lease are cumulative. Efforts by Landlord to mitigate the damages caused by Tenant’s default shall not constitute a waiver of Landlord’s right to recover damages, nor shall Landlord have any obligation to mitigate damages, except to the extent provided by applicable Laws.
23.6    Default by Landlord.
23.6.1    Notice. In no event shall Landlord be deemed to be in default if Landlord fails to perform any covenant, term, or condition of this Lease upon Landlord’s part to be performed, unless and until thirty (30) days have expired (provided, that if more than 30 days are required to cure such default, Landlord shall have such additional time as is reasonably necessary) after delivery to Landlord and to any Incumbrancer whose name and address shall have theretofore been furnished to Tenant, of a written notice specifying in detail Landlord’s failure to perform and demanding the correction of such deficiency. If Landlord is deemed to be in default under the provisions of this Subsection, Tenant shall be entitled to bring an action for declaratory judgment or specific performance, or for damages (subject to the provisions of this Lease limiting Landlord’s liability). Except as otherwise set forth herein, no event shall Tenant have any right to terminate this Lease or withhold Rent as a result of Landlord’s default. Notwithstanding the above, Landlord acknowledges that continuous operation is critical to Tenant’s business and agrees that if Landlord’s default causes material interference to Tenant’s operations, Landlord shall commence its cure within such shorter period as is commercially reasonable given the nature of the default and the interference with Tenant’s operations and shall diligently prosecute the cure to completion. If Tenant notifies Landlord that Landlord’s default is causing material interference to Tenant’s operations, Landlord shall respond within one (1) business day with a statement of the actions being taken by Landlord to address the default, and the estimated time for cure, and shall diligently pursue and keep Tenant informed of the progress of the cure. Landlord’s failure to comply with the preceding sentence shall constitute a default hereunder.
23.6.2    Consequential Damages. Tenant agrees that, in the event it becomes entitled to receive damages from Landlord, Tenant shall not, in any event, be allowed to recover from Landlord consequential damages. Further, Tenant shall look solely to the then interest of Landlord in the Facility (including rents and insurance proceeds) for the satisfaction of any remedy of Tenant for failure to perform any Landlord’s obligations under this Lease, express or implied, or under any Law.
23.6.3    Non-Liability. Neither Landlord nor any disclosed or undisclosed principal of Landlord (or officer, director, stockholder, member, partner or agent of Landlord or of any such principal), nor any successor of any of them, shall have any personal liability for any such failure under this Lease or otherwise. Except as specifically set forth in this Lease, Tenant hereby expressly waives its rights under any and all Laws to terminate this Lease (whether prior to or after the commencement of the Term) or to withhold any payment owed by Tenant under this Lease, on account of any damage, condemnation, destruction, or state of disrepair of the Premises, or any part thereof, it being the parties’ intent that the provisions of this Lease shall govern the parties’ rights and obligations with respect to such matters.

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23.6.4    Tenant Self-Help. If Landlord is in default under the Lease as hereinabove described (but Tenant may exercise its rights under this paragraph without prior notice if such prior notice is not reasonably possible due to an emergency situation that threatens or interrupts Tenant’s use of the Premises or the Building), Tenant, in addition to pursuing any or all other remedies at law or in equity, also shall have the right, subject to the limitations set forth below, to take such commercially reasonable actions as Tenant deems necessary to cure Landlord's default (or to cure or repair an emergency situation described above) and, if Landlord fails to reimburse Tenant for the reasonable costs, fees and expenses incurred by Tenant in taking such curative actions within thirty (30) days after demand therefor, accompanied by supporting evidence of the expenses incurred by Tenant, Tenant (i) shall have the right to set off such reimbursement from the Minimum Monthly Rent and other amounts payable by Tenant in accordance with the terms hereof, or (ii) may bring an action for damages against Landlord to recover such costs, fees and expenses, together with interest thereon at the Interest Rate, and reasonable attorney's fees incurred by Tenant in bringing such action for damages. Notwithstanding anything to the contrary contained herein, Landlord may contest its obligation to make any such payment or perform any such other act, and therefore Tenant’s right of self-help with respect thereto (a “Contest”) by delivering written notice (a “Contest Notice”) to Tenant of such Contest prior to the expiration of any applicable cure period set forth in this Lease. The parties agree to try in good faith to settle the Contest by mediation in accordance with this paragraph, and Tenant shall not exercise any self-help right pending such mediation process. Unless the parties mutually agree otherwise, such mediation shall be in accordance with Commercial Mediation Procedures of the American Arbitration Association (or any successor organization) currently in effect, and shall be concluded no later than five (5) business days after the date of the Contest Notice. Such mediation shall be conducted by a single mediator. The fee of the mediator shall be paid equally by the parties, and each party shall pay all other costs incurred by it in connection with the mediation. Notwithstanding the foregoing, in the event of an emergency, Tenant may exercise self-help rights to preserve property or prevent injury to persons provided, however, that Tenant’s right to set off monies expended shall nevertheless be subject to Landlord’s Contest right set forth above.
23.7    Landlord’s Remedies.
23.7.1    Unlawful Detainer Notice. Tenant hereby specifically agrees that any notice of default provided for in Section 23.1 of the Lease shall be in lieu of, and not in addition to, any notice required under Article 1161 of the California Code of Civil Procedure.
23.7.2    Exercise of Remedies of Landlord. Upon the occurrence and continuation of any Event of Default described in Section 23.1 of this Lease, Landlord may exercise any one or more of the following remedies, in addition to all other rights and remedies provided elsewhere in this Lease or now or hereafter provided at law or in equity:
(a)    Right to Terminate. Landlord shall have the right, in addition to all other rights available to Landlord under this Lease or now or later permitted by law or equity, to terminate this Lease by providing Tenant with a notice of termination. Upon termination, Landlord may recover any damages proximately caused by Tenant’s failure to perform under the Lease, including, without limitation, any reasonable amount (collectively, the “Costs of Reletting”)

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expended or to be expended by Landlord in an effort to mitigate damages (including, without limitation, advertising costs, brokerage fees, attorneys’ fees, and costs for maintaining the Premises and putting them into good order, condition, and repair, and performing such remodeling, renovations, or alterations as may be desirable to prepare the Premises for reletting), as well as any other damages to which Landlord is entitled to recover under any Law now or hereafter in effect. Pursuant to and in accordance with California Civil Code Section 1951.2, Landlord’s damages include (but are not limited to) the worth, at the time of any award, of the amount by which the unpaid Rent for the balance of the Term after the time of the award exceeds the amount of the rental loss that Tenant proves could be reasonably avoided. The worth at the time of award shall be determined by discounting to present value such amount at one percent (1%) more than the discount rate of the Federal Reserve Bank in San Francisco in effect at the time of the award. Damages to which Landlord is entitled shall bear interest, commencing on the date such damages are incurred, at the Interest Rate.
(b)    Right to Recover Rent as It Becomes Due. Landlord may exercise the remedy described in California Civil Code Section 1951.4 (Landlord may continue lease in effect after tenant’s breach and abandonment, and recover Rent as it becomes due, if tenant has right to sublet or assign, subject only to reasonable limitations). Tenant hereby specifically acknowledges and agrees that each of rights of Landlord set forth in Article 14 is a reasonable standard or condition for purposes of California Civil Code, Section 1951.4 relating to Landlord’s remedy after Tenant’s breach and abandonment.
(c)    Right to Remove Personal Property. Upon any reentry by Landlord into the Premises under this Section, Landlord shall have the right to cause any movable furniture, equipment, trade fixtures, or other personal property left on the Premises to be removed and stored in a public warehouse or elsewhere at Tenant’s sole cost and expense, and/or after thirty (30) days’ notice to Tenant, to dispose of or sell such property and apply the proceeds therefrom pursuant to applicable Law. In the event Landlord stores such property at premises owned or leased by Landlord, Landlord may charge Tenant for such storage at such reasonable rates as Landlord shall from time to time determine. The foregoing notwithstanding, nothing set forth in this paragraph or elsewhere in this Lease shall impose on Landlord any obligation for the care or preservation of such property so left upon the Premises.
23.7.3    Waiver of Certain California Code Sections. Tenant waives the provisions of California Civil Code Sections 1932.1, 1932.2, and 1933.4 with respect to termination rights due to an interruption, failure or inability to provide services and the destruction of the Premises; California Civil Code Sections 1941, 1942, with respect to Landlord’s repair duties and Tenant’s right to repair; California Civil Code Section 1654 with respect to the interpretation of language in a contract being construed most strongly against the party who caused the uncertainty to exist; California Civil Code Section 1950.7(except subsection (b)) with respect to the use of the Security Deposit by the Landlord; and California Code of Civil Procedure Section 1265.130, allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Premises by Condemnation. This waiver applies to amendments or modifications to the cited sections and any future statutes enacted in addition or in substitution to the statutes specified herein.

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24.    DAMAGE OR DESTRUCTION
24.1    Exclusive Remedy.
The remedies provided for in this Article 24 shall be Tenant’s and Landlord’s sole and exclusive remedy in the event a Casualty (as defined below) causes damage to or destruction of all or any portion of the Premises, Building, or Facility, and Tenant and Landlord, as a material inducement to the other party’s entering into this Lease, each irrevocably waives and releases the provisions of any Law that would automatically terminate this Lease or otherwise be contrary to the provisions of this Article in the event of any such damage or destruction, it being the intent of both parties that the provisions of this written Lease shall instead govern the rights and obligations of the respective parties with respect to such matters.
24.2    Loss Covered by Insurance.
If at any time prior to the expiration or termination of this Lease, (i) all or any portion of the Premises, or any portion of the Common Areas whose use is necessary for Tenant’s business, shall be wholly or partially damaged or destroyed by fire or other casualty or peril (collectively, a “Casualty”), and (ii) such damage or destruction shall render the Premises totally or partially inaccessible or unusable by Tenant in the ordinary conduct of Tenant’s business, then the following provisions shall apply.
24.2.1    Repairs That Can Be Completed Within Nine Months.
(a)    On or before the date (the “Damage Notice Date”) which is sixty (60) days after the earlier of (i) the date Landlord obtains actual knowledge that the Premises or any portion of the Common Areas whose use is necessary for Tenant’s business are damaged and require repair, or (ii) the date of Tenant’s notice to Landlord of such damage or destruction, Landlord shall give Tenant notice of Landlord’s contractor’s good faith determination, as evidenced by a certificate of such contractor in favor of Landlord and Tenant, of whether such damage or destruction can be repaired under applicable Laws, without the payment of overtime or other premiums, within nine (9) months after the date such determination of Landlord’s contractor is made.
(b)    If all such repairs to the Premises and/or such portions of the Common Areas can, in Landlord’s contractor’s good faith judgment, be substantially completed in such manner within such nine (9) month period, Landlord shall diligently and continuously undertake such repairs and this Lease shall remain in full force and effect. If, however, such repairs are not completed within such nine (9) month period, Tenant may terminate this Lease upon thirty (30) days’ prior written notice to Landlord if the actual restoration is not completed within one (1) month after the end of such nine (9) month period, subject to extension for Force Majeure.

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24.2.2    Repairs That Cannot Be Completed Within Nine Months.
(a)    In the event that Landlord’s contractor determines in good faith, as evidenced by a certificate to Landlord and Tenant, that such repairs to the Premises or to such portions of the Common Areas cannot be substantially completed under applicable Laws, without the payment of overtime or other premiums, within nine (9) months after the date of such determination, then Landlord shall notify Tenant by the Damage Notice Date of such determination and Landlord shall notify Tenant of the completion date. In such notice Landlord shall either agree to undertake such repairs or elect to terminate this Lease. If Landlord so agrees to undertake repairs, but states that the required repairs will not be completed within nine (9) months after delivery of such notice, then Tenant shall have an option, exercisable by written notice thereof delivered to Landlord not later than the fifteenth (15th) business day after Landlord’s delivery of Landlord’s notice that the repairs will not be completed within such nine (9) month period, to terminate this Lease.
(b)    If neither Landlord nor Tenant exercise such a right of termination following Landlord’s determination that repairs will take more than nine (9) months, then Landlord shall diligently and continuously undertake to repair such damage or destruction.
24.3    Landlord’s Rights.
If, at any time prior to the expiration or termination of this Lease, any portion of the Facility is damaged by Casualty, whether or not the Premises are affected, and the damage is not fully covered by Landlord’s insurance, or Landlord is required to pay any insurance proceeds arising out of the Casualty to an Incumbrancer, then Landlord shall deliver to Tenant, within sixty (60) days after the Damage Notice Date, a written notice whereby Landlord shall either (a) elect to terminate this Lease or (b) agree to undertake such repairs diligently and continuously; provided, however, if Casualty does impact the Premises and such repairs are estimated to take longer than nine (9) months, Tenant shall have the right to terminate this Lease by written notice to Landlord. If Landlord does not elect by such notice to Tenant to repair such damage, this Lease shall be deemed to have been terminated by Landlord.
24.4    Destruction During Final Twelve Months.
Notwithstanding anything to the contrary contained in this Article 24, if the Premises or the Building or a portion of the Common Areas the use of which is required for Tenant’s business or Tenant’s access to the Premises are wholly or partially damaged or destroyed within the final twelve (12) months of the Term, and no renewal rights have been exercised prior to such damage or destruction, Landlord or Tenant may, at its option, by giving the other party written notice prior to substantial completion of the repairs, and in no event later than the 60th day after the Damage Notice Date, elect to terminate this Lease.
24.5    Effective Date of a Lease Termination.
Any notice of Tenant’s election to terminate under this Article 24 shall include a statement of the effective date of such termination, which shall not be more than sixty (60) days

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after the date such notice is delivered. Any notice of Landlord’s election to terminate under this Article 24 shall be effective (a) on the date Landlord delivers the notice, if the damage or destruction shall have prevented Tenant from conducting business at the Premises, or (b) on the sixtieth (60th) day after delivery of the notice, in the event that Tenant shall not have been so prevented from conducting business at the Premises. Notwithstanding anything to the contrary, in no event shall Tenant be required to pay any portion of the deductible under Landlord’s insurance policies if Landlord or Tenant elect to terminate this Lease in accordance with the terms and conditions of this Article 24.
24.6    Abatement of Rent.
In the event that all or any portion of the Premises shall be rendered inaccessible or unusable to Tenant, then Rent shall be reduced proportionately for such portion of the Premises as shall be rendered inaccessible or unusable to Tenant, and unused by Tenant for normal business operations, during the period of time that such portion is unusable or inaccessible to Tenant, and unused by Tenant for normal business operations.
24.7    Destruction of Tenant’s Personal Property, Tenant Improvements or Property of the Tenant Parties.
In the event a Casualty causes damage to or destruction of the Premises or the Building or the Facility, under no circumstances shall Landlord be required to repair damage to, or make any repairs to or replacements of, Tenant’s Personal Property (as such term is defined in Section 6.2.4 above) or Alterations (as such term is defined in Section 10.1 above), all of which shall be repaired or replaced at Tenant’s sole cost. However, as part of Operating Expenses, Landlord shall cause to be insured Tenant Improvements (at a level not exceeding Building standard) that do not consist of Tenant’s Personal Property or Alterations and shall cause proceeds of such insurance to be applied to the cost of repairing or restoring such Tenant Improvements. Landlord shall have no responsibility for any contents placed or kept in or on the Premises or the Building or the Facility by Tenant or the Tenant Parties or Tenant Invitees.
25.    EMINENT DOMAIN
25.1    Definitions.
The following terms shall have the indicated definitions as used herein: (a) ”Condemnation” or “Taking” means (i) the exercise of any governmental power, whether by legal proceedings or otherwise, by a Condemnor (as defined below) and/or (ii) a voluntary sale or transfer by Landlord to any Condemnor, while legal proceedings for eminent domain are pending or threatened; (b) ”Date of Taking” means the date the Condemnor has the right to possession of the property being condemned; (c) ”Award” means all compensation, sums, or anything of value awarded, paid, or received on a total or partial Condemnation; and (d) ”Condemnor” means any public or quasi-public authority, or private corporation or individual, having the power of eminent domain.

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25.2    Permanent Taking.
25.2.1    Total Taking. If the Premises are totally taken by Condemnation, this Lease shall terminate on the Date of Taking.
25.2.2    Partial Taking; Common Areas.
(a)    Tenant’s Rights. If any portion of the Premises is taken by Condemnation, this Lease shall remain in effect, except that Tenant shall have the right to elect to terminate this Lease if twenty-five percent (25%) or more of the rentable square footage of the Premises is taken. To be effective, such election to terminate must be made by written notice delivered to Landlord within thirty (30) days after the Decision Period (as such term is defined in Section 25.2.3 below). Tenant’s notice shall contain a clear and unequivocal statement of its election to terminate.
(b)    Interference. If any part of the Common Areas of the Facility is taken by Condemnation, this Lease shall remain in full force and effect so long as there is no material interference with access to the Premises. If such a Taking materially interferes with access to the Premises, either party may elect to terminate this Lease pursuant to this Article 25.
(c)    Landlord’s Rights. If twenty-five percent (25%) or more of the Building or the Facility is taken by Condemnation (whether or not any portion of the Premises shall have been taken) or if Landlord is required to pay any portion of the Award to an Incumbrancer, Landlord may elect to terminate this Lease in the manner prescribed herein.
25.2.3    Termination or Abatement. If either party elects to terminate this Lease under the provisions of Section 25.2.2 (such party is hereinafter referred to as the “Terminating Party”), it must terminate by giving notice to the other party (the “Non-terminating Party”) within thirty (30) days after the nature and extent of the Taking have been finally determined and written notice thereof has been delivered to Tenant (the “Decision Period”). The Terminating Party shall notify the Non-terminating Party of the date of termination, which date shall not be earlier than sixty (60) days after the Terminating Party has notified the Nonterminating Party of its election to terminate, nor later than the Date of Taking. If such notice of termination is not given within the Decision Period, this Lease shall continue in full force and effect except that the Minimum Monthly Rent and Tenant’s Percentage Share shall be reduced by a fraction, the numerator of which is the rentable square footage taken from the Premises and the denominator of which is the rentable square footage in the Premises prior to the Taking.
25.2.4    Restoration. If there is a partial Taking of the Premises and this Lease remains in full force and effect pursuant to this Article 25, Landlord, at its cost, shall accomplish all necessary restoration so that the Premises are returned as near as practical to their condition immediately prior to the Date of Taking (“Pre-Taking Condition”), but in no event shall Landlord be obligated to expend more for such restoration than the extent of funds actually paid to Landlord by the Condemnor.

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25.2.5    Award. Any Award arising from the Condemnation or the settlement thereof shall belong to and be paid to Landlord, and Tenant hereby assigns to Landlord any right of Tenant thereto, except that Tenant may receive compensation for the following, if specified by the Condemnor, so long as it does not reduce Landlord’s Award and such claim is payable separately to Tenant: Tenant’s trade fixtures, tangible personal property, and relocation expenses. In all events, Landlord shall be solely entitled to all Awards with respect to the Facility, including the bonus value of the leasehold.
26.    SALE BY LANDLORD
In the event Landlord shall sell, assign, convey, or transfer its interest in the Facility or any part of the Facility, Tenant agrees to attorn to such transferee, assignee, or new owner. If all of Landlord’s interest in the Facility shall be sold, assigned, conveyed, or transferred, then upon consummation of such sale, assignment, conveyance, or transfer, Landlord shall be freed and relieved from all liability and obligations accruing or to be performed from and after the date of such sale, assignment, transfer, or conveyance, and in such event Tenant agrees to look solely to the responsibility of such transferee, assignee, or new owner, provided such transferee, assignee or new owner expressly assumes all the obligations of Landlord under this Lease. In the event of such sale, assignment, transfer, or conveyance, Landlord shall transfer, or in lieu thereof grant a credit at closing, to such transferee, assignee, or new owner of the Facility the balance of the Deposit, if any, remaining after lawful deductions and in accordance with applicable Law, and Landlord shall thereupon be relieved of all liability with respect to the Deposit.
27.    ESTOPPEL CERTIFICATES
Upon Landlord’s request from time to time, Tenant shall execute, acknowledge, and deliver to Landlord, not later than fifteen (15) days after such request, a statement in the form attached hereto as Exhibit G (a) certifying the date of commencement of this Lease, (b) stating that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and the date and nature of such modifications), (c) stating the dates to which Rent has been paid, (d) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord, or specifying each such default if any are claimed, and (e) setting forth such other matters as may reasonably be requested. Tenant intends that any such statement delivered pursuant to this Article may be relied upon by any existing or prospective Incumbrancer or by any purchaser or prospective purchaser of the Facility. If Tenant’s failure to deliver such statement within the required time is not cured within five (5) days after Landlord’s delivery of written notice of such default, such failure to deliver the statement shall, at Landlord’s option (without any further notice or cure period otherwise provided under this Lease), be a default under this Lease by Tenant. At Tenant’s request from time to time, Landlord shall execute, acknowledge, and deliver to Tenant, not later than fifteen (15) days after such request, a statement (a) certifying the date of commencement of this Lease, (b) stating that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and the date and nature of such modifications), (c) stating the dates to which Rent has been paid, (d) acknowledging that there are not, to Landlord’s knowledge, any uncured defaults on the part of Tenant, or specifying each such default if any are claimed, and (e) setting forth such other matters as may reasonably be requested.

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28.    REQUIREMENTS OF LANDLORD’S LENDERS
28.1    Mortgagee Protection.
Tenant agrees to give any present or future Incumbrancers, by certified or registered mail, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified, in writing, of the address of such Incumbrancer. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Incumbrancers shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such reasonable additional time as may be necessary if, within such thirty (30) days, any Incumbrancer has commenced and is diligently pursuing the remedies necessary to cure such default. Such Incumbrancer shall have the right, but not the obligation, to perform all obligations of Landlord under this Lease on behalf of Landlord without becoming an owner of the Building and/or Facility.
29.    CONFIDENTIALITY

Landlord shall make no public announcements regarding Tenant's proposed or actual occupancy of the Premises without Tenant's prior written consent, which Tenant may withhold in its reasonable discretion. In addition, all information specifically labeled as “confidential” or that would reasonably be presumed to be confidential, including without limitation all nonpublic information relating to Tenant’s technology, operations, customers, business plans, promotional and marketing activities, finances and other business affairs (“Confidential Information”), that is learned by or disclosed to Landlord with respect to Tenant's business in connection with this leasing transaction shall be kept strictly confidential by Landlord, Landlord's legal representatives, successors, assigns, employees, and agents (collectively, “Representatives”) and shall not be used (except for Landlord's confidential internal purposes or as otherwise required by law) or disclosed to others by Landlord, or Landlord's legal representatives, successors, assigns, employees, and agents, without the express prior written consent of Tenant, which Tenant may withhold in its reasonable discretion. Notwithstanding the foregoing or anything else contained in this Lease to the contrary: (a) the provisions of this Article 29 shall automatically expire on the first anniversary of the Effective Date; (b) Landlord and its Representatives may retain copies of the Confidential Information, and any analysis or other materials prepared by Landlord or its Representatives which contain the Confidential Information or any portion thereof, in order to comply with internal document retention policies and procedures and/or applicable law and regulation, including but not limited to ERISA, SEC, OCC and DOL regulations; (c) the confidentiality and disclosure restrictions in this Article 29 shall not pertain to or include any information or document which (1) was already in a party’s possession prior to the time of disclosure by the other party, (2) was or becomes generally available to the public other than as a result of disclosure by the other party or its representatives, and/or (3) becomes available to a party on a non-confidential basis from a source other than the other party; (d) Confidential Information may be disclosed by Landlord and/or any of its Representatives, without any prior written notice to or approval by Tenant, if disclosure is required or requested by applicable law, regulatory authority, subpoena, or judicial or government order; and (e) in no event shall Landlord and/or its Representatives be responsible or liable for any indirect, consequential or punitive damages in connection with a breach of the provisions of this Article 29.

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Any provision in this Lease requiring a party to indemnify and/or hold harmless another party shall not be applicable to actions arising out of this Article 29.
30.    ATTORNEYS’ FEES
If any action or proceeding between the parties, including any appellate or alternative dispute resolution proceeding, the prevailing party may recover from the other party all of its costs and expenses in connection therewith, including reasonable attorneys’ fees and costs. The term “prevailing party” shall include, without limitation, a party who brings an action against the other party by reason of the other party’s breach or default and substantially obtains the relief sought, whether by compromise, settlement, or judgment. If such prevailing party shall recover in any such action, proceeding, or appeal, such costs and expenses (including court costs and reasonable attorneys’ fees, costs and disbursements) shall be included in and as a part of such judgment.
31.    NON-WAIVER
The waiver by Landlord or Tenant of any term, covenant, agreement or condition contained in this Lease shall not be deemed to be a waiver of any subsequent breach of the same or of any other term, covenant, agreement, condition or provision of this Lease. Nor shall any consent by Landlord or Tenant in any one instance dispense with necessity of consent in any subsequent or other instance. Nor shall any custom or practice that may develop between the parties in the administration of this Lease be construed to waive or lessen the right of Landlord or Tenant to insist upon performance by the other in strict accordance with all of the terms, covenants, agreements, conditions, and provisions of this Lease. The subsequent acceptance by a party hereto of any payment owed by the other party to that party under this Lease, or the payment of Rent by Tenant, shall not be deemed to be a waiver of any preceding breach by the other party of any term, covenant, agreement, condition, or provision of this Lease, other than the failure of the other party to make the specific payment so accepted by that party, regardless of either party’s knowledge of such preceding breach at the time of the making or acceptance of such payment.
32.    NOTICES
All notices, notifications, demands, requests, consents, approvals, designations, elections, and waivers that may or are required to be given by either party to the other hereunder shall be in writing and shall be deemed to have been duly given when delivered personally, or one business day after such notice or demand is sent by a reliable overnight courier service, or three (3) business days after it is sent by United States certified or registered mail, return receipt requested, in each case with postage prepaid and the notice or demand addressed to the other party at its address set forth in Section 1.2 of this Lease, or to such other place as such party may from time to time by like notice designate.
33.    JOINT AND SEVERAL LIABILITY
If Tenant consists of more than one person or other entity, then Tenant’s obligations hereunder shall be joint and several as between all such persons or entities.

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34.    TIME
Subject to the provisions of Article 18 (Force Majeure), time is of the essence of this Lease and each and all of its provisions.
35.    SUCCESSORS
Subject to the provisions of Article 14 (Assignment and Subletting) and Article 26 (Sale by Landlord), and except as otherwise provided to the contrary in this Lease, the terms, covenants, and conditions herein contained shall apply to, bind, and inure to the benefit of the heirs, successors, executors, administrators, and permitted assigns of the respective parties hereto.
36.    ENTIRE AGREEMENT
This Lease (including the exhibits, riders, addenda, and schedules referred to herein and made a part hereof) embodies the entire agreement between, and understanding of, the parties and supersedes all prior agreements and understandings (oral or written) between the parties with respect to the subject matter hereof. This Lease shall not be modified by any oral agreement, either express or implied, and all modifications hereof shall be in writing and signed by both Landlord and Tenant.
37.    RESTRICTIONS ON OPTIONS
37.1    Definition.
As used in this Article 37, the word “Option” shall mean any of the following rights or options of Tenant, if any such rights or options are granted pursuant to this Lease: (a) any right or option to extend the Term, (b) any right or option to lease any other space within the Facility, and (c) any right or option of Tenant to terminate or cancel this Lease prior to the last day of the initial Term contemplated by Section 2.2.4.
37.2    Options Personal.
Each Option, if any, granted to Tenant in this Lease is personal to the Original Tenant and may be exercised only by the Original Tenant or a Permitted Affiliate while the Original Tenant and/or a Permitted Affiliate are directly (and not through subleases) occupying at least fifty percent (50%) of the Premises, and may not be exercised or assigned, voluntarily or involuntarily, by or to any person or entity other than the Original Tenant or a Permitted Affiliate. The Options, if any, herein granted to the Original Tenant or a Permitted Affiliate are not assignable separate and apart from this Lease, nor may any Option be separated from this Lease in any manner, by reservation or otherwise.
37.3    Multiple Options.
In the event that Tenant has multiple Options to extend or renew the Term, a later Option cannot be exercised unless the prior Option to extend or renew this Lease has been so exercised.

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37.4    Strict Enforcement of Conditions and Limitations Upon Options.
37.4.1    Tenant hereby specifically acknowledges and agrees that the time limitations upon the exercise of any Option will be strictly enforced, that any attempt to exercise such Option at any other time shall be void and of no force or effect, and that if any such Option is not exercised within the applicable time period, Landlord intends immediately thereafter to undertake appropriate efforts relating to the marketing or management of the space affected by the Option. Notwithstanding anything to the contrary contained in this Lease, the period of time within which an Option may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise such Option because of the provisions of this Section or for any other reason (except in the event of Force Majeure).
37.4.2    Tenant further agrees that if a monetary or material Event of Default has occurred or exists on the date of giving the required notice of exercise of such Option or at the commencement of the Option Term, such notice shall at Landlord’s sole election be totally ineffective, in which event this Lease shall expire at the end of the Term as theretofore in effect. Notwithstanding any provision of this Lease to the contrary, all Options shall automatically be void, and shall have no further effect, upon the commencement of any holdover by Tenant after the expiration or earlier termination of the Term.
37.5    Events of Bankruptcy.
In addition to those events and occurrences constituting Events of Default under other provisions of this Lease, the occurrence of any of the following events shall also constitute an Event of Default:
37.5.1    Filing by Tenant of a voluntary petition under any applicable bankruptcy Law, or the issuance of an order for relief entered under any applicable bankruptcy Law, or the filing by Tenant of any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief for Tenant under the present or any future applicable Law relative to bankruptcy, insolvency, or other relief for debtors, or Tenant’s consent to or acquiescence in the appointment of any trustee, receiver, conservator, or liquidator of Tenant or of all or any substantial part of its properties or its interest in the Premises (the term “acquiesce,” as used in this clause, includes, but is not limited to, the failure to file a petition or motion to vacate, appeal, or discharge any order, judgment, or decree within sixty (60) days after entry of such order, judgment, or decree);
37.5.2    Issuance or entry, by a court of competent jurisdiction, of any order, judgment, or decree approving a petition filed against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future applicable Law relating to bankruptcy, insolvency, or other relief for debtors, and acquiescence by Tenant in the entry of such order, judgment, or decree; or the failure of such order, judgment, or decree to be vacated or stayed within an aggregate of ninety (90) days (whether or not consecutive) after the date of entry thereof; or the appointment, without the consent or acquiescence of Tenant, of any trustee, receiver, conservator, or liquidator of Tenant or of all or any substantial part of its

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properties or its interest in the Premises and the failure of such appointment to be vacated or stayed within an aggregate of ninety (90) days (whether or not consecutive); or
37.5.3    Tenant’s making a general arrangement or general assignment for the benefit of creditors or taking any other similar action for the protection or benefit of creditors.
38.    RIGHT OF FIRST OFFER
38.1    Scope of Right.

During the Term of this Lease (the “Offer Period”), provided that (a) this Lease is in full force and effect and that no Event of Default shall exist under this Lease (both at the time of the exercise of the right(s) described in this Article 38 and on the date of entry into the agreement incorporating the Offer Space (as hereinafter defined)] and (b) Tenant has provided Landlord with a written space needs notice dated not earlier than twelve (12) months prior to the date a particular Offer Space “becomes available”, Tenant shall have the right (the “Right of First Offer”), at the expiration of the term of any lease in respect of the Offer Space, to lease any space in the Building (the “Right of First Offer Space”) on the first (1st) occasion that such space “becomes available.” For purposes of this Article 38, the Right of First Offer Space shall be deemed to “become available” when the lease or other occupancy agreement for the current occupants of any Right of First Offer Space expires or is otherwise terminated.
38.2    Exceptions.

Notwithstanding anything set forth in this Section to the contrary, the Right of First Offer Space shall not be deemed to “become available” if the Right of First Offer Space is:

(i)    Assigned or subleased by the current tenant of the Right of First Offer Space; or

(ii)    Re-leased by the current tenant of the Right of First Offer Space by renewal, extension, or renegotiation (whether or not an express renewal option is afforded to such tenant under the terms of its lease); or

(iii)    Not leased to a tenant as of the date of this Lease (until that space is leased, and then subsequently “becomes available”); or

(iv)    Subject to an existing, prior right of first offer of another tenant in the Building (the parties acknowledge that an existing tenant has the prior right of first offer to lease floors 15, 16, 17, 18, 20, 21 and/or 23 of the Building and such right is the only existing right); or

(v)    Subject to a holdover by the current tenant.

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38.3    Procedure.
Subject to the foregoing, the first time during the Offer Period that Landlord proposes to offer for lease any Right of First Offer Space which Landlord anticipates will “become available,” Landlord shall furnish to Tenant a notice (the “First Offer Proposal”) containing the material terms of the proposed lease in respect of the applicable portions of the available Right of First Offer Space (the “Offer Space”), including (i) a floor plan of the Offer Space, (ii) the proposed effective date of the lease for the Offer Space, and (iii) any other material terms which Landlord shall deem appropriate. Tenant shall have the option, exercisable by notice delivered to Landlord within ten business (10) days after Tenant’s receipt or refusal of receipt of Landlord’s First Offer Proposal, TIME BEING OF THE ESSENCE, to lease the Offer Space upon such terms and conditions as are contained in the First Offer Proposal. If Tenant timely delivers to Landlord written notice of Tenant’s exercise of the Right of First Offer for the Offer Space, then, within ten (10) business days thereafter, the parties shall enter into an amendment to this Lease incorporating the Offer Space as part of the Premises on the terms and conditions contained in the First Offer Proposal provided, however, that Monthly Minimum Rent shall be the Then Prevailing Market Rent (as defined and determined in Article 59 hereof). If Tenant declines or fails to timely exercise its Right of First Offer, Landlord shall thereafter be free to lease the Offer Space without regard to the restrictions contained in this Article 38 and on such terms and conditions as Landlord presented to Tenant, Landlord shall thereafter have the right to lease the Offer Space without restriction provided, however, that the average annual net effective rental rate (gross rent paid, less any tenant improvement costs amortized over the lease term) paid by the subsequent tenant cannot be less than ninety percent (90%) of the average net effective rental rate contained in the First Offer Proposal without first re-offering the Offer Space to Tenant. The Right of First Offer is only available to Tenant on the first (1st) occasion that such Offer Space “becomes available” and Tenant recognizes and agrees that it shall have no further right to lease such Offer Space.
38.4    Limitations.
This Right of First Offer is personal to Tenant and Permitted Affiliates and shall otherwise become null and void upon the occurrence of an assignment of the Lease or subletting of all or any portion of the Premises in accordance with the terms of this Lease.
39.    RECORDING
Tenant shall not record this Lease or any memorandum hereof. Further, upon Landlord’s written request at any time on or after the expiration or earlier termination of this Lease, at Landlord’s cost and expense, Tenant shall promptly execute, acknowledge, and deliver to Landlord any quitclaim deed or other document required by any reputable title company to remove any cloud or encumbrance created by this Lease upon the Facility.
40.    AUTHORIZATION TO SIGN LEASE
Each individual executing this Lease on behalf of Landlord represents and warrants that he/she is duly authorized to do so pursuant to authority delegated by Landlord’s duly authorized entity formation documents and that this Lease is binding on Landlord in accordance with its terms. Each individual executing this Lease on behalf of Tenant represents and warrants that he/she is duly

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authorized to execute and deliver this Lease on behalf of Tenant in accordance with the terms of such entity’s formation documents, and that this Lease is binding upon Tenant in accordance with its terms.
41.    BROKER PARTICIPATION
In consideration for brokerage services rendered to Landlord in this transaction, Landlord shall pay its and Tenant’s brokers (which brokers are identified in Section 1.10 above) a commission as set forth in separate agreements between Landlord and said brokers. Except as otherwise set forth in the preceding sentences, each party agrees to indemnify, defend, and hold harmless the other party from any claim, liability or loss arising out of any actual or alleged dealings of the indemnifying party with any real estate broker, agent or finder in connection with this transaction.
42.    SURVIVAL OF CERTAIN RIGHTS AND OBLIGATIONS
The respective parties’ remedies, payment obligations, indemnities, waivers and releases under this Lease, with respect to Tenant’s use or possession of the Premises during the Term and any holdover period, and with respect any cost or expense incurred during or with respect to the Term or any holdover period, shall survive the termination of this Lease.
43.    PARKING
43.1    Entitlement.
Subject to the terms and conditions of this Article 43, Tenant shall be obligated to use, in common with other tenants and Landlord and its agents, the number of undesignated vehicle parking permits allocated to Tenant in Section 1.11, provided, however, that if the size of the Premises shall hereafter be increased or reduced, whether pursuant to an amendment of lease or any modification to this Lease or otherwise, the number of parking permits allocated to Tenant shall automatically be increased or reduced pro rata based on one space per 5,000 RSF of Premises, as the case may be. If Tenant parks more vehicles in the Facility’s parking area than are permitted under this Section, Landlord shall have the right, without limitation to Landlord’s other remedies under this Lease, to collect from Tenant a daily charge, to be reasonably determined by Landlord, for each such additional vehicle.
43.2    Basis of Operation.
The parking facility shall generally be operated on a parking assist/valet basis, and the hours of such operation shall be extended if demand warrants the same and provided that the cost of such additional operation is paid by the tenants of the Building who are users of such extended hours program.
43.3    Rates.
Tenant’s use of such parking spaces shall be subject to payment by Tenant of such standard monthly parking rates as may be charged from time to time to persons other than the officers and employees of Landlord and its affiliates, and subject to such non-discriminatory rules and regulations as may be reasonably established or altered from time to time by Landlord or its

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manager of such parking facilities, provided that, subject to any Laws or closures which may be reasonably required from time to time for construction, maintenance, repairs, actual or threatened emergency or other events or circumstances which make it reasonably necessary to temporarily restrict or limit access, Tenant shall have access to the Building’s parking facility at all times (i.e., 365 days a year, 24 hours a day).
43.4    Licenses.
At Landlord’s request, Tenant (or its designated employees with parking privileges) shall enter into commercially reasonable parking licenses or lease agreements or other arrangements then in use by Landlord (or Landlord’s operator of the parking facilities) with respect to such monthly parking. Upon request, Tenant shall provide Landlord with the license plate numbers of all vehicles that Tenant’s employees park in the Building’s parking facility.
43.5    Parking Facility Operator.
In the sole discretion of Landlord, the parking facility may be leased to a third party operator who shall be responsible for providing the parking services described hereunder.
43.6    Bike Racks.
Tenant shall be allowed to use the bike racks located in the garage of the Building. Tenant shall have the right to use the area delineated as “Fitbit Bike Parking Cage Area” on Exhibit A-3 hereto (as part of the parking spaces allocated to Tenant under this Lease) for the purpose of installing bike racks for Tenant’s exclusive use (the “Exclusive Bike Racks”). Tenant shall be required to install a cage to house the Exclusive Bike Racks, such installation of which shall be subject to Landlord’s approval in all respects. Tenant shall maintain the Exclusive Bike Racks at its sole cost and expense and shall pay to Landlord the sum of $1,500.00 per month for the use of the area, as additional rent, together with the payment of Minimum Monthly Rent (the “Bike Racks Charge”). The Bike Racks Charge shall be in lieu of any other charge that might be imposed by Landlord or the parking facility operator for the use of parking spaces in the parking facility. Landlord shall have access to the area of Tenant’s Exclusive Bike Racks for proper business or operational purpose including, but not limited to, Building maintenance and repair.
44.    SEVERABILITY
Should any provision of this Lease be illegal, void, invalid, inoperative, or unenforceable, no other provision of this Lease shall be affected thereby, and the remainder of this Lease shall be effective as though such illegal, void, invalid, inoperative, or unenforceable provision had not been included herein.
45.    CERTAIN RIGHTS RESERVED BY LANDLORD
Landlord hereby expressly reserves the rights set forth in the Sections of this Article 45. Except to the extent otherwise expressly provided elsewhere in this Lease or otherwise required by Law, such rights shall be exercisable (a) upon written notice to Tenant, (b) without liability to Tenant for damage or injury to property, persons, or business, (c) without effecting a constructive or actual eviction of Tenant or disturbance of Tenant’s use, possession, or enjoyment of its Premises, and (d) without giving rise to any claim for setoff or abatement of Rent; provided, however, that Landlord

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shall use commercially reasonable efforts to minimize any interference with Tenant’s business operations or Tenant access to the Premises and Tenant’s parking rights in Landlord’s exercise of its rights hereunder. The enumeration of such rights of Landlord in the following Sections is not intended to limit any other rights of Landlord, whether expressed or implied, at law or under other provisions of this Lease.
45.1    Repairs.
Landlord shall have the right to decorate and make repairs, alterations, additions, changes, and/or improvements, whether structural or otherwise, in and about the Building and elsewhere in the Facility, including, without limitation, construction of additional buildings or other new improvements and changes in the location, size, shape, and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, sidewalks, and walkways. For such purposes Landlord may enter upon the Premises subject to the terms and conditions of Section 22 of the Lease, and, during the continuance of any such work, temporarily close doors, entryways, public space and corridors in the Building or elsewhere in the Facility, to interrupt or temporarily suspend building services and facilities, and to change the arrangement and location of entrances, or passageways, doors and doorways, corridors, elevators, stairs, toilets, or other public parts of the Building or Facility.
45.2    Security.
Landlord shall, in compliance with all applicable leases, have the right to take all such reasonable measures as Landlord may deem reasonably advisable for the security of the Building or the Facility and their occupants, including, without limitation, the lawful search of any person entering or leaving the Building, the evacuation of the Building (or any part thereof) for cause, suspected cause, or for drill purposes, the temporary denial of access to the Building (or any part thereof), and the closing of the Building after normal business hours and on Sundays and holidays, subject, however, to Tenant’s right to admittance, when the Building is so closed, under such reasonable regulations as Landlord may prescribe from time to time.
46.    WAIVER OF JURY TRIAL
TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HEREBY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS LEASE. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY TENANT AND TENANT ACKNOWLEDGES THAT NEITHER LANDLORD NOR ANY PERSON ACTING ON BEHALF OF LANDLORD HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT.

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47.    INTERPRETATION
The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular and, when appropriate, shall refer to action taken by or on behalf of Landlord or Tenant by their respective employees, agents, or authorized representatives. Words in masculine gender include the feminine and neuter. The titles of the Sections, Subsections, and other provisions of this Lease are for convenience only and they shall not in any way limit or amplify the terms or provisions of this Lease. All provisions, whether covenants or conditions, on the part of Tenant shall be deemed to be both covenants and conditions. This Lease shall not be construed against either party more or less favorably by reason of authorship of origin of language. The only inference that shall be drawn from the fact of any provision of this Lease having been stricken, crossed out, or otherwise deleted is that said stricken, crossed out, or deleted provision is not a part of this Lease; no inference shall be drawn to the effect that the parties intended the opposite of what the stricken, crossed out, or deleted provision would have provided for. This Lease shall in all respects be governed by and construed and enforced in accordance with the Laws of the State of California, and any litigation concerning this Lease between the parties hereto shall be initiated in the City and County of San Francisco.
48.    COOPERATION WITH LANDLORD’S SUSTAINABLE PRACTICES AND GOVERNMENT SPONSORED PROGRAMS
48.1    In General.
Tenant hereby covenants and agrees, at its sole cost and expense, to participate in and cooperate with Landlord’s sustainability practices described in Section 3.4 and the requirements of any and all governmentally mandated programs adopted for the Building or the Facility concerning employment, transportation system management, child care facilities, recycling, energy or water conservation, safety, emergency training procedures and drills, or the like. Tenant shall designate floor wardens and assistant floor wardens for each floor of the Premises. Upon reasonable notice from Landlord, Tenant shall cause its floor wardens to attend Landlord’s emergency response training during regular business hours. Tenant shall establish appropriate procedures for communicating Landlord’s emergency procedures to all of Tenant’s employees occupying the Premises.
48.2    Transportation.
Tenant shall fully comply with Landlord’s sustainability practices and all present or future governmentally mandated programs intended to manage parking, transportation or traffic in and around the Building, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities. Such programs may include, without limitation: (a) restrictions on the number of peak-hour vehicle trips generated by Tenant; (b) increased vehicle occupancy; (c) implementation of an in-house ridesharing program and an employee transportation coordinator; (d) working with employees and any Building or area-wide ridesharing program manager; (e) instituting employer-sponsored incentives (financial or in-kind) to encourage employees to rideshare; and (f) utilizing flexible work shifts for employees.

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48.3    Assistance.
Pursuant to the City of San Francisco Planning Code Article 163, Landlord has entered into an agreement with the San Francisco Department of City Planning to provide and implement a transportation management program for tenants of the Building and to participate in a program designed to coordinate commute alternatives marketing and brokerage for employees in the Greater Downtown San Francisco, California area. During the term of Tenant’s tenancy, Landlord agrees to provide transportation brokerage and commute assistance services, as part of Operating Expenses, to Tenant to assist Tenant in meeting the transportation needs of its employees to the extent required by law. Tenant agrees to cooperate with and assist the Landlord’s transportation management coordinator (the “Coordinator”), through designation of a responsible employee, to distribute to Tenant’s employees written materials promoting and encouraging the use of public transit and/or ridesharing, and distribute and return to the Coordinator transportation survey questionnaire forms.
49.    OFFER
Preparation of this Lease by Landlord or Landlord’s agent and submission of same to Tenant shall not be deemed an offer to lease and neither party shall act in reliance on said Lease being thereafter signed. This Lease shall become binding upon Landlord and Tenant only when fully executed by both Landlord and Tenant.
50.    LANDLORD’S DISCLOSURE REGARDING HAZARDOUS SUBSTANCES
50.1    In General.
By signing this Lease, Tenant represents that Tenant has read and understood the required disclosures, if any, of Landlord set forth in the paragraph below, which disclosures relate to certain Hazardous Substances known or suspected to exist at the Premises, Building, or Facility.
50.2    Disclosures.
California law requires landlords to disclose to tenants the existence of certain Hazardous Substances. Accordingly, the existence of gasoline and other automotive fluids, maintenance fluids, copying fluids and other office supplies and equipment, certain construction and finish materials, tobacco smoke, cosmetics and other personal items, and asbestos-containing materials (“ACM”) must be disclosed. Gasoline and other automotive fluids will likely be found in the garage area of the Building. Cleaning, lubricating and hydraulic fluids used in the operation and maintenance of the Building will likely be found in the utility areas of the Building not generally accessible to Building occupants or the public. Many Building occupants will use copy machines and printers with associated fluids and toners, and pens, markers, inks, and office equipment that may contain Hazardous Substances. Certain adhesives, paints and other construction materials and finishes which will be used in portions of the Building may contain Hazardous Substances. Building occupants and other persons entering the Building from time to time may use or carry prescription and non-prescription drugs, perfumes, cosmetics and other toiletries, and foods and beverages, some of which may contain Hazardous Substances. Further, the real property under and surrounding the Building was formerly occupied by a gasoline service station.

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51.    SIGNAGE
51.1    Grant of Signage Rights.
Subject to the terms and conditions of this Article 51 and provided Tenant or a Permitted Affiliate is in occupancy of at least 120,000 rentable square feet of the Premises, Tenant or a Permitted Affiliate shall be entitled to install an appropriate and tasteful “plaque-type” sign, including its name only, (a) on the exterior eastern exposure of the Building, on the corner of Beale and Howard Streets, at a level of not more than 100 feet high on the Building in accordance with the requirements of the City of San Francisco (it being agreed and understood that Landlord has made no representation that the City of San Francisco permits such signage or, if permitted, shall approve Tenant’s request for such signage), (b) on the exterior Building signage, similar to existing tenant plaque signage, (c) in each elevator lobby on any full floor of Tenant’s Premises, and (d) on the main entry doors to the Premises from any elevator lobbies. In accordance with the approval process set forth in Exhibit B, Landlord shall have the right to reasonably approve the location, design, size, construction materials, and method of installation of Tenant’s signage.
51.2    Costs and Installation.
The costs of Tenant’s signage and the installation thereof shall be paid for by Tenant, but such costs may be reimbursed from the Tenant Construction Allowance (as such term is defined in Exhibit B). Tenant shall adhere to Landlord’s reasonable requirements regarding Tenant’s installation of Tenant’s signs. If Landlord elects to install any of Tenant’s Signs, and provided that Landlord shall first provide Tenant with its estimate of the costs of such installation, Landlord shall be promptly reimbursed by Tenant (either directly or through a credit against the Tenant Construction Allowance) for the reasonable out-of-pocket cost of such installation.
51.3    Multi-Tenant Directory.
Landlord shall provide, at no charge to Tenant, a listing on the ground floor lobby directory identifying Tenant.
52.    LABOR COVENANT
52.1    Maintenance Covenant.

Tenant shall use Union Labor (as defined below) for all repairs, alterations or additions to the Premises (the "Maintenance Labor Covenant"), except that the Maintenance Labor Covenant shall not apply to the services for installation, operation, maintenance and repair of personal property owned exclusively by Tenant (e.g., computer systems, telephones, and furniture other than modular furniture) or for any of Tenant's specialized equipment. To the extent Union Labor is unavailable in the market to perform a specific repair, maintenance, alteration or addition, Tenant shall not be in default of the Maintenance Labor Covenant. Tenant shall (i) include the Maintenance Labor Covenant in each of its service contracts, (ii) provide such evidence as Landlord may reasonably require, from time to time during the Term, that the Maintenance Labor Covenant is being fully and faithfully observed and Tenant shall include the obligation to provide such evidence

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in each service contract entered into by Tenant for such services, and (iii) incorporate the foregoing requirements in any sublease, license, or occupancy agreement relating to all or any part of the Premises (without implying Landlord's consent to same).
52.2    Construction Covenant.
In addition to any other conditions contained in this Lease (or any Exhibit attached hereto) with respect to the Work (as defined in Exhibit B attached hereto) or Tenant making any Alteration, before commencing the Work or making any Alteration to the interior or exterior of the Premises, Tenant shall (i) deliver to Landlord evidence satisfactory to Landlord that Tenant shall cause such construction or alteration work (collectively, the "Construction Activities") to be performed by contractors who employ craft workers who are members of unions that are affiliated with The Building and Construction Trades Department, AFL-CIO ("Union Labor"), and such work shall conform to traditional craft jurisdictions as established in the area (the "Construction Labor Covenant"), (ii) include the Construction Labor Covenant in each of its contracts for the Construction Activities, (iii) provide such evidence as Landlord may reasonably require, from time to time during the course of the Construction Activities, that the Construction Labor Covenant is being fully and faithfully observed and Tenant shall include the obligation to provide such evidence in each contract entered into by Tenant for the Construction Activities, and (iv) incorporate the foregoing requirements in any sublease, license, or occupancy agreement relating to all or any part of the Premises (without implying Landlord's consent to same). Off-site construction and fabrication of components traditionally manufactured off-site used in any alterations or improvements to the interior or exterior of the Premises are exempt from the Construction Labor Covenant. Exterior and structural alterations or improvements constructed or fabricated off-site as well as all concrete and cement used must be delivered to the Premises by a union-signatory transportation company. Tenant shall require that all contractors and subcontractors, of whatever tier, performing Construction Activities agree to submit all construction jurisdictional disputes (i.e., disputes about which union is the appropriate union to perform a given contract) to final and binding arbitration to the procedures of the jointly administered "Plan for the Settlement of Jurisdictional Disputes in the Construction Industry," a dispute resolution plan established and administered by The Building and Construction Trades Department, AFL-CIO, and various construction industry employer associations.
52.3    Indemnity.
Except for those Claims resulting from Landlord’s gross negligence or willful misconduct, Tenant shall, at its expense, defend (by counsel reasonably approved by Landlord), protect, indemnify and hold harmless Landlord and Landlord’s Indemnified Parties from and against any and all Claims for injury (including death and physical, psychological, and emotional injuries) to any person or damage to any property whatsoever, to the extent arising from or caused by (whether in whole or in part, directly or indirectly) any action taken by Landlord in connection with a breach of the Maintenance Labor Covenant or the Construction Labor Covenant.

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52.4    Default and Remedies.
In addition to those events designated as Events of Default pursuant to Section 23.1 of the Lease and notwithstanding anything to the contrary set forth in the Lease, an "Event of Default" by Tenant and a breach of the Lease shall also exist if Tenant shall fail to comply with the Maintenance Labor Covenant or the Construction Labor Covenant and shall not cure such failure immediately after (and in all events within one (1) day after) notice thereof to Tenant, which notice shall be given as follows: Dawn Birkett, Telephone: 415-305-1449, Email: dbirkett@fitbit.com. Notwithstanding anything contained in the Lease to the contrary, if the Event of Default arises out of or is in any way related to a breach of the Maintenance Labor Covenant or the Construction Labor Covenant, then, in addition to all other remedies, Landlord may immediately take any and all actions that Landlord deems necessary in its reasonable to cure said default on behalf of Tenant including, but not limited to, causing the stoppage of any and all work and/or the removal of any workers performing activities in violation of the Maintenance Labor Covenant or the Construction Labor Covenant, in which case, Tenant shall promptly reimburse Landlord for all amounts expended by Landlord in connection therewith together with interest thereon at the Interest Rate, all of which shall constitute additional rent hereunder. No action taken by Landlord in accordance with the provisions of this paragraph shall constitute a breach by Landlord of any implied or express provision of this Lease including, but not limited to, a breach of the covenant of quiet enjoyment, or an act of trespass or conversion. Tenant hereby releases Landlord from all liabilities, claims and causes of action in any way related to the exercise of any rights or remedies set forth in this paragraph. Nothing herein shall impose any duty on the part of Landlord to stop the work of and/or remove any persons, and Landlord’s failure to do so shall not constitute a waiver of any remedies available to Landlord resulting from such Event of Default.
53.    ERISA AND THE CODE
53.1    ERISA Representation.

Tenant represents and warrants to Landlord that neither Tenant nor any guarantor of Tenant’s obligations under this Lease is (a) a party in interest, as defined in Section 3(14) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), to the AFL-CIO Building Investment Trust (“Trust”), or any of the plans participating therein, (a current list of which is attached to this Lease as Exhibit E) , or (b) a disqualified person under Section 4975(e)(2) of the Internal Revenue Code of 1986, as amended (“Code”), with respect to the Trust or the plans participating therein. Neither Tenant nor any guarantor of Tenant’s obligations under this Lease shall take any action that would cause this Lease or the exercise by Landlord or the Trust of any rights hereunder, to be a non-exempt prohibited transaction under ERISA or the Code.

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53.2    No Affiliation.
Except as set forth below, Tenant represents and warrants to Landlord that (a) neither Tenant nor any guarantor of Tenant’s obligations under this Lease is an affiliate of PNC Bank, National Association or an affiliate or subsidiary of PNC Bank, National Association, (b) Tenant is not using any financing obtained from PNC Bank, National Association or any affiliate or subsidiary of PNC Bank, National Association in connection with this Lease, and (c) Tenant has not directly or indirectly granted to PNC Bank, National Association, or any affiliate or subsidiary of PNC Bank, National Association, any security interest in Tenant’s interest in this Lease or in any of Tenant’s fixtures, furniture of equipment located at the Premises in connection with any financing obtained from PNC Bank, National Association, or any affiliate or subsidiary of PNC Bank, National Association. Landlord and Tenant acknowledge that PNC Bank, National Association, is a current lender of Tenant under Tenant’s ALB Revolver credit facility (the “Revolver”).

53.3    Conditions Precedent to Assignment or Sublease.
Notwithstanding any contrary provision of this Lease, Tenant shall not assign this Lease or sublease all or any portion of the Premises unless (i) such assignee or subtenant delivers to Landlord a certification (in form and content satisfactory to Landlord) disclaiming status of such assignee or subtenant (and any guarantor of such assignee’s or subtenant’s obligations) as an affiliate of PNC Bank, National Association and as using financing from PNC Bank, National Association, as provided above in 53.2; and (ii) such assignee or subtenant undertakes not to take any action that would cause this Lease or the exercise by Landlord or the Trust of any rights hereunder, to constitute a non-exempt prohibited transaction under ERISA or the Code.
54.    UBIT
Notwithstanding any contrary provision of this Lease, Tenant shall not sublease all or any portion of the Premises under a sublease in which the rent is based on the net income or net profits of any person, since the revenues to be received by Landlord or the Trust from time to time in connection with this Lease may, as a result of such action, be subject to the Unrelated Business Income Tax under Sections 511 through 514 of the Code.
55.    COVENANT OF QUIET ENJOYMENT
Provided Tenant performs the terms, conditions and covenants of this Lease, and subject to the terms and provisions hereof, Tenant shall have quiet and peaceful possession of the Premises, for the Term, without hindrance, claim or molestation by Landlord or any other person lawfully claiming under Landlord. The foregoing is in lieu of any other covenant, express or implied.
56.    EXERCISE ROOMS AND DAYCARE CENTER
The Facility currently includes a day care center (as mandated pursuant to the final conditions of approval for the Facility dated December 5, 1991 as may be subsequently amended by Landlord and the City of San Francisco) and an “Exercise Room” for the use of the tenants of the Building, both operated on a first-come, first-serve basis, and usable pursuant to rules and procedures as

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adopted by Landlord in its sole discretion, including the requirement of execution of indemnity agreements, waivers and releases as a preconditions to their use. Either or both of such enterprises may be located in the Marine Electric Building.
Landlord shall have the sole right to determine the size of the Exercise Room, which may be unsupervised and unmonitored. Notwithstanding anything set forth in this Article 56, Landlord shall have the right to review the use of the Exercise Room and related facilities at any time, and, if Landlord determines that the Exercise Room is not consistently used in a manner which makes the Exercise Room worthwhile, then Landlord may alter the Exercise Room, use the Exercise Room for other purposes or otherwise change the Exercise Room.
57.    ANTI-MONEY LAUNDERING/INTERNATIONAL TRADE LAW COMPLIANCE
57.1    Anti-Money Laundering/International Trade Law Compliance.
57.1.1 Tenant hereby represents and warrants that, as of the date of execution of this Lease, no Covered Entity: (1) is a Sanctioned Person; and (2) either in Covered Entity’s own right or through any third party, (a) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law, (b) does business in or with, or derives any of its income from investment in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law, or (c) engages in any dealings or transactions prohibited by any-Anti-Terrorism Law.
57.1.2 Tenant hereby covenants during the term of this agreement, that no Covered Entity: (1) will become a Sanctioned Person, and (2) either in Covered Entity’s own right or through any third party (a) will have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law, (b) will do business in or with, or derive any of its income from investment in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law, (c) will engage in any dealings or transactions prohibited by any-Anti-Terrorism Law; or (d) will use any proceeds, funds or fees advanced pursuant to this agreement to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law. Tenant further covenants that Each Covered Entity shall comply with all Anti-Terrorism Laws. Tenant shall promptly notify Landlord in writing upon the occurrence of a Reportable Compliance Event.
57.1.3 As used in this Section:
1.    “Anti-Terrorism Laws” means any Laws relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering, or bribery, and any regulation, order, or directive promulgated, issued, or enforced pursuant to such Laws, all as amended, supplemented or replaced from time to time.
2.     “Covered Entity” means (a) Tenant, each of Tenant’s subsidiaries and any guarantor of this Lease and (b) each person or entity that, directly or indirectly, is in control of a person or entity described in clause (a) above. For purposes of this definition, control of a person or entity shall mean the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors

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of such person or entity or other persons or entities performing similar functions for such person or entity, or (y) power to direct or cause the direction of the management and policies of such person or entity whether by ownership of equity interests, contract or otherwise.
3.    “Governmental Body” means any nation or government, any state or other political subdivision thereof or any entity, authority, agency, division or department exercising the executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to a government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).
4.    “Law” shall mean any law(s) (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, issued guidance, release, ruling, order, executive order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award of or any settlement arrangement, by agreement, consent or otherwise, with any Governmental Body, foreign or domestic.
5.    “Reportable Compliance Event” means that any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations is in actual or probable violation of any Anti-Terrorism Law.
6.    “Sanctioned Country” means a country subject to a sanctions program maintained under any Anti-Terrorism Law.
7.    “Sanctioned Person” means any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person, group, regime, entity or thing, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any Anti-Terrorism Law.
58.    INCORPORATION

Tenant agrees that it shall incorporate the requirements of Sections 53 (ERISA and the Code), 54 (UBIT), and 57 (Anti-Money Laundering/International Trade Law Compliance) in any sublease of the Premises.

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59.    RENEWAL OPTION
59.1    Grant of Renewal Option.
Subject to the terms and conditions of this Article 59 and Article 37 of this Lease, Tenant shall have one option (the “Renewal Option”) to extend the Term for one period of five (5) years (the “Renewal Term”). The Renewal Option shall be exercisable one time only upon written notice (an “Option Notice”) given to Landlord not fewer than twelve (12) months prior to the expiration of the Term.
59.2    Minimum Monthly Rent.
For purposes of this Article 59, the term “Minimum Monthly Rent” shall be deemed to include both the Minimum Monthly Rent payable pursuant to Section 5.1 of this Lease and also any monthly rent paid for any storage space Tenant may then be leasing from Landlord. In the event the Renewal Option is validly exercised in accordance with the terms and conditions of this Article, then the Term shall be extended to include the Renewal Term, during which all the terms and conditions contained in this Lease shall remain in full force and effect, except that (a) the Minimum Monthly Rent during such Renewal Term shall be one hundred percent (100%) of the “Then Prevailing Market Rent,” as defined below, but in no event shall the Then Prevailing Market Rent be less than the Minimum Monthly Rent payable during the month immediately preceding the commencement of the Renewal Term, (b) Landlord shall not be obligated to supply, nor shall Tenant be entitled to, any further tenant improvements or any further allowances therefor or further rent concessions of any kind in connection with the Renewal Term, and (c) the Base Expense Year and the Base Tax Year shall be the calendar year 2025. Provided that the Renewal Option shall have been validly exercised by Tenant, the “Then Prevailing Market Rent” shall be determined in the following manner:
59.2.1    Then Prevailing Market Rent. The term “Then Prevailing Market Rent” shall mean the “effective” rental rate as of the commencement of the Renewal Term, expressed as a rental rate per rentable square foot of leased space, being charged in arms’-length transactions in Comparable Buildings (“Comparable Transactions”) within the sub-areas of the Financial District of the Building for new leases and renewal leases (but not for subleases) for space comparable to the Premises for a comparable term considering, and if appropriate, adjusted for, all relevant factors advantageous to either Landlord or Tenant in the determination of Then Prevailing Market Rent, including, without limitation, the condition and value of existing tenant improvements in the Premises, and to the extent then being offered in Comparable Transactions, rent abatement and tenant improvement and moving allowances. The Then Prevailing Market Rent shall include annual periodic rental increases of three percent (3%) during the Renewal Term.
59.2.2    Landlord’s Proposed Rental Rate. Within thirty (30) days following Landlord’s receipt of Tenant’s Option Notice, Landlord shall deliver to Tenant a statement of Landlord’s proposed Then Prevailing Market Rent for each year of the proposed Renewal Term (the “Landlord’s Proposed Rental Rate”). If Tenant accepts such estimate of the Then Prevailing Market Rent, or if the parties agree upon some other rental rate, they shall immediately execute an amendment to this Lease stating the Minimum Monthly Rent that shall apply to the Renewal Term.

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59.2.3    Arbitration. If Tenant believes that Landlord’s Proposed Rental Rate, as the same may have been revised in writing during the course of negotiations, is in excess of the Then Prevailing Market Rent for the Premises, then Tenant may elect, by delivering written notice (the “Arbitration Notice”) to Landlord not later than thirty (30) days following receipt of Landlord’s Proposed Rental Rate, to arbitrate, in the manner described below, the Then Prevailing Market Rent for the Premises. If Tenant fails to deliver the Arbitration Notice, Tenant shall be deemed to have accepted Landlord’s Proposed Rental Rate. If Tenant delivers the Arbitration Notice, then within twenty (20) days following delivery of the Arbitration Notice (the “Arbitration Notice Period”), Landlord and Tenant shall each, at its cost and by giving written notice to the other party, appoint a qualified real estate broker with at least ten (10) years commercial real estate brokerage experience in the submarket in which the Premises are located (each, an “arbitrator”). If Landlord or Tenant fails to select its arbitrator within such twenty (20) day period, then Landlord or Tenant may petition the then presiding judge of the San Francisco County Superior Court to appoint such arbitrator subject to the criteria set forth in this Article 59, or if he or she refuses to act, either party may petition any judge having jurisdiction over Landlord and Tenant to appoint such arbitrator. Each arbitrator shall deliver its written determination of Then Prevailing Market Rent, taking into account the requirements of this Article 59, to the other arbitrator within twenty (20) days after such arbitrator’s retention. In the event the determinations of the two arbitrators differ and, after good faith efforts over the succeeding twenty (20) day period, they cannot mutually agree, the arbitrators shall, within ten (10) days thereafter, appoint a neutral third arbitrator with the qualifications specified above and deliver their respective determinations to such third arbitrator. If the two arbitrators fail to select the third arbitrator within such ten (10) day period, then Landlord or Tenant may petition the then presiding judge of the San Francisco County Superior Court to appoint such arbitrator subject to the criteria set forth in this Article 59, or if he or she refuses to act, either party may petition any judge having jurisdiction over Landlord and Tenant to appoint such arbitrator. Within five (5) days after its appointment, the third arbitrator shall choose either the determination of Landlord’s arbitrator or Tenant’s arbitrator and such choice of the third arbitrator shall be final and binding on Landlord and Tenant. The determination of the third arbitrator shall be limited solely to the issue of whether Landlord’s or Tenant’s estimated Then Prevailing Market Rent is closer to the Then Prevailing Market Rent as determined by the third arbitrator taking into account the requirements of this Article 59. Each party shall pay the costs of its arbitrator. The parties shall equally share the costs of any third arbitrator. Within fifteen (15) days after the Then Prevailing Market Rent shall have been established pursuant to this Article 59, the parties shall execute a mutually acceptable amendment to this Lease memorializing Tenant’s exercise of such Renewal Option and stating the Minimum Monthly Rent for the Renewal Term as so established at 100% of said Then Prevailing Market Rent. The arbitrators shall have the right to consult experts and competent authorities with factual information or evidence pertaining to the matter to be determined by them, but any such consultation shall be made in the presence of both parties with full right on their part to cross-examine. The arbitrators shall render their decision and award in writing with counterpart copies to each party. The arbitrator shall have no power to modify the provisions of this Lease. If one or more of the arbitrators should resign, die, withdraw, or otherwise be unable to perform his or her duties, either party may declare such office vacant, in which event the vacancy shall be filled in the same manner provided herein for the initial selection of such arbitrator.

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60.    EXECUTION; COUNTERPARTS
This Lease and any amendment hereto may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together will constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Lease or any amendment attached thereto. Facsimile signatures to this Lease or any amendment shall be binding upon the parties and the parties agree to exchange ink-signed originals within three (3) business days after the date of this Lease or any amendment.

61.    FINANCIAL STATEMENTS
At any time during the Term that Tenant is not a “publicly traded company” (i.e., ownership interests are listed on a public securities exchange), then within one hundred and twenty (120) days after the end of each fiscal year of Tenant, Tenant shall furnish to Landlord a financial statement, in form and substance satisfactory to Landlord, showing the complete results of Tenant’s operations for its immediately preceding fiscal year.  Such financial statements must be either certified by a certified public accountant or sworn to as to their accuracy by Tenant’s (or the guarantor’s, if applicable) chief financial officer.  Landlord will retain such statements in confidence, but may provide copies to Mortgagees and potential Mortgagees and purchasers as required.

62.    ROOFTOP EQUIPMENT
Tenant shall have the right, at Tenant’s sole risk and expense, to erect an antenna on the roof of the Building in a location and in a manner acceptable to Landlord and subject to the requirements of all applicable laws, provided that (i) such antenna shall be a free-standing, non-penetrating antenna or satellite dish not exceeding one meter in diameter together with accessory cables and conduits (the “Antenna”); (ii) the installation of such Antenna shall be done by contractors approved by Landlord in good and workmanlike manner in compliance with all building codes and regulations, free from any liens or claims of liens and in accordance with plans and specifications therefor reasonably approved in writing by Landlord, which plans shall show the proposed installation thereof and the method of connecting the same to the facilities within the Premises; (iii) throughout the Term, Tenant shall keep the Antenna in good condition and repair and perform all maintenance and repairs thereto at Tenant’s sole cost or expense and without voiding or adversely affecting any warranty granted to Landlord with respect to the roof or adversely affecting the watertightness of the roof membrane; (iv) Landlord shall not be responsible for any loss or damage to the Antenna, and (except for losses occasioned by the gross negligence or willful misconduct of Landlord) Tenant shall indemnify, hold Landlord harmless and defend Landlord from and against all claims, damages, liability or expense (including attorney fees) related directly or indirectly to the installation, existence, use, maintenance, repair, testing, removal or replacement of the Antenna; (v) Tenant shall be responsible for all repairs, maintenance, preventing and repairing any leakage or other damage to the Building or any system currently serving the Building related directly or indirectly to the installation, existence, use, maintenance, repair, testing, removal or replacement of the Antenna and, at Landlord’s option, shall either reimburse Landlord for the cost thereof or cause the same to

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be performed by contractors and workmen reasonably acceptable to Landlord; (vi) at the request of Landlord, Tenant shall remove or temporarily relocate the Antenna, if necessary, to facilitate any repairs or replacements to the roof of the Building being performed by Landlord; (vii) prior to the expiration of the Term or upon the earlier termination of this Lease, Tenant, at its sole cost, shall remove the Antenna, repair any damages caused thereby and restore the Building to the condition existing prior to the installation thereof; (viii) Tenant may have access to the roof to perform any of the foregoing work only with Landlord’s permission and with Landlord’s supervision; (ix) the use of the Antenna shall not interfere with any transmission or reception equipment presently located in the Building and should such interference occur, Tenant shall eliminate the interference within two (2) business days after notice from Landlord, failing which Landlord reserves the right to disconnect power to Tenant’s Antenna; and (x) Tenant shall not provide or resell antenna services to any other tenant or occupant in the Building without Landlord’s prior written approval. Tenant’s rights hereunder shall be coterminous with the Term of the Lease, as extended herein, including any renewals or extensions thereof. Tenant, at its sole expense and risk, shall ensure that a physical inspection of the rooftop portion of the Antenna equipment occurs at intervals of no more than six (6) months and that this inspection include a survey of structural integrity and watertightness and a review and correction of any loose bolts, fittings or other appurtenances. Tenant shall provide a written certification of such inspections to Landlord not more than ten (10) days following each such inspection. In the absence of such a certification, Landlord shall have the right (but not the obligation) to conduct or arrange for such an inspection and corrective action and to charge Tenant for such costs.
63.    ACCESSIBILITY; AMERICANS WITH DISABILITIES ACT

The Premises: x have not undergone an inspection by a Certified Access Specialist (CASp). □ have undergone an inspection by a Certified Access Specialist (CASp) and it was determined that the Premises met all applicable construction-related accessibility standards pursuant to California Civil Code §55.51 et seq. □ have undergone an inspection by a Certified Access Specialist (CASp) and it was determined that the Premises did not meet all applicable construction-related accessibility standards pursuant to California Civil Code §55.51 et seq.
Since compliance with the Americans with Disabilities Act (ADA) is dependent upon Tenant’s specific use of the Premises, Landlord makes no warranty or representation as to whether or not the Premises comply with ADA or any similar legislation.  In the event that Tenant’s use of the Premises requires modifications or additions to the Premises in order to be in ADA compliance, Tenant agrees to make any such necessary modifications and/or additions at Tenant’s expense.

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64.    ENERGY USE DISCLOSURE REQUIREMENTS
In order to assist Landlord with its reporting and disclosure obligations under the Nonresidential Building Energy Use Disclosure Program established under Cal. Pub. Res. Code § 25402.10 and Regulations promulgated thereunder (the “Energy Use Disclosure Program”), or any similar federal, state or local laws or regulations, Tenant shall, within thirty (30) days after written request by Landlord, provide to Landlord all energy use data for the Premises within tenant’s possession or control from at least the most recent twelve (12) months prior to the date of the request, together with such other information and data as may be requested by Landlord in its reasonable judgment with respect to Landlord's compliance with the Energy Use Disclosure Program or any similar federal, state or local laws or regulations. Such other information and data to be provided by Tenant hereunder may include, without limitation, all sources of energy use data, space use characteristics for all space types in the Premises, and any information necessary to generate a current Disclosure Summary Sheet, Statement of Energy Performance, Data Checklist, and Facility Summary, as those terms are defined in Cal. Code Regs. tit. 20 § 1681. Tenant hereby consents to Landlord obtaining the information and data set forth above from the applicable utility or energy provider, and Tenant expressly authorizes any such energy or utility provider to provide such information and data to Landlord.

65.    TENANT’S PROPERTY
Tenant’s equipment, fixtures, furnishings, furniture, accounts receivable, inventory or other personal property (“Tenant’s Property”), however installed or located on the Premises, shall be and remain the property of Tenant and may be installed, modified, and removed at any time and from time to time during the Lease Term. In no event (including an Event of Default under this Lease) shall Landlord have any lien or other security interest in any of Tenant’s Property located in the Premises or elsewhere, and Landlord hereby expressly waives and releases any lien or other security interest however created or arising. Landlord shall, at Tenant’s request and cost, execute a reasonable lien waiver and access agreement requested by a reputable institutional lender providing financing for Tenant’s Property.

66.    GOVERNING LAW
This Lease will be governed by and construed pursuant to the laws of the State of California.
67.    AMENDMENTS
No amendment, alteration, modification of, or addition to the Lease will be valid or binding unless expressed in writing and signed by Landlord and Tenant.

68.    TIME PERIODS

Unless otherwise specified, in computing any period of time described herein, the day of the act or event after which the designated period of time begins to run is not to be included and

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the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday for national banks in San Francisco, California, in which event the period shall run until the end of the next day which is not a Saturday, Sunday, or legal holiday. The last day of any period of time described herein shall be deemed to end at 5:00 p.m. Pacific time.

[Signatures Appear On Following Page]

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IN WITNESS WHEREOF, the parties have executed this Lease as of the date first set forth above, acknowledging that each party has freely entered into this Lease of its own free will and volition.

Landlord:

GLL BIT FREMONT STREET PARTNERS, L.P.,
a California limited partnership

By: GLL Fremont Interest II, LLC,
         a Delaware limited liability company,
         its sole General Partner

By:_________________________________

Name: ______________________________

Title: ______________________________

By: _________________________________

Name: _______________________________

Title: _______________________________
Date: _______________________________
Tenant: FITBIT INC., a Delaware corporation By:______________________________ Name:___________________________ Its:______________________________ Date:____________________________

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EXHIBIT A-1
LEGAL DESCRIPTION OF THE FACILITY

EXHIBIT A-1

Legal Description of the Facility

PARCEL ONE:

BEGINNING AT A POINT ON THE SOUTHWESTERLY LINE OF BEALE STREET, DISTANT THEREON 108 FEET AND 4 INCHES NORTHWESTERLY FROM THE NORTHWESTERLY LINE OF HOWARD STREET; THENCE AT A RIGHT ANGLE SOUTHWESTERLY 137 FEET AND 6 INCHES; THENCE AT A RIGHT ANGLE NORTHWESTERLY, 75 FEET; THENCE AT A RIGHT ANGLE NORTHEASTERLY, 127 FEET AND 6 INCHES TO THE SOUTHWESTERLY BOUNDARY LINE OF THE PROPERTY DESCRIBED IN THE DEED FROM DANIEL GALLAGHER TEAMING, MERCANTILE AND REALTY COMPANY, A CORPORATION, TO STATE OF CALIFORNIA, DATED September 16, 1941, RECORDED November 12, 1941, IN THE OFFICE OF THE RECORDER OF THE CITY AND COUNTY OF SAN FRANCISCO, STATE OF CALIFORNIA, IN BOOK 3833 OF OFFICIAL RECORDS, PAGE 35; THENCE EASTERLY ALONG SAID BOUNDARY LINE 22 FEET AND 4-3/8 INCHES TO THE SOUTHWESTERLY LINE OF BEALE STREET; THENCE SOUTHEASTERLY ALONG SAID LINE OF BEALE STREET, 55 FEET TO THE POINT OF BEGINNING.

BEING A PORTION OF 100 VARA BLOCK NO. 335.

LOT 005, BLOCK 3719

PARCEL TWO:

COMMENCING AT THE POINT OF INTERSECTION OF THE NORTHWESTERLY LINE OF HOWARD STREET AND THE SOUTHWESTERLY LINE OF BEALE STREET; RUNNING THENCE SOUTHWESTERLY AND ALONG SAID LINE OF HOWARD STREET, 107 FEET, 6 INCHES; THENCE AT A RIGHT ANGLE NORTHWESTERLY 108 FEET, 4 INCHES; THENCE AT A RIGHT ANGLE NORTHEASTERLY, 107 FEET, 6 INCHES TO THE SOUTHWESTERLY LINE OF BEALE STREET; THENCE AT A RIGHT ANGLE SOUTHEASTERLY ALONG SAID LINE OF BEALE STREET, 108 FEET, 4 INCHES TO THE POINT OF COMMENCEMENT.

BEING PART OF BEACH AND WATER LOTS NOS. 385, 386 AND 387.

LOT 006, BLOCK 3719

PARCEL THREE:

BEGINNING AT A POINT ON THE NORTHWESTERLY LINE OF HOWARD STREET, DISTANT THEREON 100 FEET NORTHEASTERLY FROM THE NORTHEASTERLY LINE OF FREMONT STREET; RUNNING THENCE NORTHEASTERLY AND ALONG SAID LINE OF HOWARD STREET, 67 FEET AND 6 INCHES; THENCE AT A RIGHT ANGLE NORTHWESTERLY, 108 FEET AND 4 INCHES; THENCE AT A RIGHT ANGLE SOUTHWESTERLY, 67 FEET AND 6 INCHES; THENCE AT A RIGHT ANGLE SOUTHEASTERLY, 108 FEET AND 4 INCHES TO THE POINT OF BEGINNING.

BEING A PART OF 100 VARA BLOCK NO. 335.

EXHIBIT A-1
-1-

89

LOT 007, BLOCK 3719

PARCEL FOUR:

COMMENCING AT THE POINT OF INTERSECTION OF THE NORTHEASTERLY LINE OF FREMONT STREET AND THE NORTHWESTERLY LINE OF HOWARD STREET; RUNNING THENCE NORTHWESTERLY AND ALONG SAID LINE OF FREMONT STREET, 33 FEET, 4 INCHES; THENCE AT A RIGHT ANGLE NORTHEASTERLY, 100 FEET; THENCE AT A RIGHT ANGLE SOUTHEASTERLY, 33 FEET, 4 INCHES TO THE NORTHWESTERLY LINE OF HOWARD STREET; THENCE AT A RIGHT ANGLE SOUTHWESTERLY ALONG SAID LINE OF HOWARD STREET, 100 FEET TO THE POINT OF COMMENCEMENT.

BEING A PORTION OF BEACH AND WATER LOTS NUMBERS 388, 389 AND 390, IN 100 VARA BLOCK NO. 335.

LOT 008, BLOCK 3719

PARCEL FIVE:

BEGINNING AT A POINT ON THE NORTHEASTERLY LINE OF FREMONT STREET, DISTANT THEREON 33 FEET AND 4 INCHES NORTHWESTERLY FROM THE NORTHWESTERLY LINE OF HOWARD STREET; RUNNING THENCE NORTHWESTERLY ALONG SAID LINE OF FREMONT STREET, 25 FEET; THENCE AT A RIGHT ANGLE, NORTHEASTERLY 100 FEET; THENCE AT A RIGHT ANGLE, SOUTHEASTERLY 25 FEET; THENCE AT A RIGHT ANGLE, SOUTHWESTERLY 100 FEET TO THE POINT OF BEGINNING.

BEING PART OF 100 VARA BLOCK NO. 355.

LOT 009, BLOCK 3719

EXHIBIT A-1
-2-

1

EXHIBIT A-2
FLOOR PLAN OF THE PREMISES

1

TENANT SPACE
TENANT SPACE

NINTH FLOOR

BOMA CALCULATIONS 10 NOV 1999

199 FREMONT

FP FREMONT PROPERTIES LP

KMD KAPLAN McLAUGHLIN DIAZ

2

3

4

FOURTEENTH FLOOR

BOMA CALCULATIONS

10 NOV 1999

199 FREMONT

FP

FREMONT PROPERTIES LP

KMD

KAPLAN MCLAUGHLIN DIAZ

5

6

SIXTEENTH FLOOR

BOMA CALCULATIONS

10 NOV 1999

199 FREMONT

FP FREMONT PROPERTIES LP

KMD KAPLAN MCLAUGHLIN DIAZ

7

8

9

EXHIBIT A-3
FITBIT BIKE PARKING CAGE AREA

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EXHIBIT B

WORK LETTER
(Tenant Build)
Acceptance of Premises. Except as otherwise expressly provided in the Lease, Tenant accepts the Premises in their “AS-IS” condition on the date of delivery of the Premises to Tenant.
Space Plans
(a)    Preparation and Delivery. On or before the fifteenth (15th) day following the Effective Date (the “Space Plans Delivery Deadline”), Tenant shall deliver to Landlord a space plan prepared by Perkins & Will or another design consultant reasonably acceptable to Landlord (the “Architect”) depicting improvements to be installed in the Premises (the “Space Plans”).
(b)    Approval Process. Landlord shall notify Tenant whether it approves of the submitted Space Plans within five (5) business days after Tenant’s submission thereof. If Landlord disapproves of such Space Plans, then Landlord shall notify Tenant thereof specifying in reasonable detail the reasons for such disapproval, in which case Tenant shall, within five (5) business days after such notice, revise such Space Plans in accordance with Landlord’s objections and submit same to Landlord for its review and approval. Landlord shall notify Tenant in writing whether it approves of the resubmitted Space Plans within five (5) business days after its receipt thereof. This process shall be repeated until the Space Plans have been finally approved by Landlord and Tenant.
Working Drawings
Preparation and Delivery. On or before the fifteenth (15th) day following the date on which the Space Plans are approved by Landlord and Tenant (the “Working Drawings Delivery Deadline”), Tenant shall provide to Landlord for its approval final working drawings, prepared by the Architect, of all improvements that Tenant proposes to install in the Premises; such working drawings shall include the partition layout, ceiling plan, electrical outlets and switches, telephone outlets, and detailed plans and specifications for the construction of the improvements called for under this Exhibit in accordance with all applicable Laws. Engineered drawings are required; no design build project is allowed.
Approval Process. Landlord shall notify Tenant whether it approves of the submitted working drawings within seven (7) business days after Tenant’s submission thereof. If Landlord disapproves of such working drawings, then Landlord shall notify Tenant thereof specifying in reasonable detail the reasons for such disapproval, in which case Tenant shall, within three (3) business days after such notice, revise such working drawings in accordance with Landlord’s objections and submit the revised working drawings to Landlord for its review and

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approval. Landlord shall notify Tenant in writing whether it approves of the resubmitted working drawings within four (4) business days after its receipt thereof. This process shall be repeated until the working drawings have been finally approved by Tenant and Landlord.
Landlord’s Approval; Performance of Work. If any of Tenant’s proposed construction work will affect the Building’s structure or the Base Building Systems, then the working drawings pertaining thereto must be approved by the Building’s engineer of record. Landlord’s approval of such working drawings shall not be unreasonably withheld, provided that (1) they comply with all Laws, (2) the improvements depicted thereon do not adversely affect (in the reasonable discretion of Landlord) the Building’s structure or the Base Building Systems (including the Building’s restrooms or mechanical rooms), the exterior appearance of the Building, or the appearance of the Building’s common areas or elevator lobby areas, (3) such working drawings are sufficiently detailed to allow construction of the improvements in a good and workmanlike manner, and (4) the improvements depicted thereon conform to the rules and regulations promulgated from time to time by Landlord for the construction of tenant improvements. As used herein, “Working Drawings” means the final working drawings approved by Landlord, as amended from time to time by any approved changes thereto, and “Work” means all improvements to be constructed in accordance with and as indicated on the Working Drawings, together with any work required by governmental authorities to be made to other areas of the Building as a result of the improvements indicated by the Working Drawings. Landlord’s approval of the Working Drawings shall not be a representation or warranty of Landlord that such drawings are adequate for any use or comply with any Law, but shall merely be the consent of Landlord thereto. Tenant shall, at Landlord’s request, sign the Working Drawings to evidence its review and approval thereof. After the Working Drawings have been approved, Tenant shall cause the Work to be performed in accordance with the Working Drawings.
Contractors; Performance of Work. The Work shall be performed only by licensed union contractors and subcontractors familiar with Class A building in the San Francisco Financial District and approved in writing by Landlord, which approval shall not be unreasonably withheld. Landlord hereby approves Skyline Construction as a contractor. All contractors and subcontractors shall be required to procure and maintain insurance against such risks, in such amounts, and with such companies as Landlord may reasonably require. Certificates of such insurance, with paid receipts therefor, must be received by Landlord before the Work is commenced. The Work shall be performed in a good and workmanlike manner free of defects and in compliance with applicable Laws, shall conform strictly with the Working Drawings, and shall be performed in such a manner and at such times as and not to interfere with or delay Landlord’s other contractors, the operation of the Building, and the occupancy thereof by other tenants. All contractors and subcontractors shall contact Landlord and schedule time periods during which they may use Building facilities in connection with the Work.

Construction Contracts. Tenant shall enter into a construction contract with a general contractor selected by Tenant in a form acceptable to Tenant’s representative for the Work, which shall comply with the provisions of this Section 5 and provide for, among

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other things, (1) a one-year warranty for all defective Work; (2) a requirement that Tenant’s general contractor maintain general commercial liability insurance of not less than a combined single limit of $5,000,000 (which amount can be met through an umbrella policy), naming Landlord, Landlord’s property management company, Landlord’s asset management company, Landlord’s Incumbrancers, Tenant, and each of their respective affiliates as additional insureds; (3) a requirement that the contractor perform the Work in accordance with the Working Drawings and in a good and workmanlike manner; and (4) a requirement that the contractor is responsible for daily cleanup work and final clean up (including removal of debris).
Change Orders. Tenant may initiate changes in the Work. Unless a change is (a) cosmetic in nature (i.e., does not affect the structure of the Building or any Building system) and (b) costs less than $100,000.00 (for which prior notice to Landlord is required but not prior approval), each such change must receive the prior written approval of Landlord, such approval not to be unreasonably withheld or delayed; however, if such requested change would adversely affect (in the reasonable discretion of Landlord) (1) the Building’s structure or the Base Building Systems (including the Building’s restrooms or mechanical rooms), (2) the exterior appearance of the Building, or (3) the appearance of the Building’s common areas or elevator lobby areas, Landlord may withhold its consent in its sole and absolute discretion. Tenant shall, upon completion of the Work, furnish Landlord with an accurate architectural “as-built” plan of the Work as constructed, which plan shall be incorporated into this Exhibit B by this reference for all purposes. If Tenant requests any changes to the Work described in the Space Plans or the Working Drawings, then such increased costs and any additional design costs incurred in connection therewith as the result of any such change shall be added to the Total Construction Costs.
Definitions. As used herein “Substantial Completion,” “Substantially Completed,” and any derivations thereof mean the Work in the Premises is substantially completed (as reasonably determined by both Landlord’s and Tenant’s Architects) in accordance with the Working Drawings. Substantial Completion shall have occurred even though minor details of construction, decoration and mechanical adjustments remain to be completed.
Excess Costs. The entire cost of performing the Work (including design of and space planning for the Work and preparation of the Working Drawings and the final “as-built” plan of the Work, costs of construction labor and materials, electrical usage during construction, additional janitorial services, general tenant signage, related taxes and insurance costs, licenses, permits, certifications, surveys and other approvals required by Law, and the construction supervision fee referenced in Section 10 of this Exhibit, all of which costs are herein collectively called the “Total Construction Costs”) in excess of the Construction Allowance shall be paid by Tenant. Upon approval of the Working Drawings and selection of a contractor, Tenant shall promptly execute a work order agreement which identifies such drawings and itemizes the Total Construction Costs and sets forth the Construction Allowance.

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Construction Allowance. Landlord shall provide to Tenant a construction allowance not to exceed $10,144,936.00 (the “Construction Allowance”) to be applied toward the Total Construction Costs, as adjusted for any changes to the Work. Landlord shall pay to Tenant the Construction Allowance in multiple disbursements (but not more than once in any calendar month) following the receipt by Landlord of the following items: (a) a request for payment, (b) final or partial lien waivers, as the case may be, from all persons performing work or supplying or fabricating materials for the Work, fully executed, acknowledged and in recordable form, and (c) the Architect’s certification that the Work for which reimbursement has been requested has been finally completed, including (with respect to the last application for payment only) any punch-list items, on the appropriate AIA form or another form approved by Landlord, and, with respect to the disbursement of the last 10% of the Construction Allowance: (1) the permanent certificate of occupancy issued for the Premises, (2) Tenant’s occupancy of the Premises, and (3) delivery of the architectural “as-built” plan for the Work as constructed (and as set forth above) to Landlord’s construction representative (set forth below), and (4) an estoppel certificate confirming such factual matters as Landlord or Landlord’s Incumbrancer may reasonably request) (collectively, a “Completed Application for Payment”). Landlord shall pay the amount requested in the applicable Completed Application for Payment to Tenant within 30 days following Tenant’s submission of the Completed Application for Payment. During such time that the Total Construction Costs (as set forth in Tenant’s construction contract, a copy of which shall be delivered to Landlord upon request) exceed the amount of the Construction Allowance, disbursements shall be made in an amount equal to the product of (x) .50 multiplied by (y) the lesser of: (A) the amount requested, or (B) the amount actually payable to, as applicable, the contractor or subcontractor(s), in each case including any applicable ten percent (10%) retainage. Once any excess between the Total Construction Costs and the amount of the Construction Allowance has been fully funded by Tenant, disbursements shall be made in the amount requested by Tenant, excluding any ten percent (10%) retainage, until all conditions to final disbursement are satisfied. Tenant shall fund the remainder in each instance. Notwithstanding anything to the contrary contained in this Exhibit, Landlord shall not be obligated to make any disbursement of the Construction Allowance during the pendency of any of the following: (A) Landlord has received written notice of any unpaid claims relating to any portion of the Work or materials in connection therewith, other than claims which will be paid in full from such disbursement, (B) there is an unbonded lien outstanding against the Building or the Premises or Tenant’s interest therein by reason of work done, or claimed to have been done, or materials supplied or specifically fabricated, claimed to have been supplied or specifically fabricated, to or for Tenant or the Premises, (C) the conditions to the advance of the Construction Allowance are not satisfied, or (D) an Event of Default by Tenant exists. The Construction Allowance must be used (that is, the Work must be fully complete and the Construction Allowance disbursed) within twelve (12) months following the Upper Premises Commencement Date or shall be deemed forfeited with no further obligation by Landlord with respect thereto. Tenant shall not be entitled to receive, as a credit against Rent or otherwise, any unused portion of the Construction Allowance. In no event shall the Construction Allowance be used for any Tenant furniture, fixtures or

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equipment or any communications or data cabling, all of which shall be at Tenant’s sole cost.
Construction Management. Landlord or its affiliate or agent shall supervise the Work and coordinate the relationship between the Work, the Building and the Base Building Systems. In consideration for Landlord’s construction supervision services, Tenant shall pay to Landlord a construction supervision fee equal to one and one half percent (1.5%) of the hard costs portion of Total Construction Costs, not to exceed $10,000.00. Notwithstanding anything to the contrary contained herein, Landlord shall have no liability with respect to the performance of the Work.
Construction Representatives. Landlord’s and Tenant’s representatives for coordination of construction and approval of change orders will be as follows, provided that either party may change its representative upon written notice to the other:
Landlord’s Representative:    Doug Baker
c/o GLL BIT Fremont Street Partners, L.P.,
199 Fremont Street, Suite 100
San Francisco, CA 94105
Telephone: 415-836-0155
Facsimile: 415-836-0198
Tenant’s Representative:    Dawn Birkett
Fitbit Inc.
405 Howard Street, Suite 550
San Francisco, CA 94105
Telephone: 415-305-1449

Miscellaneous. To the extent not inconsistent with this Exhibit, Article 10 of this Lease shall govern the performance of the Work and Landlord’s and Tenant’s respective rights and obligations regarding the improvements installed pursuant thereto. Further, all Work and the performance thereof must comply with Article 52 of the Lease.

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EXHIBIT C
RULES AND REGULATIONS

Adherence to these rules and regulations by each and every tenant contributes to safe occupancy and quiet enjoyment of the 199 Fremont Street building and the Common Areas in and around it (the "Building"). Any violation of these rules and regulations by the Tenant may constitute a default under the Lease. In the event of any conflict between these Rules and Regulations and the terms of the Lease, the terms of the Lease shall prevail.
Landlord may, upon request by the Tenant, waive compliance by Tenant of any of the following rules and regulations, provided that (i) no waiver shall be effective unless signed by Landlord or Landlord's authorized agent, and (ii) no such waiver shall relieve Tenant from the obligation to comply with any rule or regulation in the future, unless expressly consented to by Landlord. Landlord shall not unreasonably withhold consent to any requested modification to these rules that may be required in order to make a reasonable accommodation to a person with disabilities.
1.    Except as expressly provided in the Lease, no signs, logos, posters, advertisements, notices or other lettering shall be inscribed, painted, affixed or displayed on any exterior window, door or other exterior part of the Premises. If such sign, logo, poster, advertisement, notice or other lettering is exhibited, Landlord shall have the right to remove the same and the tenant exhibiting the same shall be liable for any and all expenses incurred by Landlord by said removal.
2.    No awning or other projection shall be attached to the exterior walls of the Premises. No curtains, drapes, blinds, shades or screens visible from the exterior of the Building or visible from the exterior of the Premises, shall be attached to or hung in, or used in connection with any exterior window or door of the Premises.
3.    Tenant shall not place against glass partitions or doors or windows any objects that would be unsightly from the Building corridors or from the exterior of the Building or the Common Areas and will promptly remove any such objects upon notice from Landlord.
4.    Tenant shall not make excess noises, cause disturbances or vibrations or use or operate any electrical or mechanical devices that emit excessive sound or other waves or disturbances or create obnoxious odors, any of which may be offensive to the other tenants and occupants of the Building, or that would materially interfere with the operation of any device, equipment, radio television broadcasting or reception from or within the Building or elsewhere and shall not place or install any projections, antennas, or similar devices inside or outside of the Premises or on the Building.
5.    Tenant shall not waste electricity, water, heating, or air conditioning and shall cooperate fully with Landlord to insure the effective operation of the Building's heating and air conditioning systems and shall refrain from attempting to adjust any controls other than unlocked room

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thermostats installed for Tenant's use. Tenant shall keep closed all corridor doors on multi-tenant floors and all corridor doors that are rated for fire egress. Tenant shall not use any method of heating or air-conditioning other than that supplied by Landlord. No doors, windows, light fixtures, or any lights or skylights that reflect or admit light into halls or other places of the Building shall be covered or obstructed. No person shall waste water by interfering or tampering with the faucets or otherwise. Tenant shall exercise reasonable care and caution that all water faucets or water apparatus are shut off each day before the Premises are left unoccupied and that all electricity or gas shall likewise be carefully shut off so as to prevent waste of such utility or possible property damage or injury to Landlord's janitor or other employees or representatives or to other occupants of the Building.
6.    Tenant will use reasonable and diligent efforts to protect the Premises.
7.    Tenant shall not mark, drive nails, screw, or drill into any woodwork or any brick or masonry walls or in any way deface any portion of the Common Areas for any purpose whatsoever, except that Landlord's approval shall not be required for driving nails or screws into sheetrock or plaster walls as necessary for supporting pictures, paintings, and other similar decorative items, provided that the weight thereof does not exceed fifteen (15) pounds.
8.    In no event shall Tenant bring into the Building inflammables, such as gasoline, kerosene, naphtha and benzene, or explosives or any other article of intrinsically dangerous nature, except those items used in normal general office operations, such as reproduction equipment, etc. If, by reason of the failure of Tenant to comply with the provisions of this paragraph, any insurance premium for all or any part of the Building shall at any time be increased, Landlord shall have the option, without limiting its other remedies, to require Tenant to make immediate payment of the whole of the increased insurance premium.
9.    Tenant shall comply with all applicable federal, state and municipal laws, ordinances and regulations, and rules and shall not directly or indirectly make any use of the Premises which may be prohibited by any of the foregoing or which may be dangerous to persons or property.
10.    The Premises shall not be used for cooking (i.e., the use of devices with an open heating element) (except as expressly provided in the Lease), lodging, sleeping, or for any immoral or illegal purpose. Microwave ovens and coffee makers and food and vending machines may be used in kitchen or kitchenette areas of the Premises for use by Tenant’s employees, provided that all such equipment is UL approved and further provided that all such coffee makers are equipped with a properly functioning automatic shut-off device.
11.    Tenant and Tenant's employees, agents, visitors and licensees shall observe faithfully and comply strictly with these Rules and Regulations.
12.    Subject to the provisions of the Lease, no additional locks or bolts of any kind shall be placed by Tenant upon any of the doors or windows by Tenant, nor shall any changes be made in existing locks or the mechanics thereof, without the prior written consent of Landlord. Except for the doors

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to Tenant's reception areas on the floors of the Building which are solely leased by Tenant, the doors leading to the corridors or main halls shall be kept closed during business hours except as they may be used for ingress or egress. Tenant shall, upon the termination of its tenancy, return to Landlord all keys used in connection with the Premises, including any keys to the Premises, to rooms and offices within the Premises, to storage rooms and closets, to cabinets and other built-in furniture, and to toilet rooms, whether or not such keys were furnished by Landlord or procured by Tenant. On termination of Tenant's lease, Tenant shall disclose to Landlord the combination of all locks for safes, safe cabinets and vault doors, if any, remaining in the Premises.
13.    Tenant shall not affix any floor covering in any manner, except as approved by Landlord. Any carpeting cemented down shall be installed with a releasable adhesive or other releasable fastening process.
14.    The water and wash closets, toilets, urinals, wash bowls, drinking fountains and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, hazardous substances, coffee grounds, paint or other foreign substances shall be thrown or deposited therein.
15.    No electric or other wires for any purpose shall be brought into the Premises without Landlord's written permission specifying the manner in which same may be performed or installed. Landlord reserves the right to restrict the use of any electrical extension cord. At no time shall more than two electrical devices be connected to any one duplex outlet. Multiple adapters, with the exception of "surge protectors," are prohibited. Any extension cord used shall be a two-wire cord with ground, shall be sized according to the power draw on the circuit, and shall be a UL approved extension cord.
16.    No bicycles or vehicles shall be brought into or kept in occupied portions of the Building other than the bicycle storage area in the Building's parking facility, nor shall any animals, birds or pets (other than so-called "seeing-eye" dogs) be brought into or kept in or about Tenant's Premises or in the Building.
17.    Tenant shall not throw anything out of the door or windows, off any balcony, or down any passageways or elevator shafts.
18.    Landlord's employees are prohibited from receiving articles delivered to the Building and, if such employee receives any article for Tenant, such employee shall be acting as the agent of Tenant for such purpose. Landlord assumes no liability and shall bear no risk in connection with such deliveries.
19.    All loading, unloading, receiving or delivery of goods and supplies, or disposal of garbage or refuse, shall be made only through entryway and freight elevators provided for such purposes and as indicated by Landlord. Tenant shall be responsible for any damage to the Building or the

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property of its employees or others and injuries sustained by any person whomsoever resulting from the use or moving of such articles in or out of the Premises or the Building.
20.    All hand trucks used anywhere in the Building shall be equipped with rubber tires and side guards. Tenant shall not place upon any floor of the Premises a load that exceeds the structural design for the live load in that area of the Building. Landlord reserves the right to prescribe the weight and position of all safes, files and heavy installations that the Tenant wishes to place in the Premises so as to properly distribute the weight thereof, or to require plans prepared by a qualified structural engineer, at Tenant's sole cost and expense, for such heavy objects. Notwithstanding the foregoing, Tenant hereby agrees to indemnify and hold Landlord harmless from any injuries sustained by any person whomsoever, liability, damages, expenses and costs, including reasonable attorney's fees, caused by or arising out of the installation of any such heavy equipment, safes or files.
21.    Live/cut Christmas trees (unless certified to be treated with fire retardant), candles, and open flames are strictly prohibited. Tenant may use electrical decorative lights only if the same are UL approved.
22.    Tenant shall be responsible for all persons for whom it authorizes entry into the Premises, and shall be liable for all acts of such persons. Anything herein to the contrary notwithstanding, Landlord shall not be liable for any lack of security in respect to the Building whatsoever. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building during the continuance of the same by closing the doors or otherwise, for the safety of the tenants or the protection of the Building and the property therein. Landlord shall in no event be liable for damages for any error or other action taken with regard to the admission or exclusion from the Building of any person.
23.    All entrance doors to the Premises shall be locked against ingress when the Premises are not in use. All corridor doors shall also be closed during times when the HVAC equipment in the Building is operating so as not to dissipate the effectiveness of the system or place an overload thereon. Notwithstanding the foregoing, on any full-floor premises leased by Tenant, Tenant may, to the extent allowed under all applicable Laws, keep one or more such main corridor doors open during Business Hours.
24.    Tenant shall not do anything, or permit anything to be done, in or about the Building, or bring or keep anything therein, that will in any way increase the possibility of fire or other casualty or do anything in conflict with the valid pertinent laws, rules, or regulations of any governmental authority.
25.    Subject to the provisions of the Lease, Landlord reserves the right at any time and from time to time to add to these Rules and Regulations such other and further rules or regulations as Landlord may deem appropriate so long as such do not unreasonably adversely affect Tenant’s right under the Lease or access to the Premises. Landlord also reserves the right at any time and from time to

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time to rescind, alter or waive, in whole or in part, any of these Rules and Regulations when it is deemed necessary, in Landlord's reasonable judgment, to do so. Landlord shall give Tenant reasonable prior notice of any additions, alterations, rescissions, or other changes in or to any provisions of these Rules and Regulations, and such additions, alterations, rescissions, or changes shall operate only prospectively, if retroactive application would be unreasonably burdensome to Tenant.
26.    Tenant shall not permanently stock, pile, store, or place any objects in any freight elevator lobby, in any hallways or corridors, in any Common Areas, or closer than 18 inches to the ceiling of its Premises. All costs of relocating or adding sprinkler heads (if any) due to walls or objects in a tenant area that project closer than 18 inches to the ceiling, shall be at Tenant's cost.
27.    Tenant shall be responsible for any damage to carpeting and flooring as a result of rust, staining, or corrosion caused by any spillage of food or chemicals or by any of Tenant's potted plants, file cabinets, pot holders, roller chairs, or other metal objects.
28.    No burglar alarm system may be installed without Landlord's prior written approval of such system.
29.    Tenant shall not obstruct, or sweep or throw dirt or any other substance into, or temporarily or permanently store or dispose of any trash, garbage, waste, or refuse in, any sidewalk, hall, passage, balcony, exit, entrance, elevator, or stairway of the Building, or use the same for any purpose other than for ingress to and egress from Tenant's Premises. No person shall go upon or use the roof of the Building.
30.    No trash, garbage, waste, or refuse shall be stored or disposed of in any Common Areas, except in the dumpsters or trash containers provided by Landlord for that purpose. Tenant shall only use such dumpsters and trash containers for disposal of nonhazardous trash or waste generated at the Building in connection with the ordinary conduct of Tenants' business at the Building in accordance with the terms and conditions of its lease.
31.    Tenant shall by written notice to Landlord appoint a person or persons to act as Tenant's authorized representatives. All tenant requests to Landlord or its management for services shall be made through the authorized representatives. Tenant's authorized representatives shall also serve as Tenant contacts in the event of Building emergencies, interruptions of services, or security problems.
32.    In the event Landlord shall elect, or be required, to perform any maintenance, repairs, alterations, improvements, or installations on Tenant's Premises, Tenant shall, upon Landlord's request, move any file cabinets, furniture, or equipment as required by Landlord's workers in order for them to obtain full, unobstructed access to the area where their work is to be performed.

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33.    Smoking of cigarettes, cigars, and pipes is prohibited in Building lobbies, stairways, corridors, elevators, restrooms, and other Common Areas, and in all occupied spaces within the Building as well. All cigarettes, cigars, and pipes shall be extinguished before entering the Building. Smoking is not allowed within 25 feet of all building entrances.
34.    Landlord may exclude or expel from the Building or from the Building’s exercise room any person who, in the judgment of Landlord, shall in any manner do any act in material violation of any of the rules or regulations of the Building.
35.    The Building’s exercise room is reserved for the use of the employees of tenants of office space in the Building. Guests of employees are not allowed to use the Building’s exercise room. The Building’s exercise room is an unsupervised and unmonitored common area. Employees wishing to use the exercise room or its facilities must sign Landlord’s standard waiver of liability form. All persons using the Building’s exercise room or its facilities must comply with Landlord’s reasonable rules and regulations (as modified from time to time) governing the use thereof. A copy of such rules and regulations shall be kept on display in the Building’s exercise room.
36.    Tenant acknowledges that 199 Fremont is a union labor building.
37.    Tenant is required to follow the recycling program established by the building.

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EXHIBIT D
STANDARDS FOR UTILITIES AND SERVICES

The furnishing of building services and utilities to Tenant shall be accomplished in accordance with and subject to the terms and conditions set forth in this Exhibit D and elsewhere in the Lease.
1.    Subject to the provisions of Section 17 of the Lease, Landlord shall furnish the Premises with building services and utilities as set forth below. The furnishing of such services and utilities shall be subject to all Laws and to any curtailment which may be required from time to time for construction, maintenance, repairs, actual or threatened emergency or other events or circumstances which make it reasonably necessary to restrict or limit such services or utilities.
(a)    Landlord shall provide elevator service (which in the lower elevator bank shall consist of five (5) passenger elevators and one (1) freight elevator) by nonattended automatic elevators for general office pedestrian usage. At least two (2) passenger elevators will be in service at all times. Landlord shall also provide, for use in accordance with all applicable rules and regulations for the Building, freight elevator service.
(b)    Landlord shall provide heating and air conditioning generally consistent with Comparable Buildings Monday through Friday, from 7:00 a.m. to 7:00 p.m., and upon request on Saturday, from 8:00 a.m. to 12:00 p.m. (noon), excepting “Holidays” as defined in Paragraph 5 below (“Business Hours”).
(c)    Landlord shall provide water for the restrooms serving the Premises. Landlord shall also provide water for all drinking fountains furnished by Landlord. Notwithstanding the foregoing, Tenant consents to the use of water-saving appliances, such as waterless urinals, and other equipment as may be otherwise consistent with Landlord’s sustainability practices or the LEED-EBOM certification of the Building. Where use of potable water is not necessary, the Tenant acknowledges and consents to the Landlord’s collection, treatment and reuse of condensate water, rainwater, and graywater for use as flushing water in washrooms and in other applications within and around the Building.
(d)    Landlord shall provide janitorial services generally consistent with Comparable Buildings. Such janitorial services shall be provided to the Common Areas and the office areas of the Premises (but specifically excluding any cafeterias, kitchens, kitchenettes, or computer rooms, etc.) each evening, Monday through Friday, or, at Landlord’s option, Monday through Thursday evenings and Sunday during the day or evening, except Holidays, provided that the Premises are kept reasonably in order by Tenant. Tenant may contract directly with the Building’s janitorial services contractor or, subject to Landlord’s approval and provided no labor disputes arise

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from the retention of such third-party contractors, with third-party janitorial services contractors to provide supplemental cleaning services for the Premises. Janitorial services shall be performed at Landlord’s direction without interference by Tenant or Tenant’s employees. Notwithstanding the foregoing, Tenant and Landlord agree that in the interests of controlling energy consumption, maintaining building security, and minimizing the environmental footprint of the Building and Premises the Landlord has the right, but not the obligation, to provide janitorial services during the Business Hours on Monday to Friday subject to the following:
(i)    Landlord may (A) provide light housekeeping functions in the Premises during the Business Hours exclusive of the use of any equipment with a noise level greater than 66 db, and (B) carry out deep cleaning functions in the Premises during the non-Business Hours; and
(ii)    Tenant has the right to: (A) from time to time “wave off” or request that no cleaning be carried out in a specific office, room, or workstation for a specific day, and (B) request a thorough cleaning of an individual office, room, or workstation at their convenience.
(e)    Landlord shall provide vermin and pest control services when reasonably necessary in connection with normal office usage.
(f)    Landlord shall wash the exterior windows of the Building at least two (2) times per year.
(g)    Landlord shall furnish HVAC service during Business Hours and at other times upon not less than twenty-four (24) hours’ request by Tenant. Tenant shall pay to Landlord an amount equal to Tenant’s proportionate share of the cost to Landlord in providing HVAC service to Tenant and all other tenants of the Building receiving such HVAC services during normal Business Hours. Outside of normal Business Hours, Tenant shall pay 100% of the cost for HVAC service.
(h)    The method for calculating the costs of providing HVAC services will be performed using industry standard practices, which will include the energy consumption of the pumps, cooling towers, fans, chillers and boilers as well as other associated costs, such as chemical treatment, increased frequency of changing air filters and building engineer’s time for monitoring such equipment outside of normal Business Hours.
2.    Additional Services. The services for which Landlord shall be entitled to payment from Tenant pursuant to Section 17.2 of the Lease shall include, without limitation, those specified below in this Section 2.
(a)    If the temperature otherwise maintained in any portion of the Premises by the HVAC system is affected as a result of (i) the occupancy of the Premises by more than one person per one hundred fifty (150) square feet of usable area therein, (ii) an electrical load for lighting and power in excess of 3.0 watts per usable square foot, or (iii) any rearrangement of

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partitioning or other improvements, Landlord may install any equipment, or modify any existing equipment (including the standard air conditioning equipment) Landlord reasonably deems necessary to restore the temperature balance. The cost of any such equipment and the cost of installing, operating, maintaining, or repairing the same, including the cost of any electrical or engineering consultant engaged by Landlord in connection therewith, shall be paid by Tenant pursuant to Section 17.2 of the Lease, without any right of credit or offset for underutilization of services specified in Section 1 above; provided, however, Landlord may require that Tenant, at Tenant’s sole cost and expense, perform the work contemplated by this sentence, in accordance with Landlord’s construction procedures and guidelines for performing such work and in a manner otherwise reasonably satisfactory to Landlord.
(b)    If Tenant otherwise requires, on a regular basis, water, heat, air conditioning, electric current, elevator or janitorial service in excess of that provided for in Section 1 above, Tenant shall first obtain Landlord’s written consent, which shall not be unreasonably withheld, in which event Landlord may install an electric current or water meter (including, without limitation, any additional wiring, conduit, or panel required therefor) to measure the electric current or water consumed by Tenant, or Landlord may cause the usage to be measured by other reasonable methods (e.g., by temporary “check” meters or by survey). The costs to be paid by Tenant pursuant to Section 17.2 of the Lease for such additional services shall include (i) the cost to Landlord of any and all water, heat, air conditioning, electric current, janitorial, elevator, or other services or utilities furnished to Tenant in excess of the services and utilities required to be furnished by Landlord as provided in Section 1 above, (ii) the cost of installation, maintenance, and repair of any meter installed in the Premises by Landlord to measure Tenant’s utility usage if Landlord installed such meter after a request by Tenant for excess usage, or if in any event such meter shall have disclosed that Tenant is using excess utilities or services, and (iii) the cost to Landlord of all electricity and water consumed by Tenant in connection with any dedicated or supplemental HVAC systems of Tenant (all such dedicated or supplemental systems to be maintained by Tenant at Tenant’s expense). Such payments made pursuant to Section 17.2 of the Lease shall be made without any right of credit or offset for underutilization of services specified in Section 1 above.
(c)    Tenant shall pay to Landlord, pursuant to Section 17.2 of the Lease, the cost of removal of any of Tenant’s trash, refuse or rubbish (whether or not in the Premises) (i) that exceeds the quantity of trash, refuse or rubbish usually accumulated in the daily routine of ordinary office occupancy during normal business hours or (ii) that is generated by any machinery, equipment or eating facilities of Tenant or requires special handling. Trash generated from Tenant activities such as restacking, moving, or purging files shall be deemed to constitute such excess trash, as shall any cardboard boxes that Tenant wishes to dispose of. Such payments made pursuant to Section 17.2 of the Lease shall be made without any right of credit or offset for underutilization of services specified in Section 1 above.
(d)    Notwithstanding any provision of Section 1 above, Tenant shall pay to Landlord, pursuant to Section 17.2 of the Lease, the cost of any nonroutine vermin and pest control

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services required in Tenant’s cafeteria, kitchen or kitchenette areas or required because of unhygienic practices of personnel occupying the Premises.
3.    Light Bulb, Tubes and Ballasts
(a)    Landlord shall replace, as necessary, Building Standard light bulbs, tubes, and ballasts in the Common Areas and the Premises. To the extent Tenant has installed any non-Building standard lighting (which installation shall be in accordance with the Lease), Tenant shall pay Landlord, pursuant to Section 17.2 of the Lease, all costs incurred by Landlord for any maintenance or replacement of such items, together with a fee of fifteen percent (15%) or, if required by Landlord, Tenant shall perform such work, at its sole cost, in accordance with Landlord’s construction procedures and guidelines for performing such work and in a manner otherwise reasonably satisfactory to Landlord.
(b)    Landlord shall also have the right (but not the obligation) to make, from time to time, reasonable changes to the Building Standard for electric light bulbs, tubes, and ballasts.
(c)    The Landlord may, at Landlord’s reasonable discretion, adopt a system of relamping and reballasting periodically on a group basis in accordance with good practice.
4.    Landlord’s failure to bill Tenant for any of the additional services or utilities described in Section 2 above shall not waive Landlord’s right to bill Tenant for the same at a later time.
5.    As used herein, the term “Holiday” shall mean New Year’s Day, Martin Luther King Day, President’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving, the Friday following Thanksgiving, and Christmas Day, and such other days which are recognized by the owners of the Comparable Buildings as a holiday.

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EXHIBIT E

PARTICIPATING PLANS

Active Participants For Quarter Ending 6/30/2015

New participants were added on 4/1/2015

Name

AFL-CIO Staff Retirement Plan

American Federation of Government Employees Pension Plan, the plan of benefits of the American Feder

Annuity Plan of the Electrical Industry

Asbestos Workers Local #8 Retirement Trust Fund

Atlanta Plumbers and Steamfitters Pension Fund

BAC Local Union 15 Pension Fund

BAC Local No. 4 Pension Fund

Bakery and Confectionery Union and Industry International Pension Fund

Boilermaker-Blacksmith National Pension Trust

Bricklayers & Trowel Trades International Retirement Savings Fund

Bricklayers and Masons Local No. 22 Pension Plan

Bricklayers and Stone Masons of Illinois District Council No. 1 BAC Annuity

Bricklayers and Trowel Trades International Pension Fund

Bricklayers Local #55 Pension Plan

Bricklayers Local #8 of Illinois & Employers Pension Plan

Bricklayers Local No. 1 of Kentucky Pension Trust Fund

Bricklayers of Indiana Retirement Plan

Bricklayers Pension Fund of Western Pennsylvania

Bricklayers Pension Trust Fund - Metro Area

Bricklayers Supplemental Annuity Plan

Bricklayers Union Local No. 6 of Indiana Pension Fund

Bridge and Iron Workers Staff Retirement Plan

Brotherhood Bank & Trust Retirement Plan

Buffalo Laborers Pension Fund

Building Trades United Pension Trust Fund - Milwaukee & Vicinity

Carpenter's Annuity Trust Fund of Northern California

Carpenters Labor Management Pension Fund

Carpenters Local #496 Pension Trust Fund

Wednesday, April 15, 2015 *Page 1 of 7*

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Name

Carpenters Pension and Annuity Fund of Philadelphia and Vicinity

Carpenters Pension Fund of Illinois

Cascade Pension Trust Fund

Cement Masons Union Local No. 502 Pension Fund

Centennial State Carpenters' Pension Trust Fund

Centennial State Carpenters Pension Trust Fund - Annuity Plan

Central Laborers' Annuity Fund

Ceramic Tile and Terrazzo Local 67 B.A.C. Annuity Fund

Chicago and Midwest Regional Pension Fund

Chicago Painters & Decorators Pension Fund

Chicago Truck Drivers, Helpers and Warehouse Workers Union (Independent) Pension Fund

Consolidated Retirement Fund

Construction Laborers Pension Trust of Greater Saint Louis

Construction Workers Pension Trust Fund - Lake County & Vicinity

CWA-ITU Negotiated Pension Plan

Detroit Free Press Inc. Newspaper Guild of Detroit Pension Plan

Eighth District Electrical Pension Fund

Electrical Construction Industry Pension Plan

Electrical Workers Local No. 26 Pension Trust Fund

Electrical Workers Local No. 292 Defined Contribution and 401(k) Plan

Electrical Workers Local No. 292 Pension Plan

Electrical Workers Pension Fund, Local 103, IBEW

Electricians' Salary Deferral Plan

Employees Security Fund of the Electrical Products Industry-Pension Plan

Employees Trust Fund of the Chicago Federation of Labor and Industrial Council

Employers' and Laborers' Locals 100 & 397 Pension Plan

Employers and Operating Engineers Local 520 Pension Fund

Fireman and Oilers Pension Plan of SEIU Local No. 1

Fort Wayne Public Transportation Corporation Retirement Plan

Fox Valley & Vicinity Construction Workes Pension Fund

Wednesday, April 15, 2015 *Page 2 of 7*

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Name

Glaziers Local Union No. 558 Pension Fund

Glaziers Union Local 27 Pension and Retirement Fund

Hotel and Restaurant Employees Local 25 and Hotel Association of Washington, D.C. Pension Fund

IBEW Local 117 Pension Fund

IBEW Local 131 Pension Plan

IBEW Local 1922 Pension Fund

IBEW Local 43 and Electrical Contractors Pension Fund

IBEW Local No. 38 Pension Fund

IBEW Local Union #226 Open End Pension Trust Fund

IBEW Local Union 1579 Pension Plan

IBEW Local Union 481 Defined Contribution Plan And Trust

IBEW Local Union No. 212 Pension Fund

IBEW Local Union No. 915 Pension-Annuity Fund

IBEW Local Union No. 99 Annuity Plan

IBEW Local Union No. 99 Retirement Plan

Indiana State Council of Carpenters Pension Fund

Indiana/Kentucky/Ohio Regional Council of Carpenters Pension Fund

Inland Refrigeration & Air Conditioning Trust Fund

Insulators Local 96 Pension Fund

International Association Of Full-Time Salaried Officers and Employees of Outside Local Unions and Distr

International Association of Heat and Frost Insulators Local 17 Pension Fund

International Brotherhood of Firemen and Oilers National Pension Fund

International Brotherhood of Painters and Allied Trades Union Pension Plan

International Foundation Employees Retirement Plan

International Longshoremen's Association (AFL-CIO) Employers Pension Fund, SE Florida Ports

Iron Workers Local Number 498 Pension Plan

Iron Workers Local Union No. 16 Pension Fund

Iron Workers' Mid-America Pension Fund

Iron Workers Pension Plan of Western Pennsylvania

Iron Workers St. Louis District Council Annuity Fund

Wednesday, April 15, 2015 *Page 3 of 7*

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Name

Ironworkers District Council of New England Pension Fund

IUE CWA Pension Fund

IUP AT Industry Annuity Plan

Jacksonville Plumbers and Pipefitters Pension Fund

Kansas Construction Trades Open End Pension Trust Fund

Laborers' District Council Construction Industry Pension Fund

Laborers' District Council, Pension and Disability Trust Fund No. 2

Laborers National Pension Fund

Laborers Pension Fund

Laborers' Pension Fund

LIUNA Staff & Affiliates Pension Fund

Local 138 IUOE Annuity Fund

Local 202 Sheet Metal Workers Pension Fund

Local 68 Engineers Annuity Fund

Local 68 IUOE Pension Fund

Local 705 IBT Pension Trust Fund

Local 73 Retirement Fund

Local No. 1, IBEW, Pension Benefit Trust Fund

Maryland Electrical Industry Pension Fund

Masons and Plasterers Pension Plan Local 56 Dupage County

Massachusetts Bay Transportation Authority Retirement Fund

Massachusetts Service Employees Pension Fund

Midwestern Teamsters Pension Fund

Milwaukee Drivers Pension Trust Fund

Minneapolis Painting Industry Pension Plan

Minnesota and North Dakota Bricklayers & Allied Craftworkers Pension Fund

Minnesota Glaziers and Allied Trades Retirement Plan

Motion Picture Industry Individual Account Plan

Motion Picture Laboratory Technicians and Film Editors Local 780 IATSE Pension Fund

Municipal Employees' Annuity & Benefit Fund of Chicago

Wednesday, April 15, 2015 *Page 4 of 7*

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Name
National Automatic Sprinkler Industry Pension Fund
National Electrical Annuity Plan
National Retirement Fund
National Roofing Industry Pension Fund
NECA-IBEW Local 176 Pension Fund
NECA-IBEW Local 364 Defined Contribution Pension Fund
NECA-IBEW Pension Trust Fund
New Orleans Electrical Pension Plan
New York City District Council of Carpenters Pension Fund
Northern California Glaziers, Architectural Metal & Glassworkers Pension Plan
Northwest Sheet Metal Workers Pension Fund
Northwestern Ohio Plumbers & Pipefitters Pension Plan
Nursing Home and Healthcare Employees of Philadelphia and Vicinity Pension Plan
Office and Professional Employees Locals 30 & 537 Retirement Trust Fund
Ohio Bricklayers Pension Plan
Omaha Construction Industry Pension Plan
Operating Engineers Local 57 Pension Fund
Operating Engineers Local No. 147 Annuity Fund
Painters District Council #2 Pension Trust
Painters' District Council No. 30 Pension Fund
Pension and Annuity Plans of the Bricklayers Pension Fund
Pension Fund - Technical Engineering Division, Local 130, U.A.
Pension Hospitalization Benefit Plan of the Electrical Industry - Pension Trust Fund
Pension Plan for Employees of the California Labor Federation, AFL-CIO
Pipefitters Retirement Fund, Local 597
Plasterers' & Cement Masons' Local 40 Pension Fund
Plumbers & Pipefitters Local 172 Pension Fund
Plumbers & Pipefitters Local No. 333 Pension Fund
Plumbers & Steamfitters #83 Pension Fund
Plumbers & Steamfitters Local 137 Pension Plan

Wednesday, April 15, 2015 *Page 5 of 7*

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Name

Plumbers & Steamfitters Local Union No. 248 Pension Fund

Plumbers and Pipefitters Local 162 Pension Fund

Plumbers and Pipefitters Local 99 Pension Fund

Plumbers and Pipefitters National Pension Fund

Plumbers And Steamfitters Local #118 Kenosha Unit Pension Plan

Plumbers Local #8 Pension Plan

Plumbers' Pension Fund, Local 130, U.A.

Plumbers, Pipe Fitters, and MES Local No. 392 Pension Plan

Rhode Island Carpenters Pension Fund

Rockford Area Dairy Industry, Local 754 IBT Retirement Pension Plan

Rockford Pipe Trades Industry Pension Fund

Rodman Local Union 201 Pension Fund

Roofers' Pension Fund

Roofers Union Local 33 Pension Fund

San Francisco Culinary, Bartenders & Service Employees Pension Fund

Seafarers Money Purchase Pension Plan

Seafarers Officers and Employees Pension Plan

Seafarers Pension Plan

SEIU Local No. 4 Pension Fund

Service Employees International Union Master Pension Trust

Sheet Metal Local 10 Supplemental Retirement Fund

Sheet Metal Workers Local 10 Pension Fund

Sheet Metal Workers Local 224 Pension Plan

Sheet Metal Workers Local 36 Pension Fund

Sheet Metal Workers' Local Union No.100 Washington DC Area Pension Fund

Sheet Metal Workers' Pension Fund of Local Union #19

Shopmen's Iron Workers Retirement Trust Fund

Soft Drink Industry Local 710 Pension Fund

Southern Electrical Retirement Fund

Southern Illinois Bricklayers Pension Plan

Wednesday, April 15, 2015 *Page 6 of 7*

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Name
Southern Illinois Laborers and Employers Annuity
Southern Nevada Culinary & Bartenders Pension Trust
Southwest Ohio District Council of Carpenters - Dayton - Pension Plan
Southwestern Illinois Laborers Annuity Fund
St Paul Painting Industry Pension Plan
Stationary Engineers Local No. 39 Pension Plan
Steamfitters Local 439 Pension Plan
Studio Mechanics Local 476 IATSE Annuity Fund
Studio Mechanics Local 476 IATSE Retirement Plan
Teamsters Local Union No. 727 Pension Fund
Teamsters Negotiated Pension Plan
The Officers' & Employees' Pension of the International Brotherhood of Boilermakers, Iron Ship Builders,
Transit Employees Retirement Plan
Truck Drivers & Helpers Local Union No. 355 Retirement Pension Plan
Twin City and Vicinity Conference Board Pension Plan
Twin City Carpenters & Joiners Pension Fund
Twin City Pipe Trades Pension Trust
UA Locals 63/353 Joint Pension Trust Fund
UFCW International Union Pension Plan for Employees
UNITE HERE Local 74 Pension Trust Fund
United Association of Journeymen Plumbers and Journeymen Steamfitters and Pipefitters Local 357 Pens
United Mine Workers of America, International Pension Trust
UNITE-HERE Pension Fund
West Michigan Plumbers, Fitters and Service Trades Local Union No. 174 Pension Plan and Trust
Wisconsin Laborers Pension Plan
Worcester Plumbers & Pipefitters Local Union No 4 Pension Plan

Total Number of Active Participants ***204***

Wednesday, April 15, 2015 *Page 7 of 7*

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EXHIBIT F
RULES AND REGULATIONS FOR CONSTRUCTION BY TENANT
GLL BIT FREMONT STREET PARTNERS, L.P.
199 FREMONT STREET, SAN FRANCISCO
RULES AND REGULATIONS FOR CONTRACTORS

TABLE OF CONTENTS
1.    INTRODUCTION
2.    SUPERVISION
3.    APPEARANCE
4.    ACCESS
5.    STAGING AREA
6.    UTILITY ACCESS
7.    UTILITY INTERRUPTION
8.    TEMPORARY FACILITIES
9.    PROTECTION
10.    ELEVATORS/LOADING DOCK DELIVERIES
11.    CLEAN-UP
12.    FINAL CLEAN-UP
13.    SITE POLICING
14.    DEBRIS BOXES
15.    QUALITY OF WORKMANSHIP
16.    LABOR RELATIONS
17.    FIRE PROTECTION
18.    PANEL AND EQUIPMENT LABELING
19.    SECURITY
20.    FLOOR AND WALL PENETRATIONS
21.    ROOF ACCESS AND PENETRATIONS
22.    SYSTEM TIE-INS AND OWNER INSPECTIONS
23.    CODE COMPLIANCE AND INSPECTIONS
24.    APPROVED PLANS
25.    WORK COORDINATION
26.    ADJACENT IMPROVEMENTS
27.    SAFETY
28.    INSURANCE
29.    HOURS FOR WORK ONSITE
30.    PRIOR TO COMMENCEMENT OF WORK ONSITE
31.    CONDUCT/CLEANLINESS AT WORK SITE
32.    MECHANICAL EQUIPMENT
33.    AIR SYSTEMS FILTERS
34.    CUTTING AND CORING
35.    AS-BUILTS AND WARRANTIES
36.    AIR SYSTEM BALANCING
37.    WATER BALANCING
38.    DISINFECTING
39.    PLUMBING CONNECTIONS
40.    PARKING
41.    WORK SCHEDULE

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42.    SIGNS
43.    NO SMOKING
44.    NO INTOXICATION
45.    NO IMPROPER CONDUCT
46.    NO LOITERING
47.    NO EXCESSIVE NOISE
48.    HAZARDOUS SUBSTANCES
49.    OTHER MAINTENANCE, ALTERATIONS AND CONSTRUCTION
50.    ENFORCEMENT OF RULES AND REGULATIONS
51.    AMENDMENTS
52.     CONTRACTOR RESPONSIBLE FOR OTHERS.
53.    SUSTAINABLE DEVELOPMENT CONTRACTOR RULES AND REGULATIONS.

GLL FREMONT STREET PARTNERS
RULES AND REGULATIONS FOR CONTRACTORS
1.    Introduction
The following Rules and Regulations for Contractors are to govern the actions and operations of Contractors, subcontractors, and suppliers for construction (collectively referred to herein as "Contractor") within the confines of the Property (as used herein, Property shall refer to the Building and the common areas associated therewith). Each Contractor is responsible for ensuring compliance with each of the Rules and Regulations by each subcontractor, subsubcontractor and supplier of such contractor.
2.    Supervision
Contractor shall maintain a competent superintendent or supervisory representative on the Premises full-time who is authorized to act in all manners pertaining to the work.
The name, phone number, mobile telephone number and pager number for this individual shall be given to Owner along with an emergency contact in the event of an after hours emergency.
3.    Appearance
All tools, equipment and building materials must be maintained at all times within the area under construction when not in transit to or from the area.
In all cases where construction is taking place in an occupied area or visible common area, all necessary steps and precautions shall be taken to shield the work site from public view. This shall include keeping doors closed (construction of temporary doors if necessary), latexing "storefront" windows in retail areas and building out a one-side drywall partition on public corridors, if appropriate. The use of tape (of any kind) on any finished surfaces is expressly forbidden.
4.    Access
Access will be directed by the Owner. Access to the project is limited to the loading dock entrance only. Contractor is not to use the main building entrance, main lobby or passenger elevators during the course of the work. No Contractor personnel are allowed in the main lobby nor any floor of the building other than the floor on which the work occurs.
All tools, equipment and building materials must enter the project through the loading dock area and freight elevator. Removal of trash, tools and equipment must be made via the same route.

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Access to mechanical, electrical or telephone rooms can be obtained by checking out a key. Keys can be checked out between 8:00 AM and 4:00 PM only if a driver's license is left with the building office or their designee.
No hard wheeled carts or hand trucks will be permitted on any stone or tile surface without adequate protection and prior approval of Owner.
Access forms must be submitted by the contractor and signed by the tenant weekly and for weekends. Access forms need to list times, type of work, and all subcontractors performing the work. All General Contractors and their subcontractors must have a current Certificate of Insurance on file.
5.    Staging Area
Owner may designate unloading and staging areas. All materials unloaded at these areas are to be moved into the premises immediately.
6.    Utility Access
Other than the existing utilities currently existing in the Premises, Contractor shall provide its own source of power for performing work on the job site. Access to any common area utility (e.g., electrical panels/service, gas valves, water/sewer hook-ups, etc.) shall only be provided by Owner upon one full business day's prior notice.
7.    Utility Interruption
Contractor shall take all necessary and appropriate steps to ensure that utility services to existing occupants of the Property are not interrupted.
In the event that minimal service interruption is necessary during the course of the work, it must be arranged with Owner no less than 5 business days prior to its occurrence and must occur during hours when the businesses affected are not generally open nor in operation.
8.    Temporary Facilities
Water and electric power are provided in the building for the use of the various contractors. Contractor is to verify the locations and adequacy of the facilities provided and make all allowances in its bid for modifying the facilities (such as tie-ins, temp-power boxes, etc.) if he/she so desires. Any changes to Power Panels must receive prior written approval of Owner. Temporary power must be maintained within the construction premises. No power cords will be allowed outside the work area. Monthly electric power and water charges are paid by Owner and charged to Contractor at Owner's discretion.
Owner may provide (at Owner’s discretion) temporary sanitary facilities. If Owner chooses not to, then Contractor will provide adequate temporary sanitary facilities for his employees and subcontractors. Contractor is to maintain these facilities in a clean and acceptable manner subject to Owner's inspection. If these sanitary facilities are provided and found to be abused, their use will be withdrawn by Owner and the Contractor will be required to provide other facilities. In the event that Contractor is granted by Owner permission to place a temporary office facility on the site, the size, location, and quality of the facility is at the sole discretion of Owner.
9.    Protection
Where Contractor's work engages work performed by others or if access to the Premises passes through areas of work performed by others, marring or damaging of such areas will not be permitted. Any work which must take place in an area previously prepared by others shall be approved by Contractor before commencing work and any unsatisfactory conditions shall be reported to Owner.

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Where existing work is damaged in the execution of the work, Contractor shall be responsible for repairing or replacing the damaged work (at Contractor's expense) as required and to the satisfaction of Owner. Contractor will be responsible for the security of its own materials, equipment and work.
Upon completion of tenant construction, Contractor shall promptly dismantle, remove and dispose of any temporary enclosures and any excess materials from the Premises.
Should Contractor fail to comply with the above, Owner will proceed upon 24 hours’ notice to Contractor with the necessary clean-up, demolition and removal, and charge Contractor.
10.    Elevators/Loading Dock Deliveries
Contractor agrees to comply with the freight elevator policy for this Building. Use of the freight elevator during the week and on weekends and other than normal business hours must be arranged and approved upon 24 hours advance notice to Owner (not later than 5:00 PM, Thursday for weekend service).
After-hours’ use of the freight elevator, loading dock and garage will require the presence of a security guard if the dock gates cannot be closed and will be billed to Contractor requesting this convenience. Contractors may not use passenger elevators at any time for any reason, except with Owner’s prior written consent. If Owner consents to Contractor’s use of a passenger elevator, Contractor shall take all necessary and prudent measures to safeguard the passenger elevator against damage, wear, or tear. Contractor shall bear the expense of any repairs required due to any damage caused to such passenger elevators. Except as Owner, at its sole discretion, may otherwise allow in writing, Contractor's movement shall be through the freight elevators only.
11.    Clean-Up
Contractor will ensure that no tools, equipment, materials or debris of any kind are permitted to accumulate anywhere outside of the work area, including but not limited to: dirt, dust, paint, sawdust, taping and/or taping mud, sheet rock and/or related debris, paper and trash of any kind. Tracking of construction dirt onto public streets or sidewalks or into corridors or stairways must be prevented through the use of walk-off mats provided by Contractor and changed frequently to remain clean. The walk-off mats shall be placed immediately inside the work area. In addition, Contractor will sweep clean the work area (using sweeping compound to minimize dust) as often as necessary to maintain a safe workplace and a clean public access to and from it.
Contractor shall assign someone responsible for policing the common areas between the loading area and the work area and/or the areas workmen travel as necessary to ensure cleanliness. The Freight Elevator will be wiped clean and the floor mopped at the end of each shift. Janitorial services may be required to supplement Contractor’s cleaning. Costs for providing such cleaning will be billed to and paid by the Contractor.
12.    Final Clean-Up
At completion of the project, Contractor is to provide a thorough janitorial cleaning of the entire Premises (and surrounding areas affected by the construction), including but not necessarily limited to the following:
a.    Interior glass, mullions, and all interiors of exterior glass.
b.    High and low dusting (including baseboards).
c.    Light fixtures.
d.    All sinks, cabinets, and countertops.
e.    All mini-blinds or other window coverings.
f.    Vacuum all carpeted floors.

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g.    Mop all tile, VCT and other hard surfaced floors.
13.    Site Policing
Contractor is to maintain the Premises free of general debris and trash. Provisions shall be made to control visible dust emissions. Food is to be consumed in designated areas with all food remains, garbage and containers removed by Contractor nightly.
At all times during demolition and construction, Contractor shall assign someone responsible to police and clean public areas where construction debris is present.
14.    Debris Boxes
Contractor is to arrange for its own debris boxes to be placed in areas and at times approved by Owner.
Any use by Contractor of Property debris boxes, compactors or portable janitorial bins may be cause for removal of Contractor from the Premises and/or assessment of charges to cover dumping costs.
15.    Quality of Workmanship
Contractor's work shall be performed in a thoroughly first class and journeyman like manner and shall be in good and usable condition at the date of completion thereof.
16.    Labor Relations
Any and all work performed by Contractor shall be performed in a manner so as to avoid any labor dispute which results or could result in a stoppage or impairment of work, deliveries or any other services in the Property. 199 Fremont is a union labor building and only union labor is to be used at the Property. If there shall be any such stoppage or impairment or threat thereof as a result of any such labor dispute, Contractor shall immediately undertake such action as may be necessary to eliminate such dispute or potential dispute including, without limitation:
a.    Removing all disputants from the jobsite until such time as the labor dispute no longer exists;
b.    Seeking an injunction in the event of a breach of contract between Contractor and Contractor's subcontractor; and
c.    Filing appropriate unfair labor practice charges in the event of a union jurisdictional dispute.
17.    Fire Protection
The Owner’s Property Management representative is to be given at least 24 hours’ notice prior to shutting down an area for work on the sprinkler system. The building engineer or Owner’s representative will drain the area on which it is working in the presence of the sprinkler fitter (if requested) each day of the work. Contractor agrees to recharge the area at the close of each work day. In no case will a system not be recharged each night.
Contractor shall supply its own Fire Extinguisher and will provide a fire watch when fire suppression equipment is disabled or during welding. Additionally, this policy shall apply to the smoke detection system on each floor.
18.    Panel and Equipment Labeling
Prior to completion of work and turning work over to a Representative of Owner, properly label each piece of equipment and electric panel with its name, function and circuit. Use permanent etched plastic sign materials or typed panel cards as appropriate. No penciled, hand marked or incomplete label will be accepted. Owner reserves the right at Contractor’s cost, to call in an outside contractor to label or correct panel schedules not correctly done by the original Contractor.

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19.    Security
Contractor shall ensure the security of the Premises as well as its own materials, equipment and work in progress. This shall include the re-keying, where applicable, of locksets at completion of job in accordance with the keying schedule provided by Owner. Contractor shall provide adequate security so as to avoid the risk of the construction site becoming an attractive nuisance. ATTENTION: 199 Fremont uses a Schlage Security Keyway – this is a long lead item, please contact the Building authorized locksmith, Complete Security, San Francisco for locks and associated materials.
20.    Floor and Wall Penetrations
Piping penetrations through rated floors and walls are to be sealed using approved materials to assure existing ratings.
21.    Roof Access and Penetrations
Access to the roof is restricted to Owner's personnel and Owner's designated contractors, only. No other contractor or subcontractor will be permitted on the roof unless written permission has been obtained from Owner.
All roof penetrations must be made by a roofing contractor acceptable to Owner at Contractor's expense and must conform to Owner's standard criteria. Penetrations shall be subject to Owner's approval as to construction detail, size, configuration, location and support.
Contractor shall contact Owner directly to obtain approval of the roof penetration and patching. Western is an approved roofing contractor.
Once the roof curbs are on the job, the roofing contractor will make the penetration and Contractor will install the curb and the roofing contractor will repair the roof. No penetration will be made that cannot be repaired by the roofing contractor on the same day. Contractor shall pay all such costs for this work directly.
22.    System Tie-ins and Owner Inspections
Contractors are not allowed, under any circumstances, to tie into building mechanical, electrical, sprinkler, life safety, or security primary systems without prior written approval and coordination from Owner. Owner may coordinate, at Contractor's cost, having these tie-ins performed by Owner's own contractors. Owner may observe all work prior to closing-in and observe all tie-ins and interfaces with Property systems to assure Owner specifications compliance, warranty protection, and Property systems operations. Contractor should be prepared to separately clean any new system that is being brought on-line. This may include, descaling, degreasing, industry accepted methods of chemical cleaning and fully charging the system with chemicals that are the same as those currently used in the base building systems. Forty-eight (48) hours’ notice is to be given to Owner prior to any tie-in.
23.    Code Compliance and Inspections
Contractor is responsible for acquiring all additional permits, if any, for the work contemplated by its approved scope of work (e.g., street parking, excavating or dewatering into the sewer system, etc.) Contractor is also responsible for scheduling inspections by the Building Department and other inspections as necessary and to comply with their requirements and all codes and regulations. A copy of all inspection reports must be submitted to Owner. In the event Contractor is notified of any violations of codes by the jurisdictional authorities or by Owner's representative, Contractor shall correct such violation within seven (7) calendar days from such date of notification. Construction shall comply in all respects with applicable federal, state, county and/or location statutes, ordinances, regulations, laws and codes. Permits are required for ALL work prior to commencement of demolition or construction and shall be delivered to Owner prior to such commencement.

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24.    Approved Plans
Work shall be constructed in accordance with plans that have been approved by Owner and comply with all city, county and state ordinances, rules and regulations relating thereto. No design build projects will be allowed. Contractor shall not deviate from approved drawings and specifications without obtaining prior written permission from Owner. No M.E.P. work is allowed without Landlord approved plans that have been provided to the Engineer of Record – Flack and Kurtz - for peer review.
25.    Work Coordination
Construction shall be coordinated with all work being performed or to be performed by Owner and other occupants of the Property to such extent that the work will not interfere with or delay the completion of any other work. No Contractor or subcontractor participating in Contractor's work shall at any time damage, injure, interfere with or delay the completion of the work or any other construction within the Property. All Contractors and subcontractors and suppliers shall comply with all procedures and regulations prescribed by Owner for the integration of Contractor's work with the work to be performed in connection with the project. Common areas, plazas, public corridors, service corridors and exterior of Owner's buildings must be kept clear of Contractor's equipment, merchandise, fixtures, refuse and trash at all times. Any mechanical, electrical or plumbing item which needs to be routed through another space requires written permission from Owner's office with not less than 72 hours’ notice.
26.    Adjacent Improvements
Contractor shall be responsible for the repair, replacement or clean-up of any damages caused to any other work in any area of the Property. Contractor shall be required to maintain continuous protection of adjacent premises in such a manner as to prevent any damage to such adjacent property and the improvements thereon. If any property is damaged by Contractor then Contractor shall promptly repair such damages and restore it to its pre-damaged condition.
Contractor shall neatly patch, replace, and finish all adjacent surfaces or features disturbed in performance of the work, including, but not limited to glass, glazing, exterior and/or interior surfaces, paving, stripping, signage, landscaping, concrete work, and improvements of every kind. All replaced or patched work shall be of the same type and quality as the existing surfaces or features.
27.    Safety
Contractor shall at all times while work is in progress provide all appropriate protection, as required by law or prudent industry practices, (1) to protect Contractor's employees, the Property's occupants, and the public from any personal injury or any damage to personal property that could occur in connection with the work and (2) to protect all portions of the Property and all fixtures, equipment, finishes, furniture, and supplies located therein from any damage that could occur in connection with the work.
Contractor shall comply with all safety, fire protection, and evacuation procedures and regulations reasonably established by Owner or any governmental agency. In no event shall any emergency exits, emergency exit signs, fire lanes, or other safety aspects of the Property be blocked or impeded by Contractor. Further, Contractor shall exercise extreme caution to avoid leaving any hazardous situation exposed to occupants and/or guests of the Property (i.e., a tripping hazard caused by an electrical cord stretched across a walkway.)
Contractor shall supply its own First Aid Kit. All life safety devices must remain operational during construction except where specific systems or devices are being altered. In no event shall the construction area be unprotected after normal business hours.
28.    Insurance
At all times while work is in progress, Contractor shall carry and maintain all insurance policies and coverage required under its contract and the Lease, and in any event Contractor shall carry and maintain (i) comprehensive

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general liability insurance, in a reasonable and prudent amount, insuring against liability for property damage and personal injury and (ii) Workers' Compensation and employer's liability insurance, as required by law.
29.    Hours for Work Onsite
Prior to commencing work in or about the Building, Contractor shall obtain Owner's consent as to the hours and days of the week that Contractor intends to perform its work. Contractor shall use all reasonable efforts to perform its work in a manner to minimize interference with occupants of the Building by scheduling certain types of work for times and days in which the Building is generally unoccupied. In no event, however, shall Contractor be permitted to perform its work after Owner's customary business hours or on days the Building is not open for business to the public, without first obtaining Owner's written consent to such work and appropriate security precautions to be taken. Notice must be given to Owner not less than 24 hours in advance of the schedule of off-hours work.
30.    Prior to Commencement of Work Onsite
Contractor shall furnish the following items to Owner prior to commencing any work in or about the Building:
a.    A certificate of insurance evidencing the compliance with the insurance requirements of the contract, the Lease and these Rules and Regulations.
b.    Contractor's License Number.
c.    One (1) copy of any permits required by the local governmental authorities for the performance of the work.
d.    A copy of Contractor's Bond in connection with the work to be performed.
e.    A certified list of all subcontractors and material suppliers to be used by Contractor in connection with the work.
31.    Conduct/Cleanliness at Work Site
Contractor shall take all reasonable steps to minimize interference with occupants of the Property and adjacent properties during the course of the work.
Contractor, its employees, and subcontractors shall use only the service or freight elevators during times when work is to be performed, and they shall enter and exit through service areas only. Contractor shall leave all common areas in clean condition after each use. Owner shall have the right to prescribe the weight, size, and position of any heavy equipment brought onto the Property. Heavy equipment and objects shall, if considered necessary by Owner, stand on wood strips (or other material) of such thickness as reasonably determined by Owner to be necessary to properly distribute the weight thereof. If a structural engineer is needed to determine if structural bracing is required for contractors equipment, etc., then such costs shall be at the expense of Contractor. Owner shall not be responsible for loss of or damage to any such equipment or property and all damage done to the Property by moving or maintaining such equipment or property shall be repaired at the expense of Contractor. During construction, Contractor shall clean up and remove all discarded materials, refuse, debris and similar items from the work site on a daily basis, and thereby leave the construction area and surrounding areas in a neat and clean condition. At all times, the work site shall be maintained in a neat and clean condition, consistent with the work being performed. In no event shall any materials be left or stored in any common areas of the Property, including, without limitation, Property parking lots, walkways or vacant spaces without the prior consent of Owner.
All salvageable items that are removed shall be reused in the work whenever possible and appropriate (except as otherwise provided in the contract), and Owner shall receive an appropriate credit for any such reused items.
Contractor, its employees, and subcontractors shall supply all of their own tools and materials required for the work and shall not use any tools, supplies, or materials belonging to Owner or its agents.

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Public drains, storm drains, toilet rooms, toilets, urinals, wash bowls, and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage, or damage resulting from the violation of this rule by Contractors, its employees, or subcontractors shall be borne by Contractor.
32.    Mechanical Equipment
Contractor is responsible to ensure that the existing HVAC system is not permitted to operate during the construction process in the construction areas without the written permission of Owner. Further, a working test of the system must be completed by Contractor prior to tenant move-in. HVAC hook-up to the energy management system including the control interface screens (if any) must be completed prior to tenant move-in.
33.    Air System Filters
Prior to completion of work, Contractor is to replace all floor main supply fan filters under the direction of Owner prior to tenant occupancy and prior to releasing retention.
34.    Cutting and Coring
No cutting or coring of the Building premises or installations, or those of any Building occupant, shall be permitted without prior written consent of Owner. Any cutting and/or coring must be done outside of normal Building hours. Request for permission to do cutting shall include explicit details and description of work and shall not under any circumstances diminish the structural integrity of the Building's components or systems. If any work is to be done in another space or in any public area, such work is to be done only with the explicit written permission of Owner and at times as directed by Owner. Any such area is to be promptly repaired and returned to a fully functioning, complete, and clean condition.
35.    As-Builts and Warranties
Upon completion of construction, two sets of full size as-built prints and one set full size as-built sepias are to be forwarded to Owner. In addition to as-builts, all cut sheets, warranties and manuals for installed mechanical equipment and/or appliances must be given to Owner.
Failure to provide “AS BUILTS” may result in the Owner REMOVING the contractor from the approved vendor list. Landlord reserves the right to call in an outside Architectural firm to supply as-built drawings at Tenant’s expense.
36.    Air System Balancing
The Building exhaust and make-up air systems for ventilation and conditioning are designed for total floor occupancy. It is the responsibility of Contractor to adjust the base building air system as necessary at the completion of the project work. Contractor shall provide to the Owner evidence of re-balancing prior to tenant occupancy and prior to releasing retention. Air balance will not be conducted by the installing contractor.
37.    Water Balancing
Contractor is to water re-balance the base building loop at completion of project connection. Contractor shall provide evidence of re-balancing to the Owner’s Property Management representative.
38.    Disinfecting
Contractor is to clean and disinfect the water systems after installation and before connecting to the Building system. Before placing water piping in service and before washing out, piping must be thoroughly blown out with air to remove dirt, rust, scale or other contaminants. Insides of all regulating valves must be removed and blank covers provided where necessary. All condensing and water system piping must be washed out with water, thoroughly cleaned

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by flushing water to waste. All strainer screens shall be removed and thoroughly cleaned after flushing. Contractor shall provide a certificate of disinfection together with bacteriological reports prior to final connection to base building system.
39.    Plumbing Connections
Plumbing wet taps may not interrupt service. Forty-eight (48) hours’ notice is to be given to Owner prior to connection.
40.    Parking
Contractor, its employees, and subcontractors shall park their vehicles only in those areas of the parking lot or parking garage designated by Owner for use by contractors (if any). In any case, Contractor parking shall be located as far away from operating businesses during open hours as possible. Contractor shall comply with all rules or regulations applicable to such parking areas. Loading docks are for drop off and unloading only and not for parking. In no event shall Contractor block public access to the parking lot or garage or otherwise disrupt the normal use of the parking facilities without first notifying Owner and obtaining Owner's prior written consent. No vehicles may be parked overnight in the parking facilities without Owner's prior written consent. Washing, waxing, cleaning, and servicing of vehicles in the parking facilities are prohibited. Contractor is responsible for the cost of parking its employees’ vehicles.
41.    Work Schedule
As soon as possible prior to commencement of the work, Contractor shall prepare, and submit for Owner's approval, progress schedules for the work. These progress schedules shall indicate the dates for the starting and completing of the various stages of the work and shall be revised as required by the conditions of the work, subject to Owner's approval.
42.    Signs
Contractor shall not be permitted to post any sign, placard, picture, name, advertisement, or notice visible from the exterior of the Building or the work site at the Building without Owner's prior consent, unless the posting of such sign, placard, or notice is required by law. Such consent may be withheld in Owner's sole discretion.
43.    No Smoking
Smoking of cigarettes, cigars, and pipes is prohibited in all enclosed areas of the Property (i.e., restrooms, utility service rooms, etc.).
44.    No Intoxication
Owner may exclude or expel from the Property any person who, in the judgment of Owner, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any violation of any of the rules or regulations of the Property.
45.    No Improper Conduct
No employee of Contractor, or any of its subcontractors, shall be permitted to dress, or behave or speak in any rude, lewd, suggestive, obnoxious, or inappropriate manner to any occupants or visitors to the Property.
46.    No Loitering
No employee of Contractor or any of its subcontractors shall loiter in any entrance, exits, or common areas or in any way obstruct any sidewalk or driveway.
47.    No Excessive Noise

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Contractor shall ensure that it and each of its employees, subcontractors, and other workers shall perform all work and services in or about the Building in a courteous manner, respectful of the rights and convenience of others, and with the least amount of noise, dust, and vibration possible under the circumstances. Playing of radios or other audio devices is prohibited and these devices are subject to confiscation.
No loud machinery will be used from 8:00 AM to 5:30 PM without express written permission from the Owner.
Noisy work such as hammering, drilling, jack-hammering, chipping, shooting anchors, roto-hammering and other disruptive activity must take place outside of the hours of 8:00 AM - 5:30 PM, Monday through Friday. Marginal activities such as shooting anchors may be performed up to 8:30 AM, between 12:00 noon and 1:00 PM and after 5:00 PM. Contractors must include adequate overtime allowances for these activities in their contract price as exceptions to the above will not be granted.
48.    Hazardous Substances
The following rules concern "Hazardous Substances", which term shall mean any kerosene, gasoline, oils, solvents, paint thinner, acids, caustics, insecticides, pesticides, herbicides, corrosives, flammable explosives, asbestos, PCBs, vinyl chloride, cyanide solutions, urea formaldehyde, waste chemicals, sludge, radioactive materials, infectious or medical waste, or other substance or material that, after release into the environment and upon exposure, ingestion, inhalation or assimilation, either directly from the environment or indirectly by ingestion, through food chains, will or may reasonably be anticipated to cause death, disease, behavior abnormalities, cancer, reproductive harm, or genetic abnormalities:
a.    Contractor shall minimize the use of Hazardous Substances, and avoid any releases of Hazardous Substances into the environment, in performing services or work in or about the Building. If the use of some Hazardous Substance is required in connection with a service or work to be performed in or about the Building, Contractor shall procure and use the least hazardous substance or material suitable for such work or service, which use shall be in compliance with all applicable laws.
b.    Contractor shall not, without Owner's prior written consent, use any Hazardous Substances, or any construction materials containing Hazardous Substances, in or about the Building if the presence of such substances or materials, or the manner in which they are used, will cause or risk causing any exposure for which a warning or disclosure, to any occupant of the Building other than Contractor's own employees and permitted subcontractors, would be required under any applicable federal, state, or local law, ordinance, regulation, or order at any time during the performance of services or work in or about the Building or within six months after the completion of such services or work.
c.    If at any time Contractor shall become aware, or have reasonable cause to believe, that there has occurred or will occur any release of any Hazardous Substance for which a warning or disclosure is or will be required under any applicable federal, state, or local law, ordinance, regulation, or order, Contractor shall immediately upon discovering such condition or suspected condition give notice thereof to Owner. At Owner's request, Contractor shall cooperate with Owner in giving any such required warning or disclosure.
d.    Contractor shall provide Owner with material safety data sheets ("MSDSs") for any chemicals or materials used by Contractor in connection with work at the work site. If MSDSs are not available for any material or item for which applicable law requires the producer or manufacturer to provide an MSDS, Contractor shall obtain from the producer, manufacturer, or vendor appropriate information concerning any Hazardous Substances used in the manufacture of such material or item.
e.    If Owner has identified to Contractor any material located at the site as containing asbestos, PCBs, or other Hazardous Substances, Contractor shall be responsible for satisfying itself and assuring that the procedures specified in its contract are adequate to ensure that no one will be exposed to such Hazardous Substances in connection with or as a result of the performance of any work or services to be performed by or through Contractor. In the event Contractor encounters in or about the Building any other material that Contractor reasonably believes may contain any Hazardous

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Substance that has not been rendered harmless or that might possibly be disturbed or rendered harmful by the work to be performed by Contractor, then Contractor shall immediately so notify Owner and cause all work in the affected area to stop until Contractor receives instructions from Owner as to whether and how to proceed.
f.    In no event shall any work involving the generation of toxic fumes or objectionable odors be permitted or undertaken in occupied areas during Building operating hours or prior to operating hours when fumes, gasses or other emissions cannot be fully exhausted by 8:00 AM. Work of this type shall include, but not be limited to any and all oil-based painting, priming or sealing and any direct glue carpet or wall covering installation.
49.    Other Maintenance, Alterations, and Construction
In the event Owner is aware of asbestos or asbestos-containing material (ACM) that could potentially be disturbed by any work or services to be performed by Contractor in the Building, Owner shall so notify Contractor and make available to Contractor a copy of Owner's operations and maintenance plan regarding such ACM. Contractor shall strictly comply with all precautions and requirements contained in such asbestos operations and maintenance plan. Before any work of any kind may commence, Contractor will familiarize themselves with the Owner's Operations & Maintenance Plan.
50.    Enforcement of Rules and Regulations
Owner shall attempt to enforce these Rules and Regulations equitably, but Owner may waive any one or more of these Rules and Regulations for the benefit of any particular contractor or contractors, but no such waiver by Owner shall be construed as a waiver of such Rules and Regulations in favor of any other contractor or contractors, nor shall any such waiver prevent Owner from thereafter enforcing any such Rules and Regulations against such contractors.
If in the sole judgment of Owner's representative one or more of these rules are being or have been violated, Owner's representative may immediately remedy the deficiency at Contractor's expense and/or hereby levy a fine between $100-$500 per occurrence, based on the severity of the breach and the number of times Contractor has been warned. Such remedy shall be in addition to any other remedies Owner may have under the contract, the Lease, or at law or in equity.
51.    Amendments
Owner reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be desirable for safety or security, for care or cleanliness of the Property, or for the preservation of good order therein. Contractor shall, from and after receipt of written notice thereof, abide by any such additional rules and regulations as may be adopted by Owner.
52.    Contractor Responsible for Others
Contractor shall be responsible for observance of all of the Rules and Regulations by Contractor's employees, agents, subcontractors, suppliers, invitees, and guests.
The below signed Contractor acknowledges the receipt of the Rules and Regulations for Contractor and accepts all the conditions contained therein.

53.    Sustainable Development Contractor Rules and Regulations.
Contractor shall comply with the Sustainable Development Contractor Rules and Regulations attached hereto as Exhibit F-1 and incorporated herein by this reference.
Contractor:

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Firm:        _______________________________

By:        _______________________________ (Sign)

_______________________________ (Print)

Its:        _______________________________ (Title)

Date:        _______________________________

Issued by:______________________    Approved by:______________________

Date:___________________________    Date:_____________________________

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EXHIBIT F-1
SUSTAINABLE DEVELOPMENT
CONTRACTOR RULES AND REGULATIONS
1.    GREEN BUILDING
The general contractor (the “Contractor”) acknowledges that the Building is gold certified pursuant to United States Green Building Council’s (“USGBC”) Leadership in Energy and Environmental Design (“LEED”) for Existing Buildings: Operation and Maintenance (“LEED-EBOM”) rating system. All construction and maintenance methods and procedures, material purchases, and disposal of waste must be in compliance with minimum green building standards and specifications as defined in these Sustainable Development Contractor Rules and Regulations and the latest version of the USGBC’s Existing Buildings Reference Guide. Where there is a difference between the two, the more restrictive shall prevail.
2.    CONSTRUCTION MANAGEMENT PLAN FOR INDOOR AIR QUALITY
Contractor agrees to develop and implement an Indoor Air Quality (IAQ) Management Plan for the construction and occupancy phases of the area being built out as follows:
(a)    During construction, meet or exceed the recommended control measures Design Approaches of the Sheet Metal and Air Conditioning National Contractors Association (SMACNA) IAQ Guidelines for Occupied Buildings Under Construction, 2nd Edition 2007, ANSI/SMACNA 008-2008 (Chapter 3).
(b)    Protect stored on-site or installed absorptive materials from moisture damage.
(c)    If air handlers must be used during construction, filtration media with a Minimum Efficiency Reporting Value (MERV) of 8 must be used at each return air grill, as determined by ASHRAE 52.2-1999
(d)    Replace all filtration media immediately prior to occupancy
(e)    Remove contaminants that may be remaining at the end of the construction period:
(A)    Conduct a minimum two-week building flush-out with new filtration media with 100% outside air after construction ends and prior to occupancy of the affected space. After flush-out, replace the filtration media with new media, except for filters solely processing outside air; or
(B)    After construction ends, conduct a baseline indoor air quality testing procedure for the affected space in the building that demonstrates that the concentration levels for the chemical air contaminants are below specified levels. For each sampling point where the maximum concentration limits are exceeded, conduct a partial building flush-out, for a minimum of two weeks, then retest the specific parameter(s) that were exceeded to indicate the requirements are achieved. Repeat procedure until all requirements have been met.

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3.    OPTIMIZE USE OF IAQ COMPLIANT PRODUCTS
(a)    Contractor agrees to develop an indoor air quality management program and to maintain it in conjunction with all construction projects in the Property as well as ongoing maintenance and repairs of the Premises optimizing and documenting the use of air quality compliant materials inside the Premises to reduce the emissions from materials used in the Premises.
(b)    Ongoing indoor air quality requires the use of low- or no-VOC paints, solvents, adhesives, furniture, and fabrics. Do not exceed the VOC and chemical component limits of Green Seal’s Standard GS-11 requirements.
(c)    Paints used on site shall be low-VOC and are to be brush-applied only; spray painting is not allowed on site. Paints must not exceed the VOC and chemical component limits of Green Seal’s Standard GS-11 requirements: interior non-flat < or = 150 g/L, Interior flat < or = 50 g/L.
(d)    All painting must be completed outside of normal Building hours.
(e)    Carpet must meet the requirements of the CRI Green Label Plus Carpet Testing Program.
(f)    Carpet cushion must meet the requirements of the CRI Green Label Testing Program.
(g)    Composite panels and agrifiber products must not contain added urea-formaldehyde resins. Laminate adhesives used to fabricate on-site and shop applied assemblies containing these laminate adhesives must contain no urea-formaldehyde.
(h)    Documentation of all covered materials purchased and the total cost of these purchases shall be provided. Documentation shall be provided in a format deemed acceptable to Landlord.
4.    WATER USE EFFICIENCY
(a)    Contractor agrees to maintain maximum fixture water efficiency within the Premises to reduce the burden on potable water supply and wastewater systems.
(b)    Fire systems, domestic water systems, and landscape irrigation systems are separate systems and are to be maintained and metered separately. Modifications to the water systems must maintain the integrity of these three systems.
(c)    Irrigation lines are not to be connected to domestic supply lines.
(d)    Faucets, shower heads, toilets and urinals should be low-flow (minimum 1.5 gpf for toilets, 1.8 gpm for faucets and showerheads). The total water efficiency of all interior fixtures shall not exceed 20% above the baseline set by the Energy Policy Act of 1992.
(f)    All water using equipment; appliances and controls must conform to the Property’s then-current standards and practices and be approved by the Property’s chief engineer and/or energy manager.
5.    ENERGY MANAGEMENT

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(a)    Contractor agrees to install, calibrate and operate fundamental Premises’ elements and systems as intended so they can deliver functional and efficient performance and leverage the Premises’ energy management system. Contractor agrees to engage a commissioning authority independent from the design and construction responsibilities as the responsible party for all commissioning activities. All energy-related systems to be included in the commissioning process activities include as a minimum:
(i)    Heating, ventilating, air conditioning and refrigeration (HVAC&R) systems (mechanical and passive) and associated controls.

(ii)    Lighting controls, including daylighting.

(iii)    Domestic hot water systems.

(iv)    Renewable energy systems.
(b)    All energy using equipment, appliances, lamps, ballasts and controls must be state-of-the-art energy efficient and Energy Star rated where available, conform to the Property’s then-current standards for energy management, and tie in to existing Premises and/or Property’s controls and monitoring systems.
(c)    When available, Contractor shall install only ENERGY STAR® qualified equipment and appliances in the Property, including but not limited to lighting, office equipment, commercial and residential quality kitchen equipment, vending and ice machines, and products certified by the U.S. EPA’s Water Sense® program. Documentation shall be provided in a format deemed reasonably acceptable to Landlord.
(d)    Lamps and ballasts, including manufacturer, type, watts, and mercury content are specified and are to be replaced with “like” or better. Contractor shall reduce connected lighting power density below that allowed by ASHRAE/IESNA Standard 90.1-2004 by a minimum of 15%.
(f)    Install daylight responsive controls in all regularly occupied spaces within 15 feet of windows and under skylights. Use occupant adjustable lighting controls.
(g)    All energy-related improvements must be reviewed and approved by the Property’s’ chief engineer and/or energy manager.
6.    PURCHASING
Landlord has a sustainable purchasing policy as part of its sustainability practices. In order to gauge the building’s and the Premises’ performance, it is necessary for contractors to provide information about all material purchases for facility additions and alterations. Landlord will supply a standard formatting for reporting purposes that will include, but not be limited to, data on cost,

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recycled content, salvaged content, FSC-certified wood, rapidly renewable materials, and geographic origin.
7.    REMOVAL OF WASTE MATERIALS
Contractor agrees to provide documentation demonstrating that at least 70% by volume of any and all construction waste were recycled, salvaged or otherwise diverted from landfill and incineration.
8.    HOUSEKEEPING PRACTICES
Contractor agrees to use whole-building cleaning and maintenance practices, using:
(a)    Sustainable cleaning chemicals that meet the Green Seal GS-37 standard
(b)    Use of micro-fiber wipes, dust cloths and dust mops in place of paper wipes (and where paper products are used, use of products that contain at least 30% recycled content and which are recyclable)
(c)    Chemicals for which the GS-37 rating is not applicable, for example, floor finishes and strippers, shall be durable, slip resistant and free of zinc (metal-free) OR GS-40 and/or CCD-147
(d)    Carpet Care Products shall meet the requirements of GS-37 and/or CCD-148
(e)    Proper training of maintenance personnel in the hazards, use, maintenance and disposal of cleaning chemicals, dispensing equipment and packaging
(f)    Use of hand soaps that do not contain antimicrobial agents, except where required by health codes
(g)    Use of cleaning equipment that reduces impacts on IAQ.
Contractor shall provide a copy of a low environmental impact cleaning policy that meets these criteria. Contractor shall provide documentation that this policy has been followed, showing:
(a)    Specifications for chemicals used
(b)    Dates and activities associated with cleaning maintenance
(c)    Dates and outline of cleaning worker training.
9.    MATERIAL SAFETY DATA SHEETS (MSDS)
Contractor agrees to provide the Property’s manager with at least 72 hours advance notice of all chemicals to be used on site through written notice and delivery of MSDS sheets.

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EXHIBIT G
TENANT ESTOPPEL CERTIFICATE
The undersigned, as Tenant under that certain Lease Agreement (the “Lease”) made and entered into as of _________________, 201__ and between GLL BIT FREMONT STREET PARTNERS, L.P., a limited partnership organized under the laws of California, as Landlord, and the undersigned as Tenant, for Premises on the _________ floor[s] of the Building located at 199 Fremont Street, San Francisco, California, hereby certifies as follows:
1.    Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto, consisting of the following: ____________________. The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises. All capitalized terms used but not defined herein shall have the meaning given such terms in the Lease.
2.    The undersigned has commenced occupancy of the Premises described in the Lease and currently occupies the Premises.
3.    The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.
4.    Tenant currently occupies the Premises described in the Lease, and Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows: _____________________.
5.    Tenant has not voluntarily prepaid any amounts owing under the Lease to Landlord in excess of thirty (30) days.
6.    The Term commenced on __________________, 20__ and the Term expires, excluding any renewal options, on _____________________, 20__, and Tenant has no option to purchase all or any part of the Premises or the Building or, except as expressly set forth in the Lease, any option to terminate or cancel the Lease.
7.    The Premises consist of _______ rentable square feet.
8.    All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and, to Tenant’s knowledge, Landlord is not in default thereunder.
9.    All monthly installments of Minimum Monthly Rent, all Operating Expenses, Taxes and Assessments and all monthly installments of estimated Operating Expenses, Taxes and Assessments have been paid when due through ______________. The current monthly installment of Minimum Monthly Rent is $___________.

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10.    No rental has been paid in advance and no security has been deposited with Landlord except as provided in the Lease, except as follows:                                                                 .
11.    As of the date hereof, there are no existing defenses or offsets that the undersigned has which preclude enforcement of the Lease by Landlord.
12.    The undersigned acknowledges that this Estoppel Certificate may be delivered to Landlord, Landlord’s existing or prospective mortgagee, or a prospective purchaser, and their respective successors and assigns, and acknowledges that all such persons or entities will be relying upon the statements contained herein.
13.    If Tenant is a corporation, limited liability company, partnership or other entity, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the state in which the Building is located and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.
Executed at __________________ on the _____ day of ______________, 20___.
Tenant:
,
a
By:
Print Name:
Title:

2

EXHIBIT H
JANITORIAL SPECIFICATIONS

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All nightly cleaning services shall be performed five (5) nights per week, Monday through Friday. Nightly cleaning operations will begin after 6:00 p.m.

6. **Supervision**

The Contractor shall employ a competent Supervisor FOR 199 Fremont Street and place a qualified foreperson in the building. The foreperson, under the direction of the Supervisor, shall capably supervise the night cleaning.

7. **Supervisor Hours and Duties**

The Supervisor shall begin each workday by first checking the complaint log which will be left in the Property Management Office nightly, so that any complaints registered that day can be corrected as expeditiously as possible. In addition to reviewing all complaints logged with the property management's office, a log of all specified quarterly, semi-annual and annual items stipulated in these specifications will be prepared by the Contractor. The implementation of such items is to be coordinated and scheduled with building management. It is also understood that it is the foreperson's responsibility to maintain minimum use of lights during cleaning periods.

8. **Storage**

a. Client shall provide Contractor with space on the premises for storage of cleaning materials, implements and machinery and for locker and changing areas. Full-length lockers, table, chairs, receptacles, locking key cabinet, mirrors and other such items as Client may request from time to time, to be supplied by Contractor at Contractor's expense.

b. Contractor shall maintain an area in the housekeeping room for the use of its supervisor, and shall install and maintain telephone service to this office at Contractor's expense. Any office furniture, machines and miscellaneous materials as may be required for the operation of this office shall be supplied at Contractor's expense. Client shall provide space for this office at no cost to Contractor; however, Client reserves the right to change or relocate such space.

B. **EXTERIOR**

1. **Daily:**

a. **Plaza Area:** Cleaning of the plaza will begin at 6:00 a.m. All pavers and sidewalks in and around the plaza will be swept. Waste receptacles will be emptied and liners replaced. Benches will be wiped with a damp cloth. Drains will be cleaned and rinsed. Standpipe

199FremontStreetCleaningSpec 2 7/19/2005

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will be polished and all inoperative lights will be reported to the Property Management office.

b. **Garage Ramp:** Sweep garage ramp, remove spots, and clean drain.

c. **Sidewalks:** Sweep all sidewalks on all three sides of the building. Remove all debris from all planted areas around the building. Report all broken windows and burned out light bulbs under the soffit area to the Property Management office. Clean all debris from accessible tree wells.

d. **Other Items:** Report all incidents of graffiti observed on exterior of the building directly to the Property Management office.

2. **Weekly:**

a. **Plaza Area and Sidewalks:** Wash down plaza and sidewalks located on all three sides of the building and plaza area with floor scrubber machine. Remove all water stains from building exterior, panels, doors, and window surfaces after washing and cleaning of sidewalks.

b. **Water Drains:** Clean the long drain located at the loading dock and garage ramp.

c. **Columns:** Wipe down granite columns with a soft treated cloth.

e. **Light Receptacles:** Using a "Webster" duster, brush light fixtures so as to remove all dust, dirt, and cobwebs.

3. **Monthly:**

a. **Plaza:** Wash and wipe lamp globes in plaza area.

b. **Soffit Lights:** Using a "Webster" duster, brush clean light fixtures under the soffit on all four sides of the building.

c. **Signage:** Using an approved brass polish, clean and hand buff all brass plaza signage. Use care not to contaminate adjacent areas with polish.

4. **Quarterly:**

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a. **Plaza Area and Sidewalks:** Wash down plaza areas, sidewalks and planters located on all three sides of the building and plaza area with high pressure water. Remove all water stains from building exterior, panels, doors and window surfaces after washing and cleaning sidewalks.

c. **GROUND FLOOR LOBBY**

1. **Nightly:**

a. **Carpeted Floors:** All carpeted floors will be vacuumed nightly. Vacuuming in this area includes nightly edging along baseboards and moving of small furniture. All furniture and fixtures to be returned to their original position when vacuuming is finished. Carpet will be spot-cleaned where necessary.

b. **Uncarpeted Floors:** Hard-surfaced floors are to be dust mopped and/or damp mopped, using either a treated mop or buffer to remove all loose dirt and grit, and then wet mopped with clean water and approved cleaner and dried. All mop marks and water splashes will be removed from walls, baseboards, and furniture, and all furniture and fixtures returned to their original position when mopping is completed.

c. **Walls and Doors:** All walls, doors and jambs will be spot-cleaned to remove all finger marks, smudges and spills.

d. **Lobby Glass:** All glass windows, doors, walls and jambs will be spot-cleaned to remove all finger marks, smudges and spills.

e. **Security Console:** To be wiped using a treated dust cloth paying particular attention to the surfaces near the floor.

f. **Miscellaneous Metal Work:** All metal work, such as door hardware and frames, metal lettering, etc., will be wiped clean and polished and left in a bright condition, free of all dust streaks.

g. **Elevator Doors and Saddles:** Elevator doors will be wiped down and polished, and left in a bright condition free of all dust and streaks using Windex and a soft rag and wiping in the direction of the grain. Elevator saddles will be wiped clean and all dirt and debris removed from door tracks inside and outside elevator cabs, using vacuum crevice tool. Spills and smudges will be removed so that the saddles and tracks are left in a bright, clean condition.

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h. **Cigarette Urns:** Clean all cigarette urns, removing all debris nightly as necessary. Clean containers as required.

i. **Dusting:** All horizontal surfaces, including furniture tops, and art rock within reach, are to be dusted nightly, using treated dust cloths. No feather dusters will be allowed.

j. **Lobby Displays:** Miscellaneous lobby displays will be cleaned from time to time as Property Manager requests.

2. **Weekly:**

a. **Carpeted Floors:** Carpeted floors are to be vacuumed, using pile lifter to remove all embedded dirt and grit. This operation will include the same edging and detailing required for nightly vacuuming. Carpeted floors will also be cleaned by Chem-Dry Spin Bonnet method.

b. **Uncarpeted Floors:** Same as daily maintenance. Remove spots as needed with approved cleaner.

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3. **Monthly:**

a. **Uncarpeted Floors:** Same as weekly maintenance. Remove spots with approved cleaner as needed.

b. **Carpeted Floors:** All carpeted floors will be shampooed to remove any spots, stains or other spills, and be left in a uniformly clean condition. Any spots not removable by normal shampooing will be reported to the Property Manager.

c. **High Dusting:** Dust all horizontal surfaces and ledges that are not accessible for normal daily dusting.

4. **Quarterly:**

a. **Walls:** All walls are to be washed down with clean water and wiped clean and dry, leaving no streaks, smudges, dust or stains. Walls shall have uniformly bright and clean appearance when completed. (Such cleaning, as necessary, will be performed annually.) All wood walls, doors and frames will be thoroughly washed, as needed, with clear water and wiped clean and dry. All nicks and scratches beyond routine touch-up will be reported to the Property Manager for repair. When completed, the surfaces shall have a uniformly clean appearance.

b. **Air Diffusers and Light Fixtures:** All air diffusers will be thoroughly washed and wiped clean.

E. **PUBLIC AREAS:** Including Below Grade, Parking Lobby, Exercise Room, Weight Room, Shower Room and Ground Lobby Levels (Including, but not limited to, elevator lobbies, stairwells and all heavy traffic areas).

1. **Nightly:**

a. **Carpeted Floors:** All carpeted floors and base are to be vacuumed and edged with a small broom or edging tools moving all sand urns, furniture and accessories. Baseboards will be wiped and cleaned after vacuuming. Carpet and baseboards will be spot-cleaned where necessary.

b. **Uncarpeted Floors:** Al hard surfaced floors are to be mopped with a treated dust mop and buffed as needed to maintain uniformly bright appearance, with particular attention to edges, corners and behind doors. Concrete or VAT floor to be lightly washed and buffed. All spills and stains will be removed with damp mop or cloth. Baseboards will be wiped down with treated dust cloth.

c. **Walls:** All walls will be spot-cleaned to remove all smudges, stains and hand marks, using only clean

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water, or mild cleansing agent where necessary. When soap or cleaner is used, the wall will be rinsed with clean water and dried. No abrasive cleaner to be used.

d. **Door and Jambs:** All doors and jambs will be spot-cleaned to remove any hand marks, stains, spills or smudges. Use only clean water or mild cleansing agent where necessary. Rinse with clean water and dry. Door edges and jambs will be dusted where necessary. When completed, doors and jambs shall have a uniformly clean appearance.

e. **Glass Doors and Partitions:** All glass doors and partitions, including any directory glass, will be spot cleaned to remove any finger marks, smudges or stains and will be left in a uniformly bright, clean condition.

f. **Miscellaneous Metal Work:** All metal work, such door hardware and frames, metal lettering, and other metal accessories will be wiped clean and polished, and left in uniformly clean and bright condition, free of all dust and streaks.

g. **Elevator Doors and Saddles:** Elevator doors and frames will be wiped down and polished, removing all dust, marks and stains and left in a uniformly clean and bright condition using Windex and a soft rag and wiping in the direction of the grain. Elevator saddles will be wiped clean and all dirt and debris removed from door tracks; tracks are to be left in a bright, clean condition.

h. **Cigarette Urns:** Clean all cigarette urns, removing all debris. Clean containers as required.

i. **Dusting:** Dust all furniture, accessories, ledges and all other horizontal surfaces, using a treated dust cloth. No feather dusters will be allowed. All surfaces to be left in a clean, dust free condition. Spot clean as necessary.

j. **Furniture and Miscellaneous:** All furniture is to be wiped, using a treated dust cloth, paying particular attention to legs and surfaces near the floor. Vinyl or leather surfaces to be dusted and spot cleaned where necessary; cloth to be vacuumed as necessary.

2. **Weekly:**

a. **Uncarpeted Floors:** All hard surfaced floors will be wet mopped, dried and spray buffed. All wax marks will be removed from baseboard. Floors and baseboards to be left in a uniformly bright, clean condition.

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b. **Carpeted Floors:** All carpeted floors will be vacuumed, using a pile lifter to remove all embedded dirt and grit and restore pile to uniformly upright condition.

Elevator lobbies of each floor, if carpeted, will be cleaned weekly by Chem-Dry Spin Bonnet method.

c. **Glass Partitions and Doors:** All interior glass (excluding perimeter windows) will be thoroughly cleaned and left in a uniformly bright, clean condition.

3. **Monthly:**

a. **Uncarpeted Floors:** All hard surfaced floors are to be stripped, removing all wax or other coatings, down to the bare, clean and dry floor surface, removing any marks or stains. Floors will then be refinished and polished, and left in a uniformly bright, clean condition. All finish spills and splashes will be completely removed from baseboards, walls, doors, and frames.

b. **High Dusting:** All high dusting beyond the reach of the normal day to day dusting will be accomplished monthly. This will include, but not be limited to, all ledges, charts, picture frames, graphs, air diffusers and other horizontal surfaces.

c. **Doors and Jambs:** All painted doors and jambs will be washed down with clean water, using a mild cleaning agent where necessary, rinsed with clean water and dried, leaving no streaks, marks or smudges.

d. **Air diffusers:** All air diffusers will be thoroughly washed and dried and left in clean condition.

F. **ELEVATORS** (Below and Above Grades)

1. **Nightly:**

a. **Floors:** If carpeted, all elevator carpets will be vacuumed and spot cleaned nightly, using particular care to clean in corners and along edges. If stone floors, follow instructions provided by Owner. If resilient, or other hard floor, floors to be swept and damp mopped as required.

b. **Saddles:** All saddles and door tracks will be wiped clean, removing all dirt and stains and all dirt and debris removed from door tracks, using vacuum and edging tool. Saddles and tracks will be left in a uniformly bright, clean condition.

c. **Wall and Metal Work:** All marks, streaks and smudges will be removed and all walls, doors, jambs or other

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metal surfaces as may apply will be wiped down and polished to a uniformly clean and bright appearance, including door jambs, edges and ceiling grills. Any damage to elevator surfaces to be reported to Property Manager.

d. **Wood Paneling:** The wood paneling will require special attention. Please discuss your recommendations and approved cleaner with Property Manager prior to applying any cleaning or finish material for wood panels.

2. **Weekly:**

a. **Floors:** If carpeted, elevator carpets will be cleaned by Chem-Dry Spin Bonnet method to maintain even appearance.

3. **Monthly:**

a. **Floors:** If carpeted, elevator carpets will be de-staticized no less than once per month as required by Property Manager, and flame proofed, if and as required by law. If stone floor, follow instructions provided by Owner. If resilient floor, floors to be stripped, buffed and rewaxed as necessary, but not less than twice per month.

b. **Dusting:** Ceiling grills and light lenses will be removed, dusted and wiped clean and reinstalled. All high dusting will be done at this time.

c. **Uncarpeted Floors:** All hard-surfaced floors are to be stripped, removing all finish or other coatings, down to the bare, clean and dry floor surface, removing any marks or stains. Floor will then be refinished and polished and left in a uniformly bright, clean condition. All wax spills and splashes will be completely removed from baseboards, walls, doors and frames.

G. REST ROOMS

1. **Nightly:**

a. **Floor and Tile:** Floors will be swept clean and wet mopped, using a germicidal detergent approved by Property Manager. The floors will then be mopped dry and all water marks and stains wiped from walls and metal partition bases, paying particular attention to corners.

b. **Metal Fixtures:** Wash and polish all mirrors, powder shelves, bright work (including exposed piping below wash basins and behind toilet fixtures), towel dispensers, receptacles and any other metal accessories. Mirrors will be cleaned and polished.

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Contractor shall use only non-abrasive, non-acidic materials to avoid damage to metal fixtures.

c. **Ceramic Fixtures:** Scour, wash and disinfect all basins, including faucet handles, bowls and urinals with approved germicidal detergent solution, including tile walls near urinals. Special care must be taken to inspect and clean areas of difficult access, such as underside of toilet bowl rings and urinals to prevent build-up of calcium and iron oxide deposits. Wash both sides of all toilet seats with approved germicidal solution and wipe dry. Toilet seats to be left in an upright position.

d. **Walls and Metal Partitions:** Damp wipe all metal toilet partitions and tiled walls, using approved germicidal solution. All surfaces are to be wiped dry so that all wipe marks are removed and surface has a uniformly bright appearance. Dust the top edges of all partitions, ledges and mirror tops.

e. **Furniture and Miscellaneous:** All furniture is to be wiped, using a treated dust cloth, paying particular attention to legs and surfaces near the floor. Vinyl or leather surfaces to be dusted and spot cleaned where necessary. Cloth to be vacuumed as necessary.

f. **General:** It is the intention of this specification to keep lavatories thoroughly clean and not to use disinfectant to mask odors. Odorless disinfectants shall be used. Remove all waste paper and refuse, including soiled sanitary napkins; receptacles are to be thoroughly cleaned and washed, and new liners installed. Fill toilet tissue holders, seat cover containers, soap and hand lotion dispensers, towel dispensers, Kleenex dispensers, and sanitary napkin vending dispensers and maintain the operation of same. All rest room supplies to be furnished by Property Manager at Manager's expense. The filling of such dispensers to be in such quantity as to last the entire business day, whenever possible.

2. **Weekly:**

a. **Floors:** All rest room floors will be machine scrubbed, using a germicidal solution, detergent and water. After scrubbing, floors will be rinsed with clear water and dried. All water marks will be removed from walls, partitions and fixtures. If directed by Property Manager, an approved floor finish will be applied and buffed.

b. **Floor Drains:** Clean, disinfect and fill with water at least weekly.

3. **Monthly:**

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a. **Walls and Metal Partitions and Washable Ceiling:** Wash with water and germicidal solution. Wipe dirt and polish to a uniformly bright clean condition.

4. **Quarterly:**

a. **Light Fixtures and Ceiling Grills:** Remove light lenses and ceiling grills. Wash thoroughly, dry, and replace. This will be done as often as necessary, but not less often than quarterly.

H. **TENANT AREAS**

1. **Nightly:**

a. **Carpeted Floors:** All carpeted floors will be vacuumed daily, moving all light furniture such as chairs and cigarette stands. All furniture will be returned to its original position. Vacuum under all desks and large furniture where possible.

b. **Uncarpeted Floors:** All hard-surfaced floors will be dust mopped nightly, using a treated dust mop, moving all light furniture. All furniture will be returned to its original position. Dust mop under all desks and large furniture where possible. Spot clean where necessary to remove spills and smudges and buff as necessary.

c. **Dusting and Cleaning:** Wipe all furniture tops, legs and sides, wipe clean telephone, moving lamps, ash trays and other accessories. Wipe all horizontal surfaces within reach, including window ledges, baseboards, ledge moldings and sills on glass and banker-type partitions. No feather dusters will be allowed. Papers left on desk tops will not be moved. Coffee cups clearly left as waste shall be discarded.

d. **Furniture and Accessories:** Spot clean all furniture if necessary, file cabinets, telephone and finger marks. Wash blackboards and chalk trays. Empty all wastebaskets and replace liners. Liners to be provided by Manager.

e. **Doors and Walls:** All doors, walls, window mullions, and glass partitions will be spot cleaned to remove streaks, smudges, finger marks, spill and stains, paying particular attention to walls around switch plates and door jambs and doors around knobs and opening edges.

f. **Trash Removal:** All trash from wastebaskets, ash trays, and other debris will be removed from the premises and deposited in the trash container, and wastebasket liners replaced as needed.

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2. **Weekly:**

   a. **Carpeted Floors:** All carpeted floors will be edged with a small broom or other edging tool, paying particular attention to corners, behind doors and around furniture legs and bases. Baseboards will be wiped with a treated dust cloth.

   b. **Furniture:** Wipe with treated dust cloth all chair legs and rungs, furniture legs, and other areas of furniture and accessories not dusted during the nightly dusting. No feather duster will be allowed.

3. **Monthly:**

   a. **Uncarpeted Floors:** All hard-floored floors in heavy traffic areas will be buffed with an electric rotary buffing machine as necessary. All finish marks will be removed from baseboards, doors and frames.

   b. **High Dusting:** All horizontal surfaces and ledges, such as picture frames, etc., ceiling air diffuser grills, etc., that are beyond the reach of normal nightly dusting, will be dusted monthly using a treated dust cloth. No feather duster will be allowed.

   c. **Glass Partitions and Doors:** All glass doors and partitions will be thoroughly washed, dried and polished, leaving a uniformly clean, bright condition. All water marks and stains will be wiped from adjoining surfaces.

4. **Bi-Monthly:** (Every 60 Days)

   a. **Carpeted Floors:** All carpeted floors will be vacuumed, using a pile lifter to restore pile to its original upright condition and remove all embedded dirt and grit. Heavy traffic areas may require pile-lifting more often, if necessary, to maintain presentable condition of the carpet.

   b. **Uncarpeted Floors:** All hard-surfaced floors will be completely stripped, removing all finish down to the bare, clean floor. After the floors have been mopped, rinsed and dried, they will be refinished and machine polished to a uniformly bright, clean appearance. All wax spills and splashes will be removed from baseboards, doors, jambs and walls.

   c. **Wastebasket:** As requested by Property Manager, thoroughly wash wastebaskets inside and out, dry and return to their original position.

5. **Annually:**

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a. **Carpeted Floors:** All carpeted floors will be cleaned by Chem-Dry Spin Bonnet method.

b. **Window Coverings:** If levelors, all blinds, window mullions and ledges will be dusted thoroughly.

I. BELOW GRADE AREAS

1. **Nightly:**

a. **Carpeted Floors:** All carpeted floors will be vacuumed daily, moving all light furniture such as chairs and cigarette stands. All furniture will be returned to its original position. Vacuum under all desks and large furniture where possible.

b. **Uncarpeted Floors:** All hard-surfaced floors will be dust mopped nightly, using a treated dust mop, moving all light furniture. All furniture will be returned to its original position. Dust mop under all desks and large furniture where possible. Spot clean where necessary to remove spills and smudges and buff as necessary.

c. **Dusting and Cleaning:** Wipe all furniture tops, legs and sides, wipe clean telephone, moving lamps, and trays and other accessories. Wipe all horizontal surfaces within reach, including window ledges, baseboards, ledge moldings and sills on glass and banker-type partitions. No feather dusters will be allowed. Papers left on desk tops will not be moved. Coffee cups clearly left as waste shall be discarded.

d. **Furniture and Accessories:** Spot clean all furniture if necessary, file cabinets, telephone and finger marks. Wash blackboards and chalk trays. Empty all wastebaskets and replace liners. Liners to be provided by Manager.

e. **Doors and Walls:** All doors, jambs, walls, window mullions, and glass partitions will be spot cleaned to remove streaks, smudges, finger marks, spill and stains, paying particular attention to walls around switch plates and door jambs and doors around knobs and opening edges.

f. **Trash Removal:** All trash from wastebaskets, ash trays, and other debris will be removed from the premises and deposited in the trash container, and wastebasket liners replaced as needed.

g. **Service Elevator Doors and Saddles:** Elevator doors will be wiped down and polished, and left in a bright condition, free of all suds and streaks. Elevator saddles will be wiped clean and all dirt and debris

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removed from door tracks, using vacuum and edging tool. Spills and smudges will be removed so that the saddles and tracks are left in a bright, clean condition.

h. **Cigarette Urns:** Clean all cigarette urns, removing all debris. Clean containers as required.

2. **Weekly:**

a. **Carpeted Floors:** All carpeted floors will be edged with a small broom or other edging tool, paying particular attention to corners, behind doors and around furniture legs and bases. Baseboards will be wiped with a treated dust cloth.

b. **Furniture:** Wipe with treated dust cloth all chair legs and rungs, furniture legs, and other areas of furniture and accessories not dusted during the nightly dusting. No feather dusters will be allowed.

c. **Service Elevator in Trash Room:** Sweep elevator cab floors and elevator landing at plaza level of dirt and debris.

3. **Monthly:**

a. **Uncarpeted Floors:** All hard-surfaced floors in heavy traffic areas will be buffed with an electric rotary buffing machine as necessary. All finish marks will be removed from baseboards, doors and frames.

b. **High Dusting:** All horizontal surfaces and ledges, such as picture frames, ceiling air diffuser grills, etc., that are beyond the reach of normal nightly dusting, will be dusted monthly using a treated dust cloth. No feather duster will be allowed.

4. **Bi-Monthly:** (Every 60 Days)

a. **Carpeted Floors:** All carpeted floors will be vacuumed, using a pile lifter to restore pile to its original upright condition and remove all embedded dirt and grit. Heavy traffic areas may require pile-lifting more often, if necessary, to maintain presentable condition of the carpet.

b. **Uncarpeted Floors:** All hard-surfaced floors will be completely stripped, removing all finish down to the bare, clean floor. After the floors have been mopped, rinsed and dried, they will be refinished and machine polished to a uniformly bright, clean appearance. All wax spills and splashes will be removed from baseboards, doors, jambs and walls.

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c. **Wastebaskets:** As requested by Property Manager, thoroughly wash wastebaskets inside and out, dry and return to their original position.

J. **JANITORS STORAGE ROOMS**

All janitor storage rooms, and work areas provided by building for use of Contractor personnel, will be kept in a neat, clean orderly condition at all times. Before leaving the premises each night, all of the service areas will be dust mopped, and spot cleaned, where necessary, and dusted. Tile floors will be stripped and waxed, as necessary, but no less often than every sixty days. Concrete floors will be initially sealed, dust mopped nightly, and wet mopped monthly. All doors and walls will be spot cleaned nightly.

K. **TENANT STORAGE AREAS**

All concrete floors will be initially mopped and sealed with approved concrete sealer. Thereafter, storage areas and adjacent corridors (not lockers) will be kept in a neat, clean and orderly condition, free of dirt, dust and debris. These areas will be checked daily and swept, as necessary, but not less often than once per week. Any discrepancies, safety or fire hazards will be reported to the Chief Engineer and Property Manager.

L. **MECHANICAL ROOMS**

All concrete floors in the mechanical rooms will be swept and mopped as directed by the Property Manager, but will not exceed four times a year.

M. **STAIRWELLS**

1. **Daily:** (Above and Below Grade)

   a. **Uncarpeted Basement:** All uncarpeted stairs, treads, and landings will be swept with a treated dust mop daily and spot cleaned, as necessary, to remove all spills, stains, and litter.

   b. **Spot Cleaning:** All doors, jambs and walls will be spot cleaned daily to remove all finger marks, smudges and stains.

2. **Weekly:** (Above and Below Grade)

   Uncarpeted Stairs and Landings: All hard-surfaced floors will be machine buffed, using an electric rotary buffing machine to obtain maximum shine. New wax will be added as necessary.

3. **Monthly:** (Above and Below Grade)

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a. **Mopping:** All uncarpeted stairs and landings will be wet mopped and dried, monthly.

b. **Dusting:** All risers, hand rails, stringers, baseboards, light fixtures and all horizontal ledges and surfaces will be wiped with a treated dust cloth.

4. **Quarterly:**

a. **High Dusting:** All high dusting, including but not limited to door closures and all other surfaces not reached during normal dusting operations, will be dusted or cleaned, as necessary, but not less often than each three months.

5. **Annually:**

a. **Concrete Stairs and Landings:** Stairs and landings of all three stairwells (North, South and Central) will be machine scrubbed, using an electric rotary buffing machine to clean off dust and stains.

N. **INITIAL CLEAN-UP**

1. **Tenant Areas:**

Prior to tenant occupancy of new or remodeled space, Contractor shall render a thorough initial cleaning of all newly constructed and rented space, including dusting, sweeping, vacuuming, polishing of metal and bright work, windows and mullions, removal of plaster, dust and construction debris so that the premises shall be left clean, orderly, and in proper condition at no charge to building or Tenant.

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2. **Rest Rooms**

Contractor shall perform a thorough initial cleaning of all rest room floors, walls, partitions, fixtures and bright work as they are placed in operation, at no cost to building. No acid materials will be used.

O. **EXECUTIVE SUITES**

It is the intention here to emphasize the importance of accomplishing all of the specifications cited in Section "H. Tenant Areas"; however, very close supervision and follow-up will be required to insure the highest quality and standards established are maintained. All stated requirements and those requested from time to time must be completed in a responsive and professional manner. Special attention to detail must be given to any task assigned in the executive areas.

1. **Nightly:** All specifications as listed in Section "H. Tenant Areas" above apply with special attention to detail required.

2. **Monthly:** All carpeting will be cleaned by Chem-Dry Spin Bonnet method.

3. **Annually:** All wood paneling will be cleaned and treated with an approved wood preservative. No materials are to be used on wood panel surfaces without prior approval of the Property Manager.

P. **RETAIL GROUND FLOOR SPACE**

Retail ground floor tenants are not included in the ground floor specifications. Property Manager shall assist contractor in obtaining the contract for the cleaning of these areas. Contractor to specify a cost per square foot for this area in their bid.

S. **TRASH RETENTION**

Certain of the Building's tenants may require that office trash be held for specific periods prior to removal from the Building. Contractor shall label and store said trash as instructed by Property Manager from time to time. There shall be no additional charge to Property Manager for such storage unless agreed to in writing by the parties hereto.

T. **STANDARDS**

The following standards shall be used in evaluating custodial services:

1. **Dusting**

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A properly dusted surface is free of all dirt and dust, dust streaks, lint and cobwebs.

2. **Plumbing Fixture and Dispenser Cleaning**

Plumbing fixtures and dispensers are clean when free of all deposits and stains so that item is left without dust streaks, film, odor or stains.

3. **Sweeping**

A properly swept floor is free of all dirt, dust, grit, lint, debris, except embedded dirt and grit.

4. **Spot Cleaning**

A surface adequately spot cleaned is free of all stains, deposits, and is substantially free of cleaning marks.

5. **Damp Mopping**

A satisfactorily damp mopped floor is without dirt, dust, marks, film, streaks, debris or standing water.

6. **Metal Cleaning**

All cleaned metal surfaces are without deposits or tarnish, with a uniformly bright appearance, and the cleaner is removed from adjacent surfaces.

7. **Glass Cleaning**

Glass is clean when all glass surfaces are without streaks, film deposits, and stains, and has uniformly bright appearance and adjacent surfaces have been wiped clean.

8. **Wax Removal**

Wax removal is accomplished when surfaces have all wax removed down to floor material, floor is left free of all dirt, stains, deposits, debris, cleaning solution and standing water, and the floor has a uniform appearance when dry. Plain water rinse and pick up must follow wax removal operation immediately.

9. **Scrubbing**

Scrubbing is satisfactorily performed when all surfaces are without embedded dirt, cleaning solution, film, debris, stains and marks, standing water and the floor has a uniformly clean appearance. A plain water rinse must follow the scrubbing process immediately.

10. **Light Fixture Cleaning**

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Light fixtures are clean when all components, including bulbs and tubes, are without insects, dirt, lint, film, and streaks. All lenses removed must be reinstalled immediately.

U. **EQUIPMENT**

The contractor will provide all equipment necessary for the cleaning for the Project in accordance with the intent and the letter of the specification. All cleaning equipment shall be of the latest type consistent with good cleaning practices. All equipment shall be kept in first class working order at all times and shall be replaced when obsolete or defective as determined by Client. All equipment shall be kept in a clean and neat condition at all times. Any modification to equipment required to prevent damage to any of the architectural finishes of the Project will be accomplished at the direction of Client at no additional cost to the Project.

V. **SUPPLIES**

All supplies required for the effective cleaning and maintenance of the Project in accordance with the specifications will be supplied by the Contractor. Such supplies shall include, but are not limited to, cleaning solutions, wax, disinfectants and rags. Plastic liners for all tenant receptacles, common areas and Rest Room receptacles will be supplied by Client, as will washroom supplies (i.e., toilet tissue, hand towels, seat covers and hand soap) be supplied by the Client.

W. **UNIFORMS**

Contractor will provide uniforms for all employees and assign each employee with a "clip on" badge, which will indicate thereon the address of the building and the status of the employees. New uniforms shall be provided each year. Client shall have the right to review all uniforms before selection. Sufficient cleaning and mending service shall be provided to allow personnel to look neat at all times. All such services will be included in the initial bid price.

X. **GENERAL PROCEDURES**

The following general procedures will be followed by all janitorial personnel:

1. Report all damage, breakage, and/or apparent plumbing or electrical problems to Client immediately.
2. Become familiar with the building emergency telephone list.
3. Report any evidence of security breaches to Client immediately.
4. Maintain all janitors' closets, slop sinks and storerooms in a safe and clean condition at all times.

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5. Lock all entrance doors during the entire cleaning operation. Only the cleaner assigned to clean each tenant suite and supervisory staff are to be admitted to the respective tenant areas.

6. Close all mini-blinds and draperies upon entering the suite.

7. Close all perimeter office doors after cleaning to prevent excessive heat gain or heat loss in the interior spaces.

8. Secure all lighting as soon as possible each night.

9. Wall Washing

   After cleaning the surfaces of the walls, ceiling, exposed pipes and equipment, all surfaces should have a uniformly clean appearance, free from dirt, stains, streaks, lint and cleaning marks. Painted surfaces must not be unduly damaged. Hard finish wainscot or glazed ceramic tile surfaces must be bright, free of film, streaks and deposits.

10. Buffing of Waxed Surfaces

    All waxed areas will be buffed sufficiently for maximum gloss, removal of surface dirt, and have a uniform appearance.

11. As used in this cleaning specification, "Approved Product" or "Approved Cleaner" shall mean a product or cleaner approved in writing by Client prior to Contractor's use of product or cleaner in the Building. Under no circumstances shall Contractor use cleaning products containing bleach.

Y. DAY PERSONS DUTIES

1. **Plaza:** Cleaning of plaza will begin at 6:00 a.m. Monday through Friday. Sweep all pavers and sidewalks in and around plaza area. Empty all trash containers and pick up all debris in flower beds and containers.

2. **Garage Ramp:** Sweep garage ramp, remove spots and clean drain.

3. **Sidewalks:** Sweep all sidewalks around building and remove debris from all flower containers around building and areas at base of trees on sidewalks.

4. **Elevators:** Vacuum all elevators a minimum of twice daily and spot wipe doors, door tracks and inside panels.

5. **Cigarette Urns:** Empty and clean all cigarette urns minimum of twice a day.

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6. **Rest Rooms:** All the rest rooms must be checked and serviced a minimum of twice a day.

8. **Light Bulb Replacement:** When requested by Office of the Property Manager, defective light bulbs will be replaced; if after replacement they still do not operate, then this will be reported to the Property Manager.

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SCHEDULE 1
Hardware Lab Substances

Isopropyl alcohol (99%)
Machine Oil
Epoxy, various types
Rosin flux, for electrical rework
Acrylic solvent
Urea
Lactic Acid (85%)
Sodium Hydroxide
Mineral Spirits
Spray Paint
Spray Adhesives
Paint thinner
Acetone
Household cleaners (409, bleach, etc)

1